As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-164703

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust III, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	27-1627696
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust III, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☐	Smaller Reporting Company	☒
(Do not check if smaller reporting company)

Explanatory Note

The Registrant hereby amends this post-effective amendment to the above referenced registration statement (file no. 333-146703) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this post-effective amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the post-effective amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 2 consists of the following:

1.	The Registrant’s final form of prospectus dated October 26, 2010.

2.	Supplement No. 7 and Supplement No. 8, both dated April 13, 2011, to the Registrant’s prospectus dated October 26, 2010, included herewith. Supplement No. 7 and Supplement No. 8 supersede and replace all prior supplements to the prospectus.

3.	Part II, included herewith.

4.	Signature, included herewith.

KBS REAL ESTATE INVESTMENT TRUST III, INC.
Maximum Offering of 280,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock

KBS Real Estate Investment Trust III, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year that will end December 31, 2011. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in and origination of real estate-related assets. The real estate-related assets in which we may invest include mortgage, mezzanine, bridge and other loans; debt securities, including securities issued by other real estate companies and mortgage-backed securities; equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; and certain types of illiquid securities.

We are offering up to 200,000,000 shares of common stock in our primary offering for $10.00 per share, with discounts available to some categories of investors. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 24 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

Our charter does not require us to liquidate our assets and dissolve by a specified date, nor does our charter require us to list our shares for trading by a specified date. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history and our total assets consist of $200,000 of cash.
•	We are considered to be a blind pool because we have not identified any investments to make with proceeds from this offering.
•	We have not established the offering price on an independent basis and it bears no relationship to the value of our assets.
•

All of our executive officers, some of our directors and other key professionals are also officers, managers, directors, key professionals and/or holders of an interest in our advisor, our dealer manager and other KBS entities. As such, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors. Fees we pay our advisor in connection with the acquisition or origination and management of our investments are based on the cost of the investment, not on the quality of the investment or services rendered to us.

•	We depend on our advisor and its affiliates to conduct our operations and this offering.
•

Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. During our offering stage and from time to time during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

•	We may incur debt exceeding 75% of the cost of our tangible assets with the approval of the conflicts committee of our board of directors.
•

If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of assets and the value of your investment may vary more widely with the performance of specific assets.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)**
Primary Offering
Per Share	$10.00	*	$0.65	*	$0.30	*	$9.05
Total Minimum	$2,500,000.00	*	$162,500.00	*	$75,000.00	*	$2,262,500.00
Total Maximum	$2,000,000,000.00	*	$130,000,000.00	*	$60,000,000.00	*	$1,810,000,000.00
Dividend Reinvestment Plan
Per Share	$9.50		$0.00		$0.00		$9.50
Total Maximum	$760,000,000.00		$0.00		$0.00		$760,000,000.00
*	Volume and other discounts are available for some categories of investors. Reductions in commissions and fees result in reductions in the purchase price.
**	There will be additional items of value paid in connection with this offering which are viewed by FINRA as underwriting compensation. Payment of this additional underwriting compensation will reduce the proceeds to us, before expenses. See “Plan of Distribution.”

The dealer manager, KBS Capital Markets Group LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $4,000. We will not sell any shares unless we raise gross offering proceeds of $2,500,000 from persons who are not affiliated with us, our sponsors or our advisor by October 26, 2011. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,500,000 by October 26, 2011, we will promptly return all funds in the escrow account (including interest), and we will stop offering shares. Pennsylvania and Tennessee have higher minimum offering amounts.

We expect to offer the 200,000,000 shares registered in our primary offering until October 26, 2012. If we decide to continue our primary offering beyond this date, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering. We may terminate this offering at any time.

Our charter contains restrictions on the ownership and transfer of our common stock. See “Description of Shares—Restriction on Ownership of Shares” at page 170.

The date of this prospectus is October 26, 2010.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama, Michigan, Ohio and Oregon – Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

•

California – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $150,000. In addition, shares will only be sold to California residents that have a liquid net worth of at least ten times their investment in us.

•

Iowa and Nebraska – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, shares will only be sold to Iowa and Nebraska residents that have a liquid net worth of at least ten times their investment in us.

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Massachusetts, Pennsylvania and Tennessee – Investors must have a liquid net worth of at least ten times their investment in us.

In addition, because the minimum offering amount is less than $200,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsors, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

i

SUITABILITY STANDARDS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	24
Risks Related to an Investment in our Common Stock	24
Risks Related to Conflicts of Interest	29
Risks Related to This Offering and Our Corporate Structure	33
General Risks Related to Investments in Real Estate	40
Risks Related to Real Estate-Related Investments	45
Risks Associated with Debt Financing	53
Federal Income Tax Risks	55
Retirement Plan Risks	58
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	59
ESTIMATED USE OF PROCEEDS	60
MANAGEMENT	63
Board of Directors	63
Selection of Our Board of Directors	64
Committees of the Board of Directors	65
Executive Officers and Directors	66
Compensation of Directors	70
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	71
The Advisor	71
The Advisory Agreement	74
Initial Investment by Our Advisor	75
Other Affiliates	76
Management Decisions	79
MANAGEMENT COMPENSATION	80
STOCK OWNERSHIP	88
CONFLICTS OF INTEREST	88
Our Affiliates’ Interests in Other KBS Real Estate Programs	88
Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates	91
Our Board’s Loyalties to KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT and Possibly to Future KBS-Sponsored Programs	92
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	93
Affiliated Dealer Manager	94
Certain Conflict Resolution Measures	94
INVESTMENT OBJECTIVES AND CRITERIA	101
General	101
Acquisition and Investment Policies	102
Joint Venture Investments	112
Borrowing Policies	112
Operating Policies	114
Disposition Policies	115
Charter-imposed Investment Limitations	115
Investment Limitations under the Investment Company Act of 1940	117
PLAN OF OPERATION	121
General	121
Liquidity and Capital Resources	122
Results of Operations	123
Market Outlook — Real Estate and Real Estate Finance Markets	123
Critical Accounting Policies	124

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

What is KBS Real Estate Investment Trust III, Inc.?

KBS Real Estate Investment Trust III, Inc., or KBS REIT III, is a recently organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that will end December 31, 2011. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in real estate-related assets such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We may make our investments through the acquisition of individual assets and loan originations or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We expect our real estate property investments to be located in large metropolitan areas in the United States.

We were incorporated in the State of Maryland on December 22, 2009 and we currently do not own any real estate assets. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool.

Our external advisor, KBS Capital Advisors LLC, will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.

Our office is located at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6520, and our web site address is www.kbsreitiii.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are to preserve and return your capital contribution and to provide you with attractive and stable cash distributions. We will also seek to realize growth in the value of our investments by timing asset sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire or upon maturity or payoff of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Though we intend to authorize and declare distributions based on daily record dates that will be paid on a monthly basis, we may be unable or limited in our ability to make distributions to our stockholders. Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares. Until our shares are listed, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale must comply with applicable state and federal securities laws.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 24, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•

Our charter does not require us to liquidate our assets and dissolve by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale must comply with applicable state and federal securities laws. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We have not established the offering price of our shares of common stock on an independent basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•	We are dependent on our advisor to select investments and conduct our operations. Our advisor has a limited operating history. This inexperience makes our future performance difficult to predict.

•

We have no operating history and our total assets consist of $200,000 of cash. We do not currently own any real estate properties or real estate-related assets and we have not identified any assets to acquire or originate with proceeds from this offering.

•

All of our executive officers, some of our directors and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, our executive officers, some of our directors, some of our key real estate and debt finance professionals, our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors advised by KBS affiliates and conflicts in allocating time among us and these other programs and investors. Furthermore, these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•

Because investment opportunities that are suitable for us may also be suitable for other KBS-advised programs or investors, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to you.

•

Our advisor and its affiliates will receive fees in connection with transactions involving the purchase or origination and management of our investments. These fees will be based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

•

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of KBS Capital Advisors could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

•

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate properties and real estate-related assets and the value of your investment may vary more widely with the performance of specific assets.

•	We will pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

•

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), and we may exceed this limit with the approval of the conflicts committee of our board of directors. During the early stages of this offering, and to the extent financing in excess of this limit is available on attractive terms, our conflicts committee may approve debt in excess of this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

•

If we are unable to locate investments with attractive yields while we are investing the proceeds of this offering, our distributions and the long-term returns of our investors may be lower than they otherwise would.

•

Our future investments in real estate properties, mortgage loans, mezzanine loans, bridge loans, mortgage-backed securities and other real estate-related investments may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to you.

Who is your advisor and what will the advisor do?

KBS Capital Advisors LLC is our advisor. As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate properties and real estate-related assets, all subject to the supervision of our board of directors. Our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., and their team of real estate and debt finance professionals, acting through KBS Capital Advisors, will make most of the decisions regarding the selection and the negotiation of real estate investments. KBS Capital Advisors then makes recommendations on all investments to our board of directors. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of the board of directors. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

What is the experience of your sponsors?

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our sponsors. All four of our sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.

Our sponsors work together at KBS Capital Advisors with their team of key real estate and debt finance professionals. The key real estate professionals at our advisor include James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall, Lori Lewis, Rodney Richerson and David E. Snyder, each of whom has over 17 years of real estate experience. The key real estate and debt finance professionals at our advisor have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren and Schreiber, these individuals comprise the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint.

On January 27, 2006, our four sponsors launched the initial public offering of KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I. As of December 31, 2009, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1.8 billion, including $129.5 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2009, $51.3 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008. On April 22, 2008, our four sponsors launched the initial public offering of KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II. As of December 31, 2009, KBS REIT II had accepted aggregate gross offering proceeds of approximately $929.9 million, including $23.2 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2009, $1.9 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT II’s primary offering is expected to last until December 31, 2010. Our sponsors are also sponsoring KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT. KBS Strategic Opportunity REIT commenced its initial public offering on November 20, 2009. Together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors are also sponsoring another public real estate investment trust, KBS Legacy Partners Apartment REIT, Inc., which we refer to as KBS Legacy Partners Apartment REIT. KBS Legacy Partners Apartment REIT commenced its initial public offering on March 12, 2010.

Our advisor, KBS Capital Advisors, is the external advisor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, and some or all of our sponsors are directors and/or executive officers of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. Through their affiliations with KBS REIT I, KBS REIT II and KBS Capital Advisors, as of December 31, 2009, our sponsors have overseen the investment in and management of approximately $3.8 billion of real estate and real estate-related investments on behalf of the investors in KBS REIT I and KBS REIT II.

Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage and sell real estate and real estate-related investments on behalf of institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors, a registered investment advisor with the Securities and Exchange Commission, or the SEC, and a nationally recognized real estate investment advisor. When we refer to a KBS-sponsored fund or program, we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber and KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, the public, non-traded REITs that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. When we refer to a KBS-advised investor, we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Messrs. Bren and Schreiber each have been involved in real estate development, management, acquisition, disposition and financing for more than 36 years. Over that time, Messrs. Bren and Schreiber have developed extensive experience investing in and managing a broad range of real estate asset classes. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2009) sponsoring 14 private real estate funds that have invested over $3.3 billion (including equity, debt and investment of income and sales proceeds) in 288 real estate assets. In addition to their experience with these 14 funds, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The investment proceeds of these investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment advisor. Because the investors were not as passive as those in the 14 funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.9 billion.

Each of Messrs. Hall and McMillan has over 26 years of experience in real estate-related investments. Prior to founding KBS Capital Advisors with Messrs. Bren and Schreiber in 2004, Messrs. Hall and McMillan founded Willowbrook Capital Group, LLC, an asset-management company, in 2000. Before forming Willowbrook, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, or CSFB, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s

$18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

Do you expect any of the institutions that invested in the private KBS-sponsored funds or that have been advised by your affiliates to invest in this offering?

We believe such institutional investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

How do you expect your portfolio to be allocated between real estate properties and real estate-related assets?

We intend to acquire and manage a diverse portfolio of real estate properties and real estate-related assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate between 60% and 70% of our portfolio to investments in core properties and between 30% and 40% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, our debt financing will be between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). We expect our debt financing related to the acquisition of core properties to be between 45% and 65% of the aggregate cost of all such assets. We expect our debt financing related to the acquisition of real-estate related investments to be between 0% and 65% of the aggregate cost of all such assets, depending upon the market’s appetite for such financings. Though this is our target leverage, our charter does not limit our leverage until our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), and we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset.

During the early stages of this offering, and to the extent financing in excess of this limit is available at attractive terms, the conflicts committee may approve debt in excess of our charter limitation. From time to time, our debt financing may be below 35% of the cost of our tangible assets due to the lack of availability of debt financing. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through KBS Limited Partnership III, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings III LLC, is the sole limited partner of the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an “Umbrella Partnership Real Estate Investment Trust,” or UPREIT.

We will present our financial statements and operating partnership income, expenses and depreciation on a consolidated basis with KBS REIT Holdings III and our Operating Partnership. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through KBS REIT Holdings III and the Operating Partnership to us as each of these subsidiary entities will be disregarded for federal tax purposes. These tax items will not generally flow through us to our stockholders. Rather, our net income and net capital gain will effectively flow through us to our stockholders as and when we pay distributions.

What conflicts of interest will your advisor face?

KBS Capital Advisors and its affiliates will experience conflicts of interest in connection with the management of our business. Messrs. Bren, Hall, McMillan and Schreiber, our sponsors and four of our executive officers, indirectly own and control KBS Capital Advisors. KBS Capital Advisors is also the external advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. Messrs. Bren, Hall, McMillan and Schreiber are executive officers of KBS REIT I and KBS REIT II, and Messrs. McMillan and Schreiber are also directors of KBS REIT I and KBS REIT II. Messrs. Bren and McMillan are also executive officers of KBS Legacy Partners Apartment REIT. Mr. Bren is a director of KBS Legacy Partners Apartment REIT. Messrs. Hall and McMillan are also executive officers and directors of KBS Strategic Opportunity REIT. In addition, Messrs. Bren and Schreiber and their team of real estate professionals are also key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate properties and real estate-related assets. Some of the material conflicts that KBS Capital Advisors and its affiliates will face include the following:

•

Our sponsors and their team of real estate and debt finance professionals must determine which investment opportunities to recommend to us and the other KBS-sponsored programs that are raising funds for investment as of the date of this prospectus or for whom KBS serves as an advisor as well as any programs KBS affiliates may sponsor in the future;

•

Our sponsors and their team of professionals at KBS Capital Advisors and its affiliates (including our dealer manager, KBS Capital Markets Group) have to allocate their time between us and other programs and activities in which they are involved;

•

KBS Capital Advisors and its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	KBS Capital Advisors and its affiliates, including our dealer manager, KBS Capital Markets Group, will receive fees in connection with our public offerings of equity securities;

•

The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees KBS Capital Advisors and its affiliates will receive thereunder) will not be at arm’s length;

•

KBS Capital Advisors may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. Upon termination of the advisory agreement by either party, KBS Capital Advisors may be entitled to receive a termination fee in the form of a promissory note that becomes due only upon the sale, maturity or payoff of one or more assets. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all such proceeds must be used to repay the promissory note until it is fully paid. The amount of the fee would be 15% of the amount, if any, by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, non-compounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. Therefore, if the ultimate liquidation value of our assets were to decline relative to the appraised value of our assets as of the termination date of the advisory agreement, we may be obligated to pay a termination fee even if our stockholders do not ultimately receive an 8% per year cumulative, non-compounded return on their investment in us. The termination fee would be reduced by the amount of any prior payment to the advisor of a subordinated participation in net cash flows;

•

We may seek stockholder approval to internalize our management by acquiring assets and the key real estate, debt finance, management and accounting professionals at our advisor and its affiliates for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, the real estate, debt finance, management and accounting professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests; and

•

The key real estate, debt finance, management and accounting professionals at our advisor may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs.

Who owns and controls the advisor?

The following chart shows the ownership structure of KBS Capital Advisors and entities affiliated with KBS Capital Advisors that will perform services for us:

Peter McMillan III(1)
(Sponsor)
50% Owner
Keith D. Hall(2)
(Sponsor)
50% Owner
Peter M. Bren(3)
(Sponsor)
100% Owner
Charles J. Schreiber, Jr.(4)
(Sponsor)
100% Owner
GKP Holding LLC
(DE) (formed 10/18/04)
PBren Investments, L.P.
(DE) (formed 12/22/03)
Schreiber Real Estate Investments, L.P.
(DE) (formed 12/27/01)
33 1/3% Owner
33 1/3% Owner
33 1/3% Owner
KBS Holdings LLC
(DE) (formed 10/18/04)
100% Owner/Manager
100% Owner
KBS Capital Markets Group LLC
(Dealer Manager) (CA) (formed 2/13/04)
KBS Capital Advisors LLC(5)
(Advisor) (DE) (formed 10/18/04)
Dealer Manager Agreement
Advisory Agreement
KBS Real Estate Investment Trust III, Inc.(6)
(MD) (incorporated 12/22/09)
100% Owner/Manager
0.1% GP
KBS REIT Holdings III LLC(6)
(DE) (formed 1/5/10)
99.9% LP
KBS Limited Partnership III(6)
(DE) (formed 1/5/10) (our Operating Partnership)

(1)   Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors.

(2)  Keith D. Hall is our Executive Vice President.

(3)  Peter M. Bren is our President. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls PBren Investments, L.P.

(4)   Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer and one of our directors. Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.

(5)  As of the date of this prospectus, KBS Capital Advisors LLC owns 20,000 shares of our common stock, which it acquired in exchange for an initial investment of $200,000.

(6)  We are the sole member and manager of KBS REIT Holdings III LLC. KBS REIT Holdings III is the sole limited partner of, and owns a 99.9% partnership interest in, KBS Limited Partnership III. We are the sole general partner of, and own the remaining 0.1% partnership interest in, KBS Limited Partnership III.

As of the date of this prospectus, Messrs. Bren, Hall, McMillan and Schreiber have not received any compensation from us for services provided in their capacity as principals of KBS Capital Advisors or its affiliates. In connection with this offering, we will pay or reimburse our advisor and its affiliates for the services described below.

What are the fees that you will pay to the advisor, its affiliates and your directors?

KBS Capital Advisors and its affiliates will receive compensation and reimbursement for services related to this offering and the investment and management of our assets. We will also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan. For purposes of this table, we have also assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)

Organization and Offering Stage

Selling Commissions	Up to 6.5% of gross offering proceeds in the primary offering; no selling commissions are payable on shares sold under the dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.	$162,500/$130,000,000

Dealer Manager Fee	Up to 3% of gross offering proceeds in the primary offering; the dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance; no dealer manager fee is payable on shares sold under the dividend reinvestment plan.	$75,000/$60,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)
Other Organization and Offering Expenses	To date, our advisor or its affiliates have paid organization and offering expenses on our behalf. We will reimburse our advisor and its affiliates for these costs and for future organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $19,136,791 or 0.69% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering.	$137,500/$19,136,791

Acquisition and Development Stage

Acquisition Fees	0.75% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee.	$10,935 (minimum offering and no debt)/ $9,226,166 (maximum offering and no debt)/$26,360,474 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/$36,904,664 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

Origination Fees	1% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition or origination expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.	$6,248 (minimum offering and no debt)/$5,272,095 (maximum offering and no debt)/$15,063,128 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/ $21,088,379 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)
Acquisition and Origination Expenses	Reimbursement of customary acquisition and origination expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of the advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties, real estate-related loans, real estate-related debt securities and other real estate-related investments. We estimate that these expenses will be 0.67% of the cost of investments made by us, excluding fees and expenses associated with such investments.	$13,851 (minimum offering and no debt)/$11,686,910 (maximum offering and no debt)/$33,391,171 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/$46,747,639 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

Operational Stage

Asset Management Fees	With respect to investments in real property, the asset management fee will be a monthly fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment, inclusive of acquisition fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee will be a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition or origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation.	Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses	We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)
time our advisor only expects to seek reimbursement for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, if our advisor seeks reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse the advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition, origination or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries or benefits our advisor or its affiliates may pay to our executive officers.

Independent Director Compensation	We will pay each of our independent directors an annual retainer of $40,000. We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended; (ii) $2,500 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended); (iii) $2,000 for each teleconference board meeting attended; and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. No independent director fees or director reimbursements are payable unless we raise the minimum offering amount of $2,500,000; until we raise the minimum offering amount, fees and other amounts payable to our board of directors will accrue without interest.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Operational and Liquidation/Listing Stage

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national exchange)	After investors in our offering have received a return of their net capital contributions and an 8% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. The 8% per year cumulative, noncompounded return is calculated based on the amount of capital invested in the offering. In making this calculation, an investor’s net capital contribution is	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)
reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8%. This fee is payable only if we are not listed on an exchange.

Liquidation/Listing Stage

Disposition Fees	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor, our sponsors or one of their affiliates 1% of the contract sales price of each property or other investment sold (including residential or commercial mortgage-backed securities issued by a subsidiary of ours as part of a securitization transaction); provided, however, that if in connection with such disposition commissions are paid to third parties unaffiliated with our advisor, the sponsors or their affiliates, the fee paid to our advisor, the sponsors or their affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our advisor, the sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. The conflicts committee will determine whether the advisor, the sponsors or one of their affiliates has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan we will pay a disposition fee upon the sale of such property. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, the charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us. Although we are most likely to pay disposition fees to our advisor, the sponsors or one of their affiliates during our liquidation stage, these fees may also be incurred during our operational stage.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/ Maximum Offering (280,000,000 shares)
Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)	15% of the amount by which (i) our adjusted market value plus distributions exceeds (ii) the aggregate capital contributed by investors plus an amount equal to an 8% cumulative, noncompounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments and our total assets consist of $200,000 of cash. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool. As significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will describe material changes to our portfolio, including the closing of significant asset originations or acquisitions by means of a supplement to this prospectus.

If I buy shares, will I receive distributions and how often?

We expect to authorize and declare distributions based on daily record dates, and we expect to pay these distributions on a monthly basis. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. Our distribution policy is not to use the proceeds of this offering to pay distributions. Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of

KBS REIT III — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

May I reinvest my distributions in shares of KBS Real Estate Investment Trust III?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50. Once we establish an estimated value per share that is not based on the price to acquire a share in our primary offering or a follow-on public offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering or a follow-on public offering after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. No selling commissions or dealer manager fees will be payable on shares sold under our dividend reinvestment plan. We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Will you register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Depending on the nature of our portfolio, we believe that we and our Operating Partnership may be able to satisfy both tests above. With respect to the 40% test, we expect that most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

We expect that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership will be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters.

If, however, the value of the subsidiaries of our Operating Partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our Operating Partnership, then we and our Operating Partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our Operating Partnership are “primarily engaged,” through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

Regardless of whether we and our Operating Partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. To the extent that the SEC staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC staff could further inhibit our ability to pursue the strategies we have chosen.

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from our primary offering of 200,000,000 shares to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in and origination of real estate-related investments. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 82.76% to 87.28% of the gross proceeds from the primary offering, or between $8.28 and $8.73 per share, for investments after fees and expenses, assuming the minimum and maximum offering amounts, respectively. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve, to pay acquisition and origination expenses and to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate properties and real estate-related investments. Until we invest the proceeds of this offering in real estate properties and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt.

	250,000 Shares		280,000,000 Shares
	Minimum Offering($10.00/share)		Primary Offering (200,000,000 shares) ($10.00/share)			Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$	%	$		%	$	%
Gross Offering Proceeds	2,500,000	100.00%	2,000,000,000		100.00%	760,000,000	100.00%
Selling Commissions	162,500	6.50%	130,000,000		6.50%	0	0.00%
Dealer Manager Fee	75,000	3.00%	60,000,000		3.00%	0	0.00%
Other Organization and Offering Expenses	137,500	5.50%	18,136,791		0.91%	1,000,000	0.13%
Acquisition Fees (1)(2)	10,935	0.44%	9,226,166	(2)	0.46%	0	0.00%
Origination Fees (1)(2)	6,248	0.25%	5,272,095	(2)	0.26%	0	0.00%
Acquisition and Origination Expenses (1)(2)	13,851	0.55%	11,686,910	(2)	0.59%	0	0.00%
Initial Working Capital Reserve	25,000	1.00%	20,000,000		1.00%	0	0.00%
Amount Available for Investment	2,068,966	82.76%	1,745,678,038		87.28%	759,000,000	99.87%

(1)   For purposes of this table, we have assumed 70% of our investments are core properties and 30% of our investments are loans. We have also assumed that acquisition and origination expenses will be 0.67% of the amount available for investment.

(2)  If we raise the maximum offering amount and our debt financing is equal to our maximum target leverage of 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), then we estimate that acquisition fees would be $26,360,474, origination fees would be $15,063,128 and acquisition and origination expenses would be $33,391,171. If we raise the maximum offering amount and our debt financing is equal to the maximum leverage allowed by our charter of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), then we estimate that acquisition fees would be $36,904,664, origination fees would be $21,088,379 and acquisition and origination expenses would be $46,747,639.

What kind of offering is this?

We are offering up to 280,000,000 shares of common stock on a “best efforts” basis. We are offering 200,000,000 of these shares in our primary offering at $10 per share, with volume discounts available to investors who purchase more than $1,000,000 in shares through the same participating broker-dealer. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

How does a “best efforts” offering work? What happens if you don’t raise at least $2,500,000 in gross offering proceeds?

When shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from persons who are not affiliated with us, our sponsors or our advisor. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you, without reduction for fees, any interest earned on your subscription payment while it was held in the escrow account. If we do not raise $2,500,000 in gross offering proceeds by October 26, 2011, we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus interest). Funds in escrow will be invested in short-term investments that mature on or before the termination of the escrow period or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We will not deduct any fees if we return funds from the escrow account because we are unable to raise the minimum offering amount. Because of the higher minimum offering requirement for Pennsylvania and Tennessee investors (described below), subscription payments made by Pennsylvania and Tennessee investors will not count toward the $2,500,000 minimum offering for all other jurisdictions.

Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $100 million in gross offering proceeds (including sales made to residents of other jurisdictions) and we will not sell any shares to Tennessee investors unless we raise a minimum of $10 million in gross offering proceeds (including sales made to residents of other jurisdictions). See “Plan of Distribution — Special Notice to Pennsylvania and Tennessee Investors.”

How long will this offering last?

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the shares within two years, we may continue this offering until October 26, 2013. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as April 24, 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue the offering. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is suitable only for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states may buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Alabama, California, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Nebraska, Ohio, Oregon, Pennsylvania and Tennessee.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of $4,000. If you own the minimum investment applicable to this offering in shares of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. Any sale must also comply with applicable state and federal securities laws.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (UBTI) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your

IRA, plan or other account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA, plan or other account; (iii) whether the investment will generate an unacceptable amount of UBTI for your IRA, plan or other account; (iv) whether the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of your IRA, plan or other account; (v) whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the IRA, plan or other account annually; and (vi) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I sell them later?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may be able to sell them only at a substantial discount from the price you paid.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. The prices at which we will initially redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock that is not based on the price to acquire a share in our primary offering or a follow-on public offering, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. We will provide information about our estimated value per share in our public filings with the SEC and on our web site.

The terms of our share redemption program are more generous with respect to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence. In order for a determination of disability or incompetence to entitle a stockholder to these special redemption terms, the determination of disability or incompetence must be made by the government entities specified in the share redemption program.

The share redemption program contains numerous other restrictions on your ability to sell your shares to us. During each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. We also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program for any reason upon 30 days’ notice.

When will the company seek to list its shares of common stock or liquidate its assets?

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by September 30, 2020, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided quarterly during the primary offering; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: U.S. mail or other courier; facsimile; electronic delivery; or posting on our web site at www.kbsreitiii.com.

To assist the Financial Industry Regulatory Authority, or FINRA, members and their associated persons that participate in this offering, pursuant to FINRA Conduct Rule 5110, we will disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, our advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or follow-on public offerings as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. If our board of directors determines that it is in our best interest, we may conduct follow-on public offerings upon the termination of this offering. Our charter does not restrict our ability to conduct equity offerings in the future. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.

Although the initial estimated value will represent the most recent price at which most investors will purchase shares in an offering, this reported value will likely differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the estimated value will not reflect, and will not be derived from, the fair market value of our properties and other assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets, because the amount of proceeds available for investment from an offering will be net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value will not take into account how market fluctuations will affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200 Newport Beach, California 92660 Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our common stock may decline, and you could lose some or all of your investment.

Risks Related to an Investment in our Common Stock

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require us to liquidate our assets and dissolve by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date. There is currently no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale must comply with applicable state and federal securities laws. Our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe the restrictions of our share redemption program in detail under “Description of Shares — Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

We will face significant competition for real estate and real estate-related investment opportunities, which may limit our ability to acquire suitable investments and achieve our investment objectives or pay distributions.

We will be competing to acquire real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Therefore, the large size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term investments and may, ultimately, liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to make distributions.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our stockholders to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor, sponsors and the real estate and debt finance professionals that our advisor retains to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Delays we encounter in the selection, acquisition and development of income-producing properties or the acquisition or origination of real estate-related assets would likely limit our ability to pay distributions to you and reduce your overall returns.

Continued disruptions in the financial markets and uncertain economic conditions could continue to adversely impact the commercial mortgage market as well as the market for real estate-related debt investments generally, which could hinder our ability to implement our business strategy and generate returns to our stockholders.

We intend to allocate approximately 30% to 40% of our portfolio to real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. The returns available to investors in these investments are determined by: (i) the supply and demand for such investments; (ii) the performance of the assets underlying the investments; and (iii) the existence of a market for such investments, which includes the ability to sell or finance such investments.

During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases the returns available to investors on new investments will decrease. Conversely, a lack of liquidity will cause the returns available to investors on new investments to increase.

During 2008 and 2009, concerns pertaining to the deterioration of credit in the residential mortgage market expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. Though there have been signs that the credit markets have begun to thaw as the global economy has shown signs of recovery, we cannot foresee when these markets will stabilize. This instability may interfere with the successful implementation of our business strategy.

Continued disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service future debt obligations or pay distributions to our stockholders.

Despite certain recent positive economic indicators, such as improved stock market performance, an improved unemployment rate and improved access to capital for some companies, continued disruptions in the financial markets and uncertain economic conditions could adversely affect the values of any investments we make. Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, uncertain economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our future real estate portfolio and in the collateral securing any loan investments we may make. These could have the following negative effects, any of which could impair our ability to pay distributions to you:

•	the values of any investments in commercial properties could decrease below the amounts we pay for such investments;

•	the value of collateral securing any loan investments could decrease below the outstanding principal amounts of such loans;

•

revenues from any properties we acquire could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financings; and/or

•

revenues from any properties we acquire and other assets underlying any loan investments we make could decrease, making it more difficult for the borrower to meet its payment obligations to us, which could in turn make it more difficult for us to pay distributions or meet any future debt service obligations.

Because our stockholders will not have the opportunity to evaluate any investments we may make with the proceeds from this offering before we make them, we are considered to be a blind pool. We may make investments with which our stockholders do not agree.

We have not acquired any assets or identified any investments that we may make with the proceeds from this offering. As a result, we are not able to provide you with any information to assist you in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the net proceeds from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because we have not yet identified any properties or other assets to acquire with the proceeds from this offering, our board of directors and our advisor have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will likewise have no opportunity to evaluate potential tenants, managers or borrowers. As a result, you must rely on our board of directors and our advisor to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

If we raise substantially less than the maximum amount in this offering, adverse investment performance, increased expenses and our fixed operating expenses will have a more significant adverse impact on our ability to achieve our business objectives and to pay distributions than if we raise the maximum amount in this offering.

Our common stock is being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. If we are only able to raise substantially less than the maximum amount of funds in this offering, we may make fewer investments than we would if we are able to raise the maximum amount of funds in this offering. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. In addition, we will incur certain fixed operating expenses, such as costs incurred to secure insurance for our directors and officers, regardless of our size. Our failure to raise the maximum amount in this offering would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to pay distributions to you.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our investments in target assets may at times be concentrated in certain asset types that are subject to higher risk of foreclosure, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, types of assets, industries or business sectors, downturns relating generally to such region, type of asset, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to you.

We have no operating history and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We were incorporated in the State of Maryland on December 22, 2009 and have no operating history. As of the date of this prospectus, we have not made any investments and our total assets consist of $200,000 of cash. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. We can provide no assurance that our performance will replicate the past performance of other KBS-sponsored real estate investment programs. Our investment returns could be substantially lower than the returns achieved by other KBS-sponsored programs. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of target assets, the level and volatility of interest rates, the availability of short and long-term financing, and conditions in the financial markets and economic conditions.

Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

We depend on KBS Capital Advisors to manage our operations and our portfolio of assets. Our advisor has a limited operating history and it will depend upon the fees and other compensation that it will receive from us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and any future public KBS-sponsored programs in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates, could hinder their ability to successfully manage our operations and our portfolio of investments.

Our dealer manager has a limited operating history and it may not be successful in conducting this offering, which would adversely impact our ability to implement our investment strategy.

We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group has a limited operating history. The initial public offering of KBS REIT I, which commenced its initial public offering in January 2006 and ceased offering shares in its primary initial public offering in May 2008, was the first offering conducted by our dealer manager. KBS Capital Markets Group is also acting as dealer manager for the initial public offerings of KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. We expect KBS REIT II’s primary offering to terminate shortly after commencement of this offering. KBS REIT II’s primary offering is expected to last until December 31, 2010. This offering is the fifth public offering conducted by our dealer manager. The success of this offering, and our ability to implement our business strategy, depends upon the ability of KBS Capital Markets Group to build and maintain a network of broker-dealers to sell our shares to their clients. Some or all of the broker-dealers in this network have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, to recommend to their clients, which may make selling our shares to their clients more difficult. If KBS Capital Markets Group is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets and the overall return to our stockholders may be reduced.

Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we fund distributions from financings, the net proceeds from this or future offerings or other sources, we will have less funds available for investment in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our stockholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flows from operations in future periods.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. To the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

The loss of or inability to obtain key real estate and debt finance professionals at our advisor and key employees at our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Peter M. Bren, Keith D. Hall, Peter McMillan III, Charles J. Schreiber, Jr. and, through our dealer manager, Mike Crimmins, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with these individuals and they may not remain associated with us, our advisor or its affiliates. If any of these persons were to cease their association with us, our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled professionals. Further, our sponsors have established and intend to establish strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties and tenants in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

We may change our targeted investments without stockholder consent.

We expect to allocate between 60% and 70% of our portfolio to investments in core properties and between 30% and 40% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

Risks Related to Conflicts of Interest

KBS Capital Advisors and its affiliates, including all of our executive officers and some of our directors and other key real estate and debt finance professionals, will face conflicts of interest caused by their compensation arrangements with us and with other KBS-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and some of our directors and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. KBS Capital Advisors and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer manager agreement;

•

public offerings of equity by us, which entitle KBS Capital Markets Group to dealer manager fees and will likely entitle KBS Capital Advisors to increased acquisition and origination fees and asset management fees;

•	sales of properties and other investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of properties and other investments, which entitle KBS Capital Advisors to acquisition or origination fees and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable to KBS Capital Advisors;

•

whether and when we seek to list our common shares on a national securities exchange, which listing (i) may make it more likely for us to become self-managed or internalize our management or (ii) could entitle KBS Capital Advisors to a subordinated incentive listing fee, and which could also adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade;

•

whether we seek stockholder approval to become self-managed or internalize our management, which may entail (i) acquiring entities from our sponsors or advisor at a price resulting in substantial compensation to them and/or (ii) acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate, debt finance, management and accounting professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee.

Our advisor and its affiliates will face conflicts of interest relating to the origination and acquisition of assets and leasing of properties due to their relationship with other KBS-sponsored programs and institutional investors, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on our sponsors and other key real estate and debt finance professionals at our advisor, including Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., to identify suitable investment opportunities for us. KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT are also advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate and debt finance professionals as will future public KBS-sponsored programs. Messrs. Bren and Schreiber and several of the other key real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As such, the other KBS-sponsored programs that are currently raising funds for investment and KBS-advised investors rely on many of the same real estate and debt finance professionals, as will future programs. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Until KBS REIT II has fully invested the proceeds from its initial public offering, and to the extent that an investment opportunity meets the cash flow requirements, operating needs, diversification goals and overall portfolio mix of KBS REIT II, we expect the advisor to direct the investment opportunity to KBS REIT II. KBS REIT II’s primary offering is expected to last until December 31, 2010. Based upon current market conditions, we expect that KBS REIT II will have fully invested the proceeds from its initial public offering within three to six months of ceasing to offer shares to the public. However, from time to time, and based upon asset sales and the maturity, prepayment or workout of debt-related investments, KBS REIT II may seek to make a small number of investments during our acquisition stage. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless the advisor has recommended the investment to us. Thus, the real estate and debt finance professionals of KBS Capital Advisors could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which would reduce the level of distributions we may be able to pay you.

We and other KBS-sponsored programs and KBS-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the KBS team of real estate professionals directs creditworthy prospective tenants to properties owned by another KBS-sponsored program or KBS-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

Further, existing and future KBS-sponsored programs and KBS-advised investors and Messrs. Bren, Hall, McMillan and Schreiber are generally not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination, development, ownership, leasing or sale of real estate-related investments. Messrs. Bren, Hall, McMillan and Schreiber have agreed to restrictions with respect to sponsoring another multi-family REIT while the KBS Legacy Partners Apartment REIT offering is ongoing.

Our sponsors, our officers, our advisor and the real estate, debt finance, management and accounting professionals assembled by our advisor will face competing demands on their time and this may cause our operations and our stockholders’ investment to suffer.

We rely on our sponsors, our officers, our advisor and the real estate, debt finance, management and accounting professionals that our advisor retains, including Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane, to provide services to us for the day-to-day operation of our business. KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT are also advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate, debt finance, management and accounting professionals as will future public KBS-sponsored programs. Further, our officers and directors are also officers and/or directors of some or all of the other public KBS-sponsored programs. Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane are also executive officers of KBS REIT I and KBS REIT II. Messrs. Hall, McMillan and Snyder and Ms. Yamane are executive officers of KBS Strategic Opportunity REIT, and Messrs. Bren, McMillan and Snyder and Ms. Yamane are executive officers of KBS Legacy Partners Apartment REIT. In addition, Messrs. Bren and Schreiber and Ms. Yamane are executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane will face conflicts of interest in allocating their time among us, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Capital Advisors and other KBS-sponsored programs, as well as other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate, management and accounting professionals. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Furthermore, some or all of these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. If these events occur, the returns on our investments, and the value of your investment, may decline.

All of our executive officers, some of our directors and the key real estate and debt finance professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors and the key real estate and debt finance professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. Through KBS-affiliated entities, some of these persons also serve as the investment advisors to institutional investors in real estate and real estate-related assets, and through KBS Capital Advisors and KBS Realty Advisors these persons serve as the advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and other KBS-sponsored programs. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

Because other real estate programs offered through our dealer manager are conducting offerings concurrently with our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Our dealer manager, KBS Capital Markets Group, also acts as the dealer manager for the initial public offerings of KBS REIT II, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT. Both KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT will be raising capital in their respective public offerings concurrently with our offering. We expect KBS REIT II’s primary offering to terminate shortly after commencement of this offering. KBS REIT II’s primary offering is expected to last until December 31, 2010. In addition, future KBS-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and may compete with us for investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our board’s loyalties to KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT and possibly to future KBS-sponsored programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another KBS-sponsored program at our expense.

All of our directors are also directors of KBS REIT I and KBS REIT II. One of our directors is also a director of KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT. The loyalties of our directors serving on the boards of KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT, or possibly on the boards of future KBS-sponsored programs, may influence the judgment of our board of directors when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to another KBS-sponsored program or if our advisor is giving preferential treatment to another KBS-sponsored program in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle KBS Capital Advisors or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Similarly, property sales to other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to such other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other KBS-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding whether and when we seek to list our common shares on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade.

Because our independent directors are also independent directors of KBS REIT I and KBS REIT II, they receive compensation for service on the boards of KBS REIT I and KBS REIT II. Like us, KBS REIT I and KBS REIT II each pay each independent director an annual retainer of $40,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). In addition, KBS REIT I and KBS REIT II reimburse directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Depending on the nature of our portfolio, we believe that we and our Operating Partnership may be able to satisfy both tests above. With respect to the 40% test, we expect that most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

We expect that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters.

If, however, the value of the subsidiaries of our Operating Partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our Operating Partnership, then we and our Operating Partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our Operating Partnership are “primarily engaged,” through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Criteria — Investment Limitations under the Investment Company Act of 1940.”

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to sell their shares under our share redemption program and, if our stockholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. You must hold your shares for at least one year in order to participate in the share redemption program, except for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the program). We limit the number of shares redeemed pursuant to the share redemption program as follows: (i) during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year and (ii) during each calendar year, redemptions will be limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year.

The prices at which we will initially redeem shares under the program are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock that is not based on the price to acquire a share in our primary offering or a follow-on public offering, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. For the purpose of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership.

In March 2009, in order to preserve capital and value for all stockholders during the economic crisis, KBS REIT I, another public non-traded REIT sponsored by Messrs. Bren, Hall, McMillan and Schreiber, amended its share redemption program to limit redemptions (other than redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence) during any calendar year to the amount of the net proceeds from the sale of shares under its dividend reinvestment plan from the prior calendar year less amounts KBS REIT I deems necessary from such proceeds to fund current and future funding obligations and needs of the company. Pursuant to this limitation, KBS REIT I suspended ordinary redemptions for the remainder of 2009 and for 2010. KBS REIT I provided notice of this amendment in its Annual Report on Form 10-K filed on March 27, 2009, and the amendment was effective upon 30 days’ notice. The amendment became effective before the April 30, 2009 redemption date. As a result, investors did not have a final opportunity to submit redemptions.

Our board may amend, suspend or terminate our share redemption program upon 30 days’ notice to stockholders. See “Description of Shares — Share Redemption Program” for more information about the program. The restrictions of our share redemption program will severely limit your ability to sell your shares should you require liquidity and limit your ability to recover the value you invest in our common stock.

The offering price of our shares of common stock was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the upfront fees that we pay in connection with the issuance of our shares. We may use the most recent price paid to acquire a share in our offering or a follow-on public offering as the estimated value of our shares until we have completed our offering stage. Even when our advisor begins to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that our stockholders would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

To assist FINRA members and their associated persons that participate in this public offering of common stock, pursuant to FINRA Conduct Rule 5110, we will disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, our advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct equity offerings in the future. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.

Although this initial estimated value will represent the most recent price at which most investors will purchase shares in an offering, this reported value will likely differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the estimated value will not reflect, and will not be derived from, the fair market value of our properties and other assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets, because the amount of proceeds available for investment from an offering will be net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value will not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

When determining the estimated value of our shares by methods other than the last price paid to acquire a share in an offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may or may not be an accurate reflection of the fair market value of our investments and may or may not represent the amount of net proceeds that would result from an immediate sale of our assets.

Because the dealer manager is one of our affiliates, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Our dealer manager, KBS Capital Markets Group, is one of our affiliates. Because KBS Capital Markets Group is an affiliate, its due diligence review and investigation of us and our prospectus cannot be considered to be an independent review. Therefore, our stockholders do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Our investors’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this offering will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, including through the dividend reinvestment plan; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership; or (v) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering, whether in a primary offering, the dividend reinvestment plan or otherwise, your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

KBS Capital Advisors and its affiliates will perform services for us in connection with the selection and acquisition or origination of our investments, the management and leasing of our properties, and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution of the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased subject to approval by our conflicts committee and the other limitations in our charter, which would further dilute your investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in our primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 82.76% to 87.28% of the gross proceeds from the primary offering, or between $8.28 and $8.73 per share, for investments after fees and expenses.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, the investment-return thresholds may be reduced subject to approval by our conflicts committee and the other limitations in our charter. In addition, affiliates of KBS Capital Advisors could receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other incentive compensation.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with KBS Capital Advisors and its affiliates, see “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases we may agree to make improvements to their space as part of our negotiation. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain funding from sources other than our cash flow from operations, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our stockholders may be more likely to sustain a loss on their investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsors have invested only $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. Therefore, if we are successful in raising enough proceeds to reimburse our sponsors for our significant organization and offering expenses, our sponsors will have little exposure to loss in the value of our shares. With this limited exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares — Business Combinations,” “Description of Shares — Control Share Acquisitions” and “Description of Shares — Subtitle 8.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

General Risks Related to Investments in Real Estate

Economic, market and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our investments.

Our operating results and the performance of the properties we acquire are subject to the risks typically associated with real estate, any of which could decrease the value of our investments and could weaken our operating results, including:

•	downturns in national, regional and local economic and real estate conditions;

•	competition from other office and industrial buildings;

•

adverse local conditions, such as oversupply or reduction in demand for office and industrial buildings and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax (including real and personal property tax), real estate, environmental and zoning laws;

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	the potential for uninsured or underinsured property losses; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in our cash flows from operations and a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our stockholders and on the value of our stockholders’ investment.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our stockholders. In addition, the resale value of the property could be diminished because the market value of core properties, which we intend to target, depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our stockholders’ investment.

As a result of the recent decline in general economic conditions, the U.S. commercial real estate industry has been experiencing deteriorating fundamentals across all major property types and in most geographic markets, including most major metropolitan markets. In general, tenant defaults are on the rise, rental rates are falling and demand for commercial real estate space in most markets is still contracting. These trends have created a highly competitive leasing environment that has resulted in downward pressure on both occupancy and rental rates, resulting in leasing incentives becoming more common. These trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

Certain property types, such as industrial properties, or portfolios of such properties, that we acquire may not have efficient alternative uses and we may have difficulty leasing them to new tenants and/or have to make significant capital expenditures to them to do so.

Certain property types, particularly industrial properties, can be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

Any retail tenants we may have will face competition from numerous retail channels and retail tenants may be disproportionately affected by current economic conditions. These events could reduce our profitability at any retail properties we acquire and our affect ability to pay distributions.

Retailers will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. In addition, the current economic downturn in the United States has had an adverse impact on the retail industry generally. As a result, the retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. Such conditions could adversely affect any retail tenants we may have and, consequently, our funds available for distribution.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you.

To the extent we acquire retail properties, our revenue will be significantly impacted by the success and economic viability of our retail anchor tenants. Our reliance on a single tenant or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our stockholders’ investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.

Our inability to sell a property at the time and on the terms we want could limit our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of your investment.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on our stockholders’ investment.

We face competition from various entities for investment opportunities in commercial and office properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of its investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Actions of our potential future joint venture partners could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

All of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. KBS-sponsored programs and KBS-advised investors have historically owned properties in major metropolitan areas. We expect that we will also invest in such markets. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition of providing loans.

Risks Related to Real Estate-Related Investments

Our investments in real estate-related investments will be subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our taking ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination or acquisition of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in residential and commercial mortgage-backed securities and other real estate-related investments may be similarly affected by real estate property values. Therefore, our real estate-related investments will be subject to the risks typically associated with real estate, which are described above under the heading “— General Risks Related to Investments in Real Estate.”

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

The mortgage loans we invest in and the mortgage loans underlying the mortgage securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and risks of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment, and we may not recover some or all of our investment.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

The commercial mortgage-backed securities in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

Commercial mortgage-backed securities, or CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

The value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments after paying the senior class. To the extent that we invest in a subordinate class, we will be paid interest only to the extent that there are funds available after paying the senior class. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may prove to be inaccurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating may suggest, all of which may cause the returns on any CMBS investment to be less than anticipated.

We will not have the right to foreclose on commercial mortgage loans underlying CMBS in which we invest since we will not directly own such underlying loans. Accordingly, we must rely on third parties to initiate and execute any foreclosure proceedings upon a default of such mortgage loans.

To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. This illiquidity may limit our ability to vary our portfolio in response to changes in economic and other conditions, which could increase the likelihood that the value of your investment will decrease as a result of such changes in economic and other conditions.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on our stockholders’ investment.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to you and the value of your investment.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We will not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Prepayments can adversely affect the yields on our investments.

The yields of our debt investments may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of any prepayments we receive in assets with at least an equivalent yield, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

We will price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, this may reduce our income or cause losses.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our investments in real estate-related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

We may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market; (ii) substantial market price volatility resulting from changes in prevailing interest rates; (iii) subordination to the claims of banks and senior lenders to the issuer; (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A portion of our assets may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value, and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not have otherwise chosen to do so. A reduction in available credit may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. If the market value of our investments declines, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults related to the underlying collateral, increases in voluntary prepayments for those investments that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Risks Associated with Debt Financing

We are likely to obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We plan to obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). We, however, can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to you will be limited and you could lose all or part of your investment.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the property when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

We expect to use leverage in connection with our investments in real estate-related assets, which increases the risk of loss associated with this type of investment.

We may finance the acquisition and origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Our debt service payments will reduce our cash flow available for distributions. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing KBS Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable-rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment.

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves) and we may exceed this limit with the approval of the conflicts committee of our board of directors. See “Investment Objectives and Criteria — Borrowing Policies.” High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our stockholders’ investment.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our dividend reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless our stockholders are a tax-exempt entity, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See “Description of Shares — Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investment.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may be deemed to be, or make investments in entities that own or are themselves deemed to be taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations — Taxation of KBS REIT III — Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 250,000 shares, a mid-point range of 140,000,000 shares and the maximum of 280,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 82.76% to 87.28% of the gross proceeds from the primary offering, or between $8.28 and $8.73 per share, for investments after fees and expenses, assuming the minimum and maximum offering amounts, respectively. We will use the remainder of the gross proceeds from the primary offering to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve, to pay acquisition and origination expenses and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our investments in real estate properties and real estate-related assets. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of this offering to pay distributions.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition, origination and other fees. See “Management Compensation.”

	250,000 Shares		140,000,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (100,000,000 shares) ($10.00/share)		Div. Reinv. Plan (40,000,000 shares) ($9.50/share)
	$	%	$	%	$	%
Gross Offering Proceeds	2,500,000	100.00%	1,000,000,000	100.00%	380,000,000	100.00%
Selling Commissions	162,500	6.50%	65,000,000	6.50%	0	0.00%
Dealer Manager Fee	75,000	3.00%	30,000,000	3.00%	0	0.00%
Other Organization and Offering Expenses (1)	137,500	5.50%	10,658,497	1.07%	600,000	0.16%
Acquisition Fees (2)	10,935	0.44%	4,604,803	0.46%	0	0.00%
Origination Fees (2)	6,248	0.25%	2,631,316	0.26%	0	0.00%
Acquisition and Origination Expenses (2)	13,851	0.55%	5,832,967	0.58%	0	0.00%

Initial Working Capital Reserve (3)	25,000	1.00%	10,000,000	1.00%	0	0.00%

Amount Available for Investment (4)	2,068,966	82.76%	871,272,417	87.13%	379,400,000	99.84%

	280,000,000 Shares
	Primary Offering (200,000,000 shares) ($10.00/share)		Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$	%	$	%
Gross Offering Proceeds	2,000,000,000	100.00%	760,000,000	100.00%
Selling Commissions	130,000,000	6.50%	0	0.00%
Dealer Manager Fee	60,000,000	3.00%	0	0.00%
Other Organization and Offering Expenses (1)	18,136,791	0.91%	1,000,000	0.13%
Acquisition Fees (2)	9,226,166	0.46%	0	0.00%
Origination Fees (2)	5,272,095	0.26%	0	0.00%
Acquisition and Origination Expenses (2)	11,686,910	0.59%	0	0.00%

Initial Working Capital Reserve (3)	20,000,000	1.00%	0	0.00%

Amount Available for Investment (4)	1,745,678,038	87.28%	759,000,000	99.87%

(1)   Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

(2)  For purposes of this table, we assumed 70% of our investments would be core properties and 30% of our investments would be loans. For all investments other than loans, we will pay our advisor an acquisition fee equal to 0.75% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. We may also incur customary acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee. Origination fees are 1% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We may also incur customary expenses related to our originations and acquisitions (or attempted origination or acquisition) of loans.

We have assumed for purposes of this table that customary acquisition and origination expenses (including expenses relating to potential investments that we do not close) will be 0.67% of the amount available for investment. Customary acquisition and origination expenses include legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of the advisor), costs of due diligence, travel and communications expenses, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related investments.

This table excludes debt proceeds. To the extent we fund our investments with debt, we expect the amount available for investment and the amount of acquisition fees and/or origination fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to our maximum target leverage of 65% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), then we estimate that acquisition fees would be $26,360,474, origination fees would be $15,063,128 and acquisition and origination expenses would be $33,391,171, assuming 70% of our investments are core properties and 30% of our investments are loans. If we raise the maximum offering amount and our debt financing is equal to the maximum leverage allowed by our charter of 75% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), then we estimate that acquisition fees would be $36,904,664, origination fees would be $21,088,379 and acquisition and origination expenses would be $46,747,639, assuming 70% of our investments are core properties and 30% of our investments are loans.

This table assumes that we will not use the net proceeds from the sale of shares under our dividend reinvestment plan to invest in real estate properties and real estate-related assets. To the extent we use the net proceeds from the dividend reinvestment plan to invest in real estate properties and real estate-related assets, our advisor or its subsidiary would earn the related acquisition or origination fees.

(3)  We do not expect to use more than 1.0% of the gross proceeds from our primary offering for working capital reserves. We may also use debt proceeds, our cash flow from operations and proceeds from our dividend reinvestment plan to meet our needs for working capital and to build a moderate level of cash reserves.

(4)  Until required in connection with investment in real estate properties or real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.

Though our board has the authority under our organizational documents to do so, our distribution policy is not to use the proceeds of this offering to pay distributions. However, our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our organizational documents do not limit the amount of funds we may use from any source to pay such distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate properties and real estate-related assets, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

We have three independent directors. An independent director is a person who meets the requirements set forth in our charter and who is not one of our officers or employees or an officer or employee of KBS Capital Advisors, our sponsors or their affiliates, and has not been so for the previous two years. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc. All of our independent directors serve as independent directors of KBS REIT I and KBS REIT II.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our conflicts committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Selection of Our Board of Directors

In determining the composition of our board of directors, our sponsors’ goals were to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to the board as a whole. Two of our sponsors, Charles J. Schreiber, Jr. and Peter McMillan III, serve as our directors together with three independent directors. Our independent directors are Hank Adler, Barbara R. Cambon and Stuart A. Gabriel.

Our sponsors chose Mr. Schreiber to serve as a director, the Chairman of our Board and as our Chief Executive Officer for reasons including his extensive industry and leadership experience. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, Mr. Schreiber has been involved in the investment in or management of over $10.9 billion of real estate investments through KBS affiliates. With 36 years of experience in real estate development, management, acquisition and disposition and 17 years of experience with the acquisition, origination, management, disposition and financing of real estate-related debt investments, he has the depth and breadth of experience to implement our business strategy. He gained his understanding of the real estate and real estate-finance markets through hands-on experience with acquisitions, asset and portfolio management, asset repositioning and dispositions. As our Chief Executive Officer and a principal of our external advisor, Mr. Schreiber is best-positioned to provide our board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors and as Chief Executive Officer, Chairman of the Board and a director of KBS REIT I and KBS REIT II, Mr. Schreiber brings to our board of directors demonstrated management and leadership ability.

Our sponsors chose Mr. McMillan to serve as one of our directors for reasons including his expertise in real estate finance and with real estate-related investments. With over 26 years of experience investing in and managing real estate-related debt investments, Mr. McMillan will offer insights and perspective with respect to our real estate-related investment portfolio as well as our real estate portfolio. As one of our executive officers and a principal of our advisor, Mr. McMillan will also be able to direct the board of the directors to the critical issues facing our company. Further, his experiences as a director of KBS REIT I, KBS REIT II, Steinway Musical Instruments, Inc. and Metropolitan West Funds provide him with an understanding of the requirements of serving on a public company board.

Our sponsors chose Professor Adler to serve as an independent director for reasons including his extensive experience in public accounting. Professor Adler also serves as chair of our audit committee. With over 30 years at one of the big four accounting firms, Professor Adler will bring to our board critical insights to and an understanding of the accounting principles and financial reporting rules and regulations affecting our company. His expertise in evaluating the financial and operational results of public companies and overseeing the financial reporting process will make him a valuable member of our board of directors and our audit committee. In addition, as a director of KBS REIT I, KBS REIT II and Corinthian Colleges, Inc., Professor Adler is well aware of the corporate governance and regulatory issues facing public companies.

Our sponsors chose Ms. Cambon to serve as an independent director for reasons including her expertise in real estate investment and management. Ms. Cambon also serves as chair of our conflicts committee. Ms. Cambon’s 25 years of experience investing in, managing and disposing of real estate on behalf of investors give her a wealth of knowledge and experiences from which to draw in advising our company. As a managing member of her own real estate asset-management company, Ms. Cambon is acutely aware of the operational challenges facing companies such as ours. Further, her service on the boards of KBS REIT I, KBS REIT II and BioMed Realty Trust, Inc., all public REITs, gives her additional perspective and insight into large public real estate companies such as ours.

Our sponsors chose Professor Gabriel to serve as an independent director for reasons including his extensive knowledge and understanding of the real estate and finance markets and real estate finance products. As a professor of real estate finance and economics, Professor Gabriel will bring unique perspective to our board. His years of research and analysis of the real estate and finance markets make Professor Gabriel well-positioned to advise us with respect to our investment and financing strategy. This expertise also makes him an invaluable resource for assessing and managing risks facing our company. Through his experience as a director of KBS REIT I and KBS REIT II, he also has an understanding of the requirements of serving on a public company board.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent public accountants. Our board of directors has determined that each director appointed to the audit committee is financially literate and that at least one director appointed to the audit committee, Hank Adler, is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended. The members of our audit committee are: Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee will also discharge the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age**	Positions
Peter M. Bren	76	President
Charles J. Schreiber, Jr.	59	Chairman of the Board, Chief Executive Officer and Director
Peter McMillan III	52	Executive Vice President, Treasurer, Secretary and Director
Keith D. Hall	52	Executive Vice President
David E. Snyder	39	Chief Financial Officer
Stacie K. Yamane	46	Chief Accounting Officer
Hank Adler	64	Independent Director
Barbara R. Cambon	56	Independent Director
Stuart G. Gabriel, Ph.D	56	Independent Director

* The address of each executive officer and director listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

** As of September 27, 2010.

Peter M. Bren is our President and has served in this position since January 2010. He is also the President of our advisor, KBS Capital Advisors, and the President of KBS REIT I, KBS REIT II and KBS Legacy Partners Apartment REIT. Mr. Bren has served as President of these entities since October 2004, June 2005, August 2007 and August 2009, respectively. Mr. Bren is also a sponsor of KBS Strategic Opportunity REIT, which was formed in 2008. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Bren is also a principal of KBS Realty Advisors, LLC and Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities were first registered as investment advisors with the SEC in 2002 and 1999, respectively. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $10.9 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, and the investors in KBS REIT I and KBS REIT II.

Peter Bren oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ business activities, including the acquisition, management and disposition of assets. He is a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Bren is also responsible for investor relationships. Through KBS-affiliated entities, Mr. Bren has teamed with Mr. Schreiber since 1992 to acquire, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors.

Mr. Bren has been involved in real estate development, management, acquisition, disposition and financing for 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 17 years as the President of The Bren Company; a former Senior Partner of

Lincoln Property Company; President of Lincoln Property Company, Europe; and Chairman of the Board and President of KBS Realty Advisors and KBS Capital Advisors. Mr. Bren is also a founding member of The Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management.

Charles J. Schreiber, Jr. is the Chairman of our Board of Directors and our Chief Executive Officer and has served in these positions since January 2010. He is also the Chief Executive Officer of our advisor and the Chairman of the Board and Chief Executive Officer of KBS REIT I and KBS REIT II; Mr. Schreiber has served in these positions for these entities since October 2004, June 2005 and August 2007, respectively. He is also a sponsor of KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, which were formed in 2008 and 2009, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Schreiber is also a principal of KBS Realty Advisors, LLC and Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities were first registered as investment advisors with the SEC in 2002 and 1999, respectively. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $10.9 billion of real estate investments on behalf of institutional investors and the investors in KBS REIT I and KBS REIT II.

As Chief Executive Officer of KBS Capital Advisors and KBS Realty Advisors, Mr. Schreiber oversees all operations of the companies, including the acquisition and management of individual investments for KBS-advised investors and their portfolios of income-producing real estate assets. He directs all facets of the company’s business activities. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Schreiber is also responsible for investor relationships.

Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 36 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 17 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with an emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development.

Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors and has served in these positions since January 2010. He is also Executive Vice President, Treasurer, Secretary and a director of KBS REIT I and KBS REIT II, President and Chairman of the Board of Directors of KBS Strategic Opportunity REIT and Executive Vice President of KBS Legacy Partners Apartment REIT, positions he has held for these entities since June 2005, August 2007, December 2008 and August 2009, respectively. Mr. McMillan also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. McMillan is a co-founder and the Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75.0 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6.0 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a director of Steinway Musical Instruments, Inc. and Metropolitan West Funds.

Keith D. Hall is our Executive Vice President and has served in this position since January 2010. He is also the Executive Vice President of KBS REIT I and KBS REIT II and Chief Executive Officer and one of the directors of KBS Strategic Opportunity REIT, positions he has held for these entities since June 2005, August 2007 and December 2008, respectively. Mr. Hall is also a sponsor of KBS Legacy Partners Apartment REIT, which was formed in 2009. Mr. Hall owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Hall is a co-founder of Willowbrook Capital Group, LLC, an asset management company. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18.0 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6.0 billion annual pipeline of fixed-income commercial mortgage-backed securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from California State University, Sacramento.

David E. Snyder is our Chief Financial Officer and has served in this position since January 2010. He is also the Chief Financial Officer of KBS REIT I and KBS REIT II, positions he has held since December 2008, and Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, positions he has held since December 2008 and January 2009, respectively. In addition, in November 2008, Mr. Snyder was appointed Chief Financial Officer of KBS Capital Advisors. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

From January 1998 to May 2008, Mr. Snyder was at Nationwide Health Properties, Inc., or NHP, a real estate investment trust specializing in healthcare related property. He served as the Vice President and Controller from July 2005 to February 2008 and Controller from January 1998 to July 2005. At NHP, Mr. Snyder was responsible for internal and external financial reporting, Sarbanes-Oxley compliance, budgeting, debt compliance, negotiation and documentation of debt and equity financing and the negotiation of acquisition and leasing documentation. In addition, Mr. Snyder was part of the senior management team that approved investments, determined appropriate financing and developed strategic goals and plans. As part of his investment and financing responsibilities, Mr. Snyder participated in the origination, modification and refinancing of mortgage loans made to customers, mortgages obtained on real estate and unsecured credit facilities.

Mr. Snyder was an adjunct accounting professor at Biola University from 1998 to 2005, teaching courses in auditing and accounting. He was the director of financial reporting at Regency Health Services, Inc., a skilled nursing provider, from November 1996 to December 1997. From October 1993 to October 1996, Mr. Snyder

worked for Arthur Andersen LLP. Mr. Snyder received a Bachelor of Arts Degree in Business Administration with an emphasis in Accounting from Biola University in La Mirada, California. Mr. Snyder is a Certified Public Accountant.

Stacie K. Yamane is our Chief Accounting Officer and has served in this position since January 2010. Ms. Yamane is also the Fund Controller of our advisor and Chief Accounting Officer of KBS REIT I, KBS REIT II and KBS Legacy Partners Apartment REIT. She has been an officer of these entities since October 2004, June 2005, August 2007 and August 2009, respectively. In August 2009, she was also appointed Chief Accounting Officer of KBS Strategic Opportunity REIT.

In addition, Ms. Yamane serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/reporting for four real estate portfolios. These portfolios consist of industrial, office and retail properties as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in February of 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented under the U.S. generally accepted accounting principles, or GAAP, basis, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences at KBS and Kenneth Leventhal & Company give her 20 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

Hank Adler is one of our independent directors and the chair of our audit committee. Professor Adler is also an independent director of KBS REIT I and KBS REIT II, positions he has held since June 2005 and March 2008, respectively. He is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Professor Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. He received a Bachelor of Science in Accounting and a Master of Business Administration from the University of California, Los Angeles. Professor Adler currently serves on the board of directors, compliance committee and as chairman of the audit committee of Corinthian Colleges, Inc. From 1998 to 2007, he also chaired the Toshiba Senior Classic charity event, a PGA Senior Tour championship event. In the 1990s, he served on the board of trustees and as President of the Irvine Unified School District. From 1994 to 2006, he served on the board of directors of Hoag Memorial Hospital Presbyterian.

Barbara R. Cambon is one of our independent directors and the chair of our conflicts committee. Ms. Cambon is also an independent director of KBS REIT I and KBS REIT II, positions she has held since June 2005 and March 2008, respectively. Since April 2009, she has served as Chief Operating Officer of Premium One Asset Management LLC, a company whose business focuses on providing investment management services to investors. Since October 2003, she has also served as a Managing Member of Snowcreek Management LLC, a real estate asset-management company whose business activities focus on residential development projects for institutional investors. As Managing Member, Ms. Cambon provides asset management services to an institutional partnership investment in residential real estate development. She has been in the real estate investment business for 25 years, principally working with institutional capital sources and investment programs.

From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002 she also served as Chief Operating Officer of Colony. Prior to joining Colony in 1999, Ms. Cambon was President and Founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past Director and Chairman of the Board of the Pension Real Estate Association and past Director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the board of directors and on the audit and compensation committees of BioMed Realty Trust, Inc., on the board of Neighborhood National Bancorp and on the University of San Diego Burnham-Moores Real Estate Institute Policy Advisory Board. Ms. Cambon received a Master of Business Administration from Southern Methodist University and a Bachelor of Science Degree in Education from the University of Delaware.

Stuart A. Gabriel, Ph.D. is one of our independent directors. Professor Gabriel is also an independent director of KBS REIT I and KBS REIT II, positions he has held since June 2005 and March 2008, respectively. Since June 2007, Professor Gabriel has served as Director and Arden Realty Chair at the Richard S. Ziman Center for Real Estate and Professor of Finance in the Anderson School of Management at the University of California, Los Angeles. Prior to joining UCLA he was Director and Lusk Chair in Real Estate at the USC Lusk Center for Real Estate, a position he held from 1999 to 2007. Professor Gabriel also served as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California, a position he held from 1990 to 2007. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of Journal of Real Estate Finance and Economics, Journal of Housing Economics, Journal of Real Estate Research, Journal of Urban Economics, and Regional Science and Urban Economics. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Professor Gabriel has published extensively on topics of real estate finance and urban and regional economics. His teaching and academic research experience include analysis of real estate and real estate capital markets performance as well as structured finance products, including credit default swaps, commercial mortgage-backed securities and collateralized debt obligations. Also, he received a number of awards at USC for outstanding graduate teaching. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. Prior to joining the USC faculty in 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

Compensation of Directors

We intend to compensate each of our independent directors with an annual retainer of $40,000. In addition, we will pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•	$2,500 in cash for each committee meeting attended, except that the chairman of the committee will be paid $3,000 for each meeting attended.

•	$2,000 in cash for each teleconference meeting of the board.

•	$2,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $3,000 for each teleconference meeting of the committee.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. No independent director fees or director reimbursements are payable unless we raise the minimum offering amount of $2,500,000; until we raise the minimum offering amount, fees and other amounts payable to our board of directors will accrue without interest.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages, and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is KBS Capital Advisors. KBS Capital Advisors is a limited liability company that was formed in the State of Delaware on October 18, 2004. Our advisor has a limited operating history. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Peter M. Bren and Charles J. Schreiber, Jr. indirectly own a controlling interest in and are two of the managers of KBS Capital Advisors. Keith D. Hall and Peter McMillan III also indirectly own an ownership interest in KBS Capital Advisors and together, through GKP Holding LLC, act as the third manager of KBS Capital Advisors. Messrs. Bren, Hall, McMillan and Schreiber all actively participate in the management and operations of the advisor. For more information regarding the background and experience of Messrs. Bren, Hall, McMillan and Schreiber, see “Management — Executive Officers and Directors” and “— Other Affiliates — Our Sponsors.”

Below is a brief description of the background and experience of the key real estate professionals at KBS Capital Advisors who are not also one of our executive officers.

James Chiboucas is Vice Chairman and Chief Legal Officer of KBS Capital Advisors. Mr. Chiboucas has served as the Chief Legal Officer of KBS Realty Advisors since its formation and the Chief Legal Officer of the other KBS-affiliated investment advisors since 1996. He became Vice Chairman of KBS Realty Advisors in 2006. He has represented KBS since the first investment advisor was formed in 1992. As Vice Chairman and Chief Legal Officer, Mr. Chiboucas is responsible for the negotiation and documentation of the company’s real estate investments across the United States, including management of local counsel in each of the jurisdictions involved with acquisitions and dispositions. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint. He also manages legal counsel retained to provide services for KBS Capital Advisors and KBS Realty Advisors.

Mr. Chiboucas has over 30 years of legal experience in the real estate industry, including real estate investment, finance, acquisitions, dispositions, development and management. Before joining KBS, Mr. Chiboucas was a partner of Paone, Callahan, McHolm & Winton, L.L.P. and Vice-President of Signal Landmark, a national real estate development company, where he was responsible for all of Signal Landmark’s legal real estate transactional matters across the United States. Mr. Chiboucas received a Bachelor’s Degree in Business and a Juris Doctorate degree from the University of Southern California.

William Milligan is Executive Vice President/Regional President, Western United States of KBS Capital Advisors. He also serves as Executive Vice President/Regional President, Western United States of KBS Realty Advisors. As Regional President, Mr. Milligan oversees asset management and directs acquisition and disposition operations within the Western United States. He has served as a Regional President of a KBS investment advisor since March 2002. Mr. Milligan is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. Milligan first joined an investment advisor affiliated with KBS in 1996 as Senior Vice President of Dispositions. In early 2000, he was promoted to Executive Vice President of KBS Realty Advisors. The following year, Mr. Milligan also became Director of Asset and Portfolio Management for the company on a national basis, overseeing the entire KBS portfolio of properties. Prior to joining KBS, Mr. Milligan worked at CB Richard Ellis as Sr. Vice President for 16 years. Mr. Milligan graduated from the University of Southern California with a Bachelor’s Degree from the School of Business Administration.

Kenneth L. McKay is Executive Vice President/National Director, Portfolio Operations of KBS Capital Advisors and KBS Realty Advisors. As Executive Vice President/National Director, Portfolio Operations, he is responsible for all acquisitions and dispositions of nation-wide office and industrial portfolios. He served as Regional President, Central United States of KBS Realty Advisors from March 2002 to May 1, 2010, and as Regional President, Central United States of KBS Capital Advisors from its inception to May 1, 2010. Mr. McKay is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. McKay first joined an investment advisor affiliated with KBS in 1994 as Vice President where he was responsible for portfolio management activities on equity real estate and non-performing mortgages.

Mr. McKay has been involved in the commercial real estate industry for over 30 years with professional experience in portfolio management, asset management, non-performing loans, sales and marketing, leasing and development. Mr. McKay has also previously held positions as Director of Sales and Marketing for The Irvine Company, Associate Director of Commercial Property for the Mission Viejo Company, and Industrial Real Estate broker for the Seeley Company.

Mr. McKay is a member of the State Bar of California and holds a California real estate broker’s license. Mr. McKay graduated from Oregon State University with a Bachelor’s Degree in Business Administration and received a Juris Doctorate in Law from California Western School of Law.

Charles B. Lindwall is Executive Vice President/Regional President, Eastern United States of KBS Capital Advisors. He also serves as Executive Vice President/Regional President, Eastern United States of KBS Realty Advisors. As Executive Vice President/Regional President for the Eastern United States, Mr. Lindwall is responsible for all acquisitions, dispositions and asset management activities in the Northeast, Mid-Atlantic, Southeast and Ohio. He has served as a Regional President of a KBS investment advisor since March 2002. Mr. Lindwall is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Lindwall first joined an investment advisor affiliated with KBS in 1994 as Senior Vice President, Acquisitions and opened the Boston office of the company.

Prior to joining KBS, Mr. Lindwall was a Senior Vice President of Koll Management Services, managing the company’s property management operations in Los Angeles and then in New England. Mr. Lindwall has been involved in the commercial real estate industry for over 32 years with professional experience in acquisitions, asset management, dispositions and development management as well as corporate real estate.

Mr. Lindwall graduated from the University of California, Santa Barbara with a Bachelor’s Degree in Political Science and earned a Master of Business Administration from the University of California, Los Angeles.

Lori Lewis is Executive Vice President, Director of Portfolio Operations of KBS Capital Advisors. She has served as Executive Vice President, Director of Portfolio Operations for KBS Realty Advisors since April 2007. In this role, Ms. Lewis oversees all acquisition underwriting, due diligence, transaction management, financing and portfolio operations. Ms. Lewis directs a team of underwriting and financing professionals dedicated to managing, underwriting, closing and financing acquisitions for KBS-advised programs and investors. She is also directly responsible for on-going portfolio operation activities and investor correspondence for KBS-advised programs and investors. Ms. Lewis is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Prior to becoming Director of Portfolio Operations, Ms. Lewis was Vice President of Acquisitions and Director of Underwriting for KBS. Ms. Lewis first joined KBS in 1996. Before joining KBS, Ms. Lewis valued commercial real estate as a consultant for several Orange County based consulting and appraisal firms. During her 10 years as a consultant, Ms. Lewis performed asset valuations on a multitude of institutional grade commercial, industrial, residential and special purpose real estate. Ms. Lewis graduated from Biola University with a Bachelor’s Degree in Business Administration.

Rodney Richerson is Regional President, Central United States of KBS Capital Advisors. He also serves as Regional President, Central United States of KBS Realty Advisors. He has served as a Regional President since May 1, 2010. As Regional President, Mr. Richerson oversees all acquisition, asset management and disposition activities within the central United States. In addition, Mr. Richerson is also Director of Asset Management for KBS Capital Advisors and KBS Realty Advisors. In this role, Mr. Richerson oversees nine asset managers in Newport Beach, San Francisco, Atlanta, Boston and New York and contributes to the development of leasing operational strategies and objectives company-wide. He has served in this role since 2005. Mr. Richerson is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. Richerson joined KBS in February 1994 as an asset manager; he has managed office, industrial, single and multi-family residential equity and debt assets. Prior to joining KBS, Mr. Richerson was director of finance in the Mexico City office of Koll/Cushman Realty Mexico. Mr. Richerson also worked for Koll Development Company’s Southern California Development Group. Mr. Richerson graduated from California State University at Fullerton with a bachelor’s degree in real estate finance.

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate property and real estate-related investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for organization and offering expenses, the costs of providing services to us (other than for the employee costs in connection with services for which it earns acquisition, origination or disposition fees, though we may reimburse the advisor for travel and communication expenses) and payments made by KBS Capital Advisors in connection with potential investments, whether or not we ultimately acquire or originate the investment.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully paid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

KBS Capital Advisors and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our sponsors have invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. KBS Capital Advisors is the owner of these 20,000 shares. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. KBS Capital Advisors may not sell any of these shares during the period it serves as our advisor. Although nothing prohibits KBS Capital Advisors or its affiliates from acquiring additional shares of our common stock, KBS Capital Advisors currently has no options or warrants to acquire any shares. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote regarding (i) the removal of KBS Capital Advisors, a director or any of their affiliates or (ii) any transaction between us and KBS Capital Advisors, a director or any of their affiliates. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., who are our sponsors.

In the event the advisory agreement is terminated, the shares owned by KBS Capital Advisors would not be automatically redeemed. KBS Capital Advisors would, however, be able to participate in the share redemption program, subject to all of the restrictions of the share redemption program applicable to all other common stockholders.

Other Affiliates

Our Sponsors

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our sponsors. They are also our executive officers. All four of our sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.

Messrs. Bren and Schreiber each have been involved in real estate development, management, acquisition, disposition and financing for more than 36 years. Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors, an investment advisor registered with the SEC and a nationally recognized real estate investment advisor.

When we refer to a KBS-sponsored fund or program, we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber and to the public, non-traded REITs, KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. Our sponsors are sponsoring KBS Legacy Partners Apartment REIT together with Legacy Partners Residential Realty LLC and certain of its affiliates. When we refer to a KBS-advised investor, we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Our sponsors work together at KBS Capital Advisors with their team of real estate and debt finance professionals. The key real estate professionals at our advisor include James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall, Lori Lewis, Rodney Richerson and David E. Snyder, and each has over 17 years of real estate experience. The key real estate and debt finance professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren and Schreiber, these individuals comprise the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint.

Our advisor is also the external advisor of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, and some or all of our sponsors are directors and/or executive officers of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. Through their affiliations with KBS REIT I, KBS REIT II and KBS Capital Advisors, as of December 31, 2009, our sponsors have overseen the investment in and management of approximately $3.8 billion of real estate and real estate-related investments on behalf of the investors in KBS REIT I and KBS REIT II.

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I. As of December 31, 2009, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1.8 billion, including $129.5 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2009, $51.3 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008. On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II. As of December 31, 2009, KBS REIT II had accepted aggregate gross offering proceeds of approximately $929.9 million, including $23.2 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2009, $1.9 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT II’s primary offering is expected to last until December 31, 2010. KBS Strategic Opportunity REIT commenced its initial public offering on November 20, 2009 and broke escrow in its offering on April 19, 2010. KBS Legacy Partners Apartment REIT commenced its initial public offering on March 12, 2010 but has not broken escrow in its offering.

Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2009):

•

Sponsoring 14 private real estate funds that have investment objectives similar to ours and that have invested approximately $3.3 billion (including equity, debt and investment of income and sales proceeds) in 288 real estate assets;

•	Through these 14 private real estate funds, raising over $2.1 billion of equity from 38 institutional investors; and

•	Selling 251 of the 288 real estate assets acquired by these 14 private real estate funds.

Below is a list of some of the largest investors in the 14 private real estate funds. All are among the 20 largest investors (based on dollar amount invested) in these funds.

• BASF Corporation Pension Master Trust	• International Bank for Reconstruction & Development — Staff Retirement Plan	• State of Wisconsin Investment Board

• Blue Cross and Blue Shield Association National Retirement Trust	• International Monetary Fund Staff Retirement Plan	• The Rockefeller Foundation

• Deseret Mutual Employee Pension Plan Trust	• Kodak Retirement Income Plan	• U.S. Steel Retirement Plan Trust

• DRM Associates	• Omaha School Employees’ Retirement System	• UMWA Health & Retirement Funds 1974 Pension Trust

• Howard Hughes Medical Institute	• Pew Memorial Trust	• Virginia Retirement System

• IBM Retirement Trust	• Public Employees’ Retirement Association of Colorado

• Illinois State Board of Investment	• School Employees’ Retirement Board of Ohio

In addition to their experience with the 14 funds described above, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The two largest of these investors (based on dollar amount invested) are the State Treasurer of the State of Michigan and the Teachers’ Retirement System of the State of Illinois. The investment proceeds of these investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment advisor. Because the investors were not as passive as those in the

14 funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these four investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.9 billion. On behalf of these institutional investors, investment advisors affiliated with Messrs. Bren and Schreiber have sold 188 real estate assets.

You should note that we believe that the institutional investors named above and that invested in private KBS-sponsored funds or that have been advised by KBS affiliates are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

None of the institutional investors named above have endorsed this offering. By including their names, we do not suggest that any of these investors approved of the services provided by any affiliate of our advisor. We included their names only for purposes of your evaluation of the experience and reputation of our sponsors and their team of real estate and debt finance professionals.

See “Management — Executive Officers and Directors” for more information regarding the background and experience of our sponsors.

Dealer Manager

We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group has a limited operating history. KBS Capital Markets Group will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group served as the dealer manager for KBS REIT I’s initial public offering and continues to serve as the dealer manager for KBS REIT I’s offering under its dividend reinvestment plan. KBS Capital Markets Group also currently serves as the dealer manager for the initial public offerings of KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. We expect KBS REIT II’s primary offering to terminate shortly after commencement of this offering.

Our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., indirectly own KBS Capital Markets Group. See “Management — Executive Officers and Directors” for a discussion of the background and experience of Messrs. Bren, Hall, McMillan and Schreiber.

Below is a brief description of the background and experience of the Managing Director and Chief Executive Officer of KBS Capital Markets Group:

Mike Crimmins was appointed Managing Director and Chief Executive Officer of KBS Capital Markets Group on June 2, 2009. As Managing Director, Mr. Crimmins is responsible for overseeing the day-to-day operations of the company and for oversight of both internal and external wholesaling operations and activities. Mr. Crimmins has been employed by KBS Capital Markets Group since February 2006. From February 2006 to April 2009, he was a Divisional Sales Manager, and on April 2009, Mr. Crimmins was named National Sales Manager. From October 2000 to October 2005, Mr. Crimmins was Western Division Sales Manager for AXA Distributors, LLC. Prior to AXA, Mr. Crimmins served from April 1991 to October 2000 as an Executive Sales Consultant for The Guardian Life Insurance Company. Mr. Crimmins holds a Bachelor of Science in Business Administration and Finance from the University of Missouri.

Management Decisions

The primary responsibility for the management decisions of KBS Capital Advisors and its affiliates, including the selection of real estate properties and real estate-related investments to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, resides in Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of the board of directors.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and the real estate and debt finance professionals at our advisor will manage our day-to-day affairs and our portfolio of real estate properties and real estate-related investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we will pay to our independent directors. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Organization and Offering Stage

Selling Commissions – KBS Capital Markets Group (2)	Up to 6.5% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$162,500/$130,000,000

Dealer Manager Fee – KBS Capital Markets Group (2)	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$75,000/$60,000,000

Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)(4)(5)	To date, KBS Capital Advisors and its affiliates have paid organization and offering expenses on our behalf. We will reimburse KBS Capital Advisors and its affiliates for these costs and for future organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $19,136,791 or 0.69% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing	$137,500/$19,136,791

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.

Acquisition and Development Stage

Acquisition Fees – KBS Capital Advisors (4)(6)	0.75% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee.	$10,935 (minimum offering and no debt)/ $9,226,166 (maximum offering and no debt)/$26,360,474 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/$36,904,664 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Origination Fees – KBS Capital Advisors or its wholly owned subsidiary (4)(6)	1% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition or origination expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans. This fee relates to services provided to us in connection with sourcing and structuring our investments in and originations of loans.	$6,248 (minimum offering and no debt)/$5,272,095 (maximum offering and no debt)/$15,063,128 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/$21,088,379 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

Acquisition and Origination Expenses (6)	Reimbursement of customary acquisition and origination expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of the advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties, real estate-related loans, real estate-related debt securities and other real estate-related investments. We estimate that these expenses will be 0.67% of the cost of investments made by us, excluding fees and expenses associated with such investments.	$13,851 (minimum offering and no debt)/$11,686,910 (maximum offering and no debt)/$33,391,171 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/$46,747,639 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

Operational Stage

Asset Management Fees – KBS Capital Advisors (4)(7)	With respect to investments in real property, the asset management fee will be a monthly fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment, inclusive of acquisition fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management	Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

fee will be a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition or origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation.

Other Operating Expenses – KBS Capital Advisors (7)	We will reimburse the expenses incurred by KBS Capital Advisors in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time our advisor only expects to seek reimbursement for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, if our advisor seeks reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse our advisor or its affiliates for employee costs in connection with services for which KBS Capital Advisors earns acquisition, origination or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Independent Director Compensation (7)	We will pay each of our independent directors an annual retainer of $40,000. We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended; (ii) $2,500 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended); (iii) $2,000 for each teleconference board meeting attended; and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. No independent director fees or director reimbursements are payable unless we raise the minimum offering amount of $2,500,000; until we raise the minimum offering amount, fees and other amounts payable to our board of directors will accrue without interest.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Operational and Liquidation/Listing Stage

Subordinated Participation in Net Cash Flows – KBS Capital Advisors (4)(8)	After investors in our offering have received a return of their net capital contributions and an 8% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. The 8% per year cumulative, noncompounded return is calculated based on the amount of capital invested in the offering. In making this calculation, an investor’s net capital contribution is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8%. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees – KBS Capital Advisors or its affiliates (4)(9)	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor, our sponsors or one of their affiliates 1% of the contract sales price of each property or other investment sold (including residential or commercial mortgage-backed securities issued by a subsidiary of ours as part of a securitization transaction); provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor, the sponsors or their affiliates, the fee paid to our advisor, the sponsors or their affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our advisor, the sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. The conflicts committee will determine whether the advisor, the sponsors or one of their affiliates has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan, we	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

will pay a disposition fee upon the sale of such property. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us. Although we are most likely to pay disposition fees to our advisor, the sponsors or one of their affiliates during our liquidation stage, these fees may also be incurred during our operational stage.

Subordinated Incentive Listing Fee – KBS Capital Advisors (4)(8)(10)	Upon listing our common stock on a national securities exchange, a fee equal to 15% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (ii) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1)  The estimated minimum dollar amounts are based on the sale of the minimum of 250,000 shares to the public and the estimated maximum dollar amounts are based on the sale of the maximum of 280,000,000 shares to the public, including 80,000,000 shares through our dividend reinvestment plan.

(2)   All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)  After raising at least $2,500,000 in gross offering proceeds from persons who are not affiliated with us, our sponsors or KBS Capital Advisors, we expect to begin incurring some organization and offering expenses directly. After the termination of the primary offering, KBS Capital Advisors has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. KBS Capital Advisors will do the same after termination of the offering pursuant to our dividend reinvestment plan.

(4)  Our advisor in its sole discretion may defer any fee payable to it under the advisory agreement. These fees may consist of a $35 fee per subscription agreement payable to our advisor for reviewing and processing subscription agreements, acquisition and origination fees, asset management fees, disposition fees, the subordinated participation in net cash flows and the subordinated incentive listing fee. All or any portion of such fees not taken may be deferred without interest and paid when the advisor determines.

(5)   Some of the amounts described under “Other Organization and Offering Expenses” will be considered underwriting compensation under the rules of FINRA in connection with this offering. These amounts include (i) the attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar; (ii) the travel, meal and lodging costs of registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars; (iii) the travel, meal and lodging costs of registered persons associated with our dealer manager and registered representatives of the participating broker-dealers to attend bona fide training and education meetings held by us; and (iv) reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers. See “Plan of Distribution” for a discussion of underwriting compensation to be paid in connection with this offering.

(6)  Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment and loan origination fees are a percentage of the amount funded by us to acquire or originate a loan, these fees will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect to represent between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves) once we have fully invested the proceeds of this offering); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for properties and other assets; and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

For purposes of this table, we have assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

In addition to acquisition and origination fees, we will reimburse KBS Capital Advisors for amounts it pays in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, whether or not we ultimately acquire the property or originate the loan. These expenses will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect to represent between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves) once we have fully invested the proceeds of this offering); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for properties and other assets; and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

A majority of our independent directors would have to approve any increase in the acquisition fees or origination fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(7)  Commencing on the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this offering, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

(8)   Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in gain from the sale of assets is presumptively reasonable if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

To the extent the incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on total operating expenses described in note 7 above.

Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments, and the fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs. See “Management — The Advisory Agreement.”

An investor’s net capital contribution is calculated by multiplying the issue price of the shares by the total number of shares purchased by the investor.

KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)  Although we are most likely to pay disposition fees to KBS Capital Advisors, our sponsors or one of their affiliates in the event of our liquidation, these fees may also be incurred during our operational stage. A majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor, our sponsors and their affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to our advisor, our sponsors and their affiliates to 3% of the contract sales price.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on total operating expenses described in note 7 above.

(10)  The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on total operating expenses described in note 7 above.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other incentive compensation. We cannot predict whether, and on what terms, an internalization transaction would occur in the future. If we internalize the advisor before listing, the subordinated incentive listing fee would not be payable; however, when negotiating the purchase price of the advisor or an affiliate of the advisor pursuant to an internalization transaction, the amount of any foregone incentive fee would likely be a consideration. Our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that an internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares
KBS Capital Advisors LLC	20,000	100.0%
Peter M. Bren, President	20,000	100.0
Keith D. Hall, Executive Vice President	20,000	100.0
Peter McMillan III, Executive Vice President, Treasurer, Secretary and Director	20,000	100.0
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and Director	20,000	100.0
David E. Snyder, Chief Financial Officer	-	-
Stacie K. Yamane, Chief Accounting Officer	-	-
Hank Adler, Independent Director	-	-
Barbara R. Cambon, Independent Director	-	-
Stuart A. Gabriel, Ph.D., Independent Director	-	-
All directors and executive officers as a group	20,000	100.0%

(1)   The address of each beneficial owner listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

(2)   As of the date of this prospectus, KBS Capital Advisors owns all of our issued and outstanding stock. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other KBS Real Estate Programs

General

All of our executive officers, some of our directors and other key real estate and debt finance professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other KBS investment advisors that are the sponsors of other real estate programs as well as executive officers, directors and/or key professionals of KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT, which are also public, non-traded REITs advised by KBS Capital Advisors. Through affiliates of our advisor, key real estate and debt finance professionals at our advisor also serve as investment advisors to institutional investors in real estate properties and real estate-related assets. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties and real estate-related investments that may be suitable for us.

Since 1992, investment advisors affiliated with Peter M. Bren and Charles J. Schreiber, Jr. have sponsored 14 privately offered real estate programs. Nine of these programs were still operating as of December 31, 2009. Our sponsors, Messrs. Bren, Hall, McMillan and Schreiber are also the sponsors of KBS REIT I, KBS REIT II and KBS Strategic Opportunity REIT and, together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors are also sponsoring another public real estate investment trust, KBS Legacy Partners Apartment REIT. All of these programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors for which a KBS entity serves as an investment advisor.

Allocation of Investment Opportunities

We rely on our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., and the real estate and debt finance professionals of our advisor to identify suitable investments. KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT are also advised by KBS Capital Advisors and rely on many of these same professionals. Messrs. Bren and Schreiber and other real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As such, other KBS-sponsored programs and KBS-advised investors that are seeking investment opportunities as of the date of this prospectus all rely on many of the same professionals, as will future programs. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors.

Our acquisition stage will overlap to some extent with KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, one private KBS-sponsored program and possibly future KBS-programs. We expect KBS REIT II’s primary offering to terminate shortly after commencement of this offering. KBS REIT II’s primary offering is expected to last until December 31, 2010. As of September 22, 2010, KBS REIT II has $60.0 million of cash available for investment that has not been allocated to probable investments under contract and KBS REIT II could raise up to $603.4 million in gross proceeds from the shares remaining to be sold in KBS REIT II’s primary offering, though KBS REIT II may terminate its primary offering before it has sold all of these shares. We do not expect that there will be any period during which both we and KBS REIT II will be offering shares to new potential investors. Like us, KBS REIT II intends to allocate between 60% and 70% of its portfolio to investments in core properties and between 30% and 40% of its portfolio to other real estate-related investments. Until KBS REIT II has fully invested the proceeds from its initial public offering, and to the extent that an investment opportunity meets the cash flow requirements, operating needs, diversification goals and overall portfolio mix of KBS REIT II, we expect the advisor to direct the investment opportunity to KBS REIT II. Based upon current market conditions, we expect that KBS REIT II will have fully invested the proceeds from its initial public offering within three to six months of ceasing to offer shares to the public. However, from time to time, and based upon asset sales and the maturity, prepayment or workout of debt-related investments, KBS REIT II may seek to make a small number of investments during our acquisition stage.

KBS Legacy Partners Apartment REIT intends to make equity investments in high-quality multifamily properties located throughout the United States. Although we are not prohibited from acquiring multifamily properties, our sponsors and their affiliates have agreed not to sponsor offerings of other multifamily-focused REITs while the KBS Legacy Partners Apartment REIT offering is ongoing, and we do not expect to be in direct competition for properties with KBS Legacy Partners Apartment REIT. KBS Strategic Opportunity REIT intends to originate and acquire mortgage, mezzanine, bridge and other real estate-related loans, to invest in real estate-related debt securities, such as residential and commercial mortgage-backed securities and collateralized debt obligations, and to invest in various types of opportunistic real estate. Although there may be some overlap of investment opportunities, we generally do not expect to compete for investments with KBS Strategic Opportunity REIT because of its debt and opportunistic focus. The one private KBS-sponsored program that is currently in its acquisition stage is seeking to acquire value-added properties, which are properties requiring a significant amount of additional work (e.g., leasing, repositioning, or work-outs) to enhance their value. As a result, we do not expect to be in direct competition with this private program as we are seeking to acquire core properties.

When the KBS real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these KBS real estate and debt finance professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless the advisor has recommended the investment to us. See “— Certain Conflict Resolution Measures.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other KBS programs and affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other KBS programs and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, KBS Capital Advisors and the advisors of other KBS programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on KBS Capital Advisors and the key real estate, debt finance, management and accounting professionals our advisor has assembled, including Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane, for the day-to-day operation of our business. KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT are also advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate, debt finance, management and accounting professionals as will future public KBS-sponsored programs. Further, our officers and directors are also officers and/or directors of some or all of the other public KBS-sponsored programs. Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane are also executive officers of KBS REIT I and KBS REIT II. Messrs. Hall, McMillan and Snyder and Ms. Yamane are executive officers of KBS Strategic Opportunity REIT, and Messrs. Bren, McMillan and Snyder and Ms. Yamane are executive officers of KBS Legacy Partners Apartment REIT. In addition, Messrs. Bren and Schreiber and Ms. Yamane are the executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Bren, Hall, McMillan, Schreiber and Snyder and Ms. Yamane will face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS-sponsored programs and other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate, debt finance, management and accounting professionals. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsors who provide services to us are not obligated to devote a fixed amount of their time to us.

Our sponsors believe that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of KBS-programs are very similar, there are significant efficiencies created by the same team of individuals at the advisor providing services to multiple programs. For example, the advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.

Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates

KBS Capital Advisors and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors, some of whom also serve as our executive officers and directors and the key real estate, debt finance, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition, origination and asset-management fees;

•	sales of properties and other investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of properties and other investments, which entitle KBS Capital Advisors to acquisition or origination fees and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable to KBS Capital Advisors;

•

whether and when we seek to list our common shares on a national securities exchange, which listing (i) may make it more likely for us to become self-managed or internalize our management or (ii) could entitle KBS Capital Advisors to a subordinated incentive listing fee, and which could also adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade;

•

whether we seek stockholder approval to become self-managed or internalize our management, which may entail (i) acquiring entities from our sponsors or advisor at a price resulting in substantial compensation to them and/or (ii) acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate, debt finance, management and accounting professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee.

Our Board’s Loyalties to KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT and Possibly to Future KBS-Sponsored Programs

All of our directors are also directors of KBS REIT I and KBS REIT II. One of our directors is also a director of KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT. The loyalties of our directors serving on the boards of KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT, or possibly on the boards of future KBS-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to another KBS-sponsored program or if our advisor is giving preferential treatment to another KBS-sponsored program in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle KBS Capital Advisors or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Similarly, property sales to other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Decisions of our board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to such other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other KBS-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding whether and when we seek to list our common shares on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade.

Because our independent directors are also independent directors of KBS REIT I and KBS REIT II, they receive compensation for service on the boards of KBS REIT I and KBS REIT II. Like us, KBS REIT I and KBS REIT II each pay each independent director an annual retainer of $40,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). In addition, KBS REIT I and KBS REIT II reimburse directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

For the year ended December 31, 2009, the independent directors of KBS REIT I earned compensation as follows:

Independent Director	Compensation Earned in 2009	Compensation Paid in 2009(1)
Hank Adler	$115,500 (2)	$118,496
Barbara Cambon	$111,500 (3)	$116,496
Stuart A. Gabriel, Ph.D	$112,000 (4)	$110,996

(1)   Compensation Paid in 2009 includes meeting fees earned during 2008 but paid or reimbursed in 2009 as follows: Mr. Adler $10,333; Ms. Cambon $13,333; and Mr. Gabriel $6,333.

(2)  This amount includes (i) fees earned for attendance at 12 board meetings, 12 conflicts committee meetings and six audit committee meetings, (ii) the annual retainer and (iii) cost reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(3)   This amount includes (i) fees earned for attendance at 11 board meetings, 11 conflicts committee meetings and five audit committee meetings, (ii) the annual retainer and (iii) cost reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(4)   This amount includes (i) fees earned for attendance at 12 board meetings, 12 conflicts committee meetings and six audit committee meetings, (ii) the annual retainer and (iii) cost reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

For the year ended December 31, 2009, the independent directors of KBS REIT II earned compensation as follows:

Independent Director	Compensation Earned in 2009	Compensation Paid in 2009(1)
Hank Adler	$95,500 (2)	$95,997
Barbara Cambon	$90,000 (3)	$93,997
Stuart A. Gabriel, Ph.D	$93,000 (4)	$93,497

(1) Compensation Paid in 2009 includes meeting fees earned during 2008 but paid or reimbursed in 2009 as follows: Mr. Adler $5,833; Ms. Cambon $10,333; and Mr. Gabriel $5,833.

(2) This amount includes (i) fees earned for attendance at nine board meetings, eight conflicts committee meetings and five audit committee meetings, (ii) the annual retainer and (iii) cost reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(3) This amount includes (i) fees earned for attendance at eight board meetings, seven conflicts committee meetings and four audit committee meetings, (ii) the annual retainer and (iii) cost reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(4) This amount includes (i) fees earned for attendance at nine board meetings, eight conflicts committee meetings and five audit committee meetings, (ii) the annual retainer and (iii)  cost reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, some of our directors and the key real estate and debt finance professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for:

•	KBS Capital Advisors, our advisor;

•	KBS Capital Markets Group, our dealer manager; and

•	other KBS-sponsored programs (see the “Prior Performance Summary” section of this prospectus).

Through KBS-affiliated entities, these persons also serve as the investment advisors to institutional investors in real estate properties and real estate-related assets. As a result, they owe fiduciary duties to each of these programs, their stockholders, members and limited partners and the institutional investors advised by KBS-affiliated entities. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since KBS Capital Markets Group, our dealer manager, is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

KBS Capital Markets Group also currently serves as the dealer manager for the initial public offerings of KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. Both KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT will be raising capital in their respective public offerings concurrently with our offering. We expect KBS REIT II’s primary offering to terminate shortly after commencement of this offering. KBS REIT II’s offering is expected to last until December 31, 2010. In addition, future KBS-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our sponsors and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and may compete with us for investment capital.

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An independent director is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors, our sponsors or their affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. All of our independent directors serve as independent directors of KBS REIT I and KBS REIT II.

Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with KBS Capital Advisors at a substantial price; and

•	whether and when we seek to sell the company or substantially all of its assets.

All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of the board of directors.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•

the amount of the fees and any other compensation, including stock-based compensation, paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay KBS Capital Advisors, our sponsors or their affiliates a disposition fee in connection with the sale of an asset if KBS Capital Advisors, our sponsors or their affiliates provide a substantial amount of the services in the effort to sell the asset, the commission does not exceed 3% of the sales price of the asset, and, if in connection with a disposition commissions are paid to third parties unaffiliated with our advisor, our sponsors or their affiliates, the commission paid to our advisor, our sponsors and their affiliates does not exceed the commissions paid to such unaffiliated third parties. Although our charter limits the disposition fee we may pay to our advisor, our sponsors or their affiliates to 3% of the sales price, our advisory agreement provides for a 1% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission paid to KBS Capital Advisors, our sponsors and their affiliates, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on total operating expenses described below. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor, our sponsors or their affiliates a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Under our advisory agreement, an incentive fee may be paid only if the stockholders first receive an 8% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sale proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on total operating expenses described below. See the description of the subordinated incentive fee under “Management Compensation.”

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 0.75% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Similarly, the advisory agreement limits the origination fee to 1% of the amount funded by us to acquire or originate loans (including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan). Any increase in the acquisition fee or origination fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice. In such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. Therefore, if the ultimate liquidation value of our assets were to decline relative to the appraised value of our assets as of the termination date of the advisory agreement, we may be obligated to pay a termination fee even if our stockholders do not ultimately receive an 8% per year cumulative, non-compounded return on their investment in us. The termination fee would be reduced by the amount of any prior payment to the advisor of a subordinated participation in net cash flows.

Our Acquisitions. We will not purchase or lease assets in which KBS Capital Advisors, our sponsors, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from KBS Capital Advisors, our sponsors, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our sponsors, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of KBS Capital Advisors, our sponsors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, between us and KBS Capital Advisors, our sponsors, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing on the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this offering, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock on a national securities exchange; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to KBS Capital Advisors, our directors, the sponsors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than KBS Capital Advisors, our directors, the sponsors and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to KBS Capital Advisors, our directors, the sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to KBS Capital Advisors, our sponsors or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to KBS Capital Advisors, our sponsors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors, our sponsors or their affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

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the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

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a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a common stockholder, KBS Capital Advisors, our directors and officers and their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs, as well as for the institutional investors for whom KBS Realty Advisors and its affiliates serve as investment advisors. KBS Capital Advisors, our advisor and the advisor to KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT and KBS Strategic Opportunity REIT, and KBS Realty Advisors and its affiliates share many of the same key real estate and debt finance professionals. When these KBS real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or one of the institutional investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. The factors that the KBS real estate and debt finance professionals will consider when determining the KBS-sponsored program or investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

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the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of the KBS real estate and debt finance professionals, to be more appropriate for another KBS program or investor, they may offer the investment to another KBS program or investor. Like us, KBS REIT II intends to allocate between 60% and 70% of its portfolio to investments in core properties and between 30% and 40% of its portfolio to other real estate-related investments. Until KBS REIT II has fully invested the proceeds from its initial public offering, and to the extent that an investment opportunity meets the cash flow requirements, operating needs, diversification goals and overall portfolio mix of KBS REIT II, we expect the advisor to direct the investment opportunity to KBS REIT II. KBS REIT II’s primary offering is expected to last until December 31, 2010. Based upon current market conditions, we expect that KBS REIT II will have fully invested the proceeds from its initial public offering within three to six months of ceasing to offer shares to the public. However, from time to time, and based upon asset sales and the maturity, prepayment or workout of debt-related investments, KBS REIT II may seek to make a small number of investments during our acquisition stage. It shall be the duty of our board of directors, including the independent directors, to ensure that the allocation method described above is applied fairly to us.

Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS programs and investors for whom KBS Capital Advisors, KBS Realty Advisors or one of their affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS programs and investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other KBS-sponsored programs and investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless the advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in and origination of real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We may make our investments through the acquisition of individual assets and loan originations or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We expect our real property investments to be located in large metropolitan areas in the United States. Our primary investment objectives are:

•	to preserve and return your capital contribution; and

•	to provide you with attractive and stable cash distributions.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire or upon maturity or payoff of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by September 30, 2020, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally, as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on, and use the proceeds of this offering principally for, investment in and management of a diverse portfolio of real estate properties and real estate-related assets. We plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate properties and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate between 60% and 70% of our portfolio to investments in core properties, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover, and allocate between 30% and 40% of our portfolio to other real estate-related investments. These real estate-related assets may include mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Although this is our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego what we believe to be a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we focus on the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio may consist of a greater percentage of real estate-related investments.

Investments in Real Properties

We expect to invest in core properties, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. The types of properties that we may invest in include office, industrial and retail properties located throughout the United States. Although we may invest in any of these types of properties, the primary property types in which we intend to invest are as follows (in no order of priority):

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office properties — including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation; and

•	industrial properties — including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Our advisor intends to diversify our real estate property investments by geographic region and investment size. Though we are not limited as to the specific geographic areas where we may conduct our operations, we expect to purchase properties in large metropolitan areas located in the United States. We will focus on markets where KBS affiliates have an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Our initial target markets are:

Western Region	Central Region	Eastern Region
Denver Los Angeles/Orange County Phoenix Riverside/San Bernardino Sacramento San Diego San Francisco Bay Area Seattle	Austin Chicago Dallas Houston Minneapolis	Atlanta Boston Greater New York Area Greater Philadelphia Area Northern New Jersey Northern Virginia Washington, D.C.

Economic and real estate market conditions vary widely both region to region and among different property types within each region and submarket, and we intend to spread our investments both across these regions and among the submarkets within these regions.

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $10 million to $100 million; however, we may make investments outside of this range. For example, we may make investments for less than $10 million if the acquired property will complement our existing portfolio. Further, we may invest more than $100 million in a single property if we believe that property will help us meet our investment objectives. We do not expect that we will invest more than $300 million in any single property.

We generally intend to hold our core properties for four to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. However, economic and market conditions may influence us to hold our investments for different periods of time.

Conditions to Closing Real Property Investments. Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor will obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. All of our property acquisitions will also be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of readily transferable title to the proposed investment property, subject to such liens and encumbrances as are acceptable to KBS Capital Advisors;

•	title insurance policies; and

•	financial statements covering recent operations of properties that have operating histories.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings as well as offering proceeds.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of the KBS Capital Advisors asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Investments in and Originating Loans

We also expect to make substantial investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We intend to structure, underwrite and originate some of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor or a wholly owned subsidiary of our advisor will source our debt investments. We will pay our advisor or its subsidiary origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment.

We may sell some of the loans (or portions of the loans after separating them into tranches) that we originate to third parties for a profit. We expect to hold other loans (or portions of loans) for investment.

We will fund the loans we originate with proceeds from this offering and, to the extent available, we may fund our investments in loans with proceeds from warehouse lines of credit, repurchase agreements or other borrowings.

Described below are some of the types of loans we may originate or acquire:

Mortgage Loans. We may originate or acquire mortgage loans structured to permit us (i) to retain the entire loan or (ii) to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa). We expect these loans to be secured by commercial properties and range in size from $5 million to $50 million, generally, with exceptions, such as high-quality loans with low loan-to-value ratios. We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing and sub-performing loans that were originated by third-party lenders such as banks, life insurance companies and other owners.

Second Mortgages. We may invest in second mortgages, which are loans secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. Our management believes that B-Notes are one of the safest subordinated debt instruments because B-Notes share a single mortgage with the A-Note and, as a result, its position survives an event of foreclosure. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans. The mezzanine loans we may originate or acquire will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These investments typically range in size from $10 to $50 million, have terms from two to ten years and bear interest at a rate of 275 to 800 basis points over the applicable interest rate index. Mezzanine loans may have maturities that match the maturity of the related mortgage loan but may have shorter terms. Mezzanine loans usually have loan-to-value ratios between 66% and 90%.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans. We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.

Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. Leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Fund Level or Corporate Level Debt. We may invest in various real estate ventures by providing financing to or purchasing the debt obligations of funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries. We do not expect such investments would exceed 10% of the proceeds of this offering, assuming we sell the maximum offering amount.

Participations. Participation investments are investments in partial interests of loans of the type described above that are made and administered by third-party lenders.

Underwriting Loans. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs or another third party.

In evaluating prospective investments in and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority thereof relative to our prospective investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. One of the real estate or debt finance professionals at our advisor or its subsidiary or their agent may inspect material properties during the loan approval process, if such an inspection is deemed necessary. Inspection of a property may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral underlying a pool of loans) or if there are unique circumstances related to such property, such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect properties on our behalf.

Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term. We do not expect to make or invest in loans with a maturity of more than ten years from the date of our investment and anticipate that most loans will have a term of five years. We may hold some of our investments in loans for four to seven years, though we expect to hold some for two to three years. As discussed above, some of the loans we make may be sold shortly after origination.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

As discussed above, once we have fully invested the proceeds of this offering, we expect between 30% and 40% of our portfolio to consist of real estate-related assets, including mortgage, mezzanine, bridge and other loans. Although this is our current target portfolio, we will not forego what we believe to be a good investment because it does not precisely fit our expected portfolio composition. Further, we may make adjustments to our target portfolio based on real estate market conditions. Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate properties and real estate-related investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Investments in Real Estate-Related Debt Securities

In addition to investments in properties, loans and equity securities (discussed below), we may also invest in real estate-related debt securities such as mortgage-backed securities and debt securities issued by other real estate companies. While we may invest in any of these debt-related securities, we expect that the majority of these investments would be commercial mortgage-backed securities or CMBS. A brief description of commercial mortgage-backed securities follows.

Commercial Mortgage-Backed Securities. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The equity tranche, which is the “first loss” position, bears most of the risk associated with the collateral pool. It is possible for a relatively few number of defaults in the collateral pool to cause large losses for the equity tranche. However, if the collateral pool performs well, the equity tranche has a greater potential return than the more senior tranches, which typically have returns capped at the coupon rates of the notes created in the structure.

In addition to tranche seniority, the credit quality of CMBS depends on the credit quality of the underlying mortgage loans, the real estate finance market and the parties directly involved in the transaction, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the related properties;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic location;

•	construction quality of the property;

•	the creditworthiness of the borrowers;

•	macroeconomic variables that affect the supply and demand for commercial real estate;

•	structural features of the transaction, such as subordination levels, advancing terms and other credit enhancements;

•	the originator of the loan and its motivation to sell it;

•	the underwriter and issuer of the transaction and their ability to trade and support it in the secondary markets; and

•	the servicers and trustees responsible for running and maintaining the transaction on a daily basis.

Ratings of Real Estate-Related Debt Securities. For mortgage-backed securities, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment grade.” The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade classes.

We evaluate the risk of investment grade and non-investment grade mortgage-backed securities based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We utilize third party data providers to review loan level performance such as delinquencies and threats to credit performance. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. We perform specific asset-level underwriting on all significant loans in the securities structure. We utilize sensitivity analysis and other statistical underwriting when evaluating the cash flows generated by a transaction. With respect to transactional structure, we assess the structure of a particular securities transaction as well as utilize third party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default.

Investments in Equity Securities

We may make equity investments in REITs and other real estate companies with investment objectives similar to ours. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Other Possible Investments

Although we expect that most of our investments will be of the type described above, we may make other investments. We may invest in enhanced-return properties, which are higher-yield and higher-risk investments than core properties. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties. We may also acquire properties that are mixed-use properties, properties that are under development or construction, undeveloped land, options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests. Although we can purchase any type of interest in real estate or real estate-related assets, our charter does limit certain types of investments. See “— Charter-imposed Investment Limitations.” We do not intend to underwrite securities of other issuers.

Investment Decisions and Asset Management: The KBS Approach

Within our investment policies and objectives, our advisor, KBS Capital Advisors, will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of the board of directors. Our conflicts committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

KBS Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired.

KBS Capital Advisors believes that active management is critical to creating value. Our advisor will also develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

Messrs. Bren and Schreiber each average over 36 years of real estate experience, and each of our sponsors — Messrs. Bren, Hall, McMillan and Schreiber — has over 17 years of experience in real estate-related debt investments. Messrs. Bren, Hall, McMillan and Schreiber work together with their team of real estate and debt finance professionals in the identification, acquisition and management of our investments. In addition, the key real estate professionals at our advisor include James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall, Lori Lewis, Rodney Richerson and David E. Snyder, and each has over 17 years of real estate experience. Each of them has been through multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, KBS Capital Advisors will utilize a market-focused structure. KBS Capital Advisors has divided the country into three regions: the Eastern, Central and Western United States. Each region has a regional president who is responsible for executing our investment strategy and actively managing the asset managers in that region. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute KBS Capital Advisors’ disciplined investment approach, a team of our advisor’s real estate and debt finance professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

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National Market Research – The investment team extensively researches the acquisition and/or origination and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of KBS Capital Advisors’ network of professionals.

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Underwriting Discipline – KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other KBS professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

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Risk Management – Risk management is a fundamental principle in our advisor’s construction of portfolios and in the management of each investment. Diversification of portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ real estate and debt finance professionals continuously review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

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Asset Management – Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate properties and/or real estate-related assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a joint venture for the acquisition or origination of a significant investment, we will supplement this prospectus to disclose the terms of such investment transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the relevant facts, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

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Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

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Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or assets or for originations of new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to refinance existing indebtedness; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

Once we have fully invested the proceeds of this offering, we expect our debt financing to be between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). We expect our debt financing related to the acquisition of core properties to be between 45% and 65% of the aggregate cost of all such assets. We expect our debt financing related to the acquisition and origination of real-estate related investments to be between 0% and 65% of the aggregate cost of all such assets depending upon the market’s appetite for such financings. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, meaning that our borrowings may exceed our maximum target leverage of 65% of the cost of our tangible assets without violating the borrowing restrictions in our charter. We may exceed the 75% limit in our charter only if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. For example purposes only, substantial justification could be found by the conflicts committee for reasons including, but not limited to, the following: (1) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations; (2) to pay sufficient distributions to maintain our REIT status; or (3) to buy a property where an exceptional acquisition opportunity presents itself and the terms of the debt and nature of the property are such that the debt does not materially increase the risk that we would become unable to meet our financial obligations as they became due. During the early stages of this offering, and to the extent financing in excess of our charter limit is available at attractive terms, the conflicts committee may approve debt in excess of the charter limit. From time to time, our debt financing could also be below 35% of the cost of our tangible assets due to the lack of availability of debt financing.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments and/or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our assets, or may be limited to the particular property to which the indebtedness relates.

We may finance the acquisition or origination of certain real estate-related investments with repurchase agreements and warehouse lines of credit. With repurchase agreements, we may borrow against the loans, mortgage-backed securities and other investments we own. Under these agreements, we may sell loans and other investments to a counterparty and agree to repurchase the same assets from the counterparty at a price equal to the original sales price plus an interest factor. Repurchase agreements economically resemble short-term, variable-rate financings and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. We may also rely on warehouse credit facilities for capital needed to fund our investments. These facilities are typically lines of credit from commercial and investment banks that we can draw from to fund our investments. Warehouse facilities are typically collateralized loans made to investors who invest in securities and loans and, in return for financing, pledge their securities and loans to the warehouse lender. Third-party custodians, usually banks, typically hold the securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the investor who is deemed to own the securities and loans and, if there is a default under the warehouse credit facility, for the benefit of the warehouse lender. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral.

The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We anticipate that our board of directors will make this determination by (i) seeking to secure borrowings from third party lenders and comparing the terms offered by such third party lenders to the terms of proposed borrowings from our advisor or its affiliates, and (ii) reviewing publicly available disclosure to determine borrowing terms secured by other similarly-situated real estate investment companies from third party lenders and comparing such terms to the terms of proposed borrowings from our advisor or its affiliates.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain debt agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (4) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

We intend to hold our properties for an extended period, typically four to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. We may hold some of our investments in mortgage and mezzanine loans for four to seven years, though we expect to hold some of our loan investments for two to three years. Our advisor will develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sell date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for you. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

If we do not list our shares of common stock on a national securities exchange by September 30, 2020, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. See the discussion above under “Investment Objectives and Criteria — General.”

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow in excess of 75% of the aggregate cost of our tangible assets (before deducting depreciation or other non-cash reserves), unless approved by a majority of the conflicts committee;

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invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as an equity interest in real property that was not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced, provided that in the case of a property or loan, the investment may be made if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in publicly traded entities that are otherwise approved by a majority of our board of directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (when we refer to a publicly traded entity, we are referring to any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system), and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity; (ii) the investment in wholly owned subsidiaries of ours; or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations under the Investment Company Act of 1940

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Depending on the nature of our portfolio, we believe that we and our Operating Partnership may be able to satisfy both tests above. With respect to the 40% test, we expect that most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries. Although the SEC staff has issued little guidance with respect to the primarily engaged test, we are not aware of any court decisions or SEC staff interpretations finding a holding company that satisfies the 40% test to nevertheless be an investment company under the primarily engaged test.

We expect that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters.

If, however, the value of the subsidiaries of our Operating Partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our Operating Partnership, then we and our Operating Partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our Operating Partnership are “primarily engaged,” through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

Regardless of whether we and our Operating Partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. We discuss below how we will treat our potential investments and our interests in the subsidiaries of our Operating Partnership that own them under the Investment Company Act.

Real Property

Pursuant to the language of the statute, we will treat an investment in real property as a qualifying asset.

Mortgage Loans

We will treat a first mortgage loan as a qualifying asset provided that the loan is fully secured, i.e., the value of the real estate securing the loan is greater than the value of the note evidencing the loan. If the loan is not fully secured, the entire value of the loan will be classified as a real estate-related asset if 55% of the fair market value of the loan is secured by real estate. We will treat mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, as qualifying assets if the real property fully secures the second mortgage. All of the foregoing is consistent with positions set forth in SEC no-action letters.

Participations

A participation interest in a loan will be treated as a qualifying asset only if the interest is a participation in a mortgage loan, such as an A-Note or a B-Note, that meets the criteria recently set forth in an SEC no-action letter, that is:

•	the note is a participation interest in a mortgage loan that is fully secured by real property;

•

our subsidiary as note holder has the right to receive its proportionate share of the interest and the principal payments made on the mortgage loan by the borrower, and our subsidiary’s returns on the note are based on such payments;

•	our subsidiary invests in the note only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan;

•

our subsidiary as note holder has approval rights in connection with any material decisions pertaining to the administration and servicing of the mortgage loan and with respect to any material modification to the mortgage loan agreements; and

•

in the event that the mortgage loan becomes non-performing, our subsidiary as note holder has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) with respect to a junior note, purchase the senior note at par plus accrued interest, thereby acquiring the entire mortgage loan.

If these conditions are not met, we may treat the note as a real estate-related asset or as a miscellaneous asset depending upon applicable SEC guidance, if any, or our view as to whether the asset is similar to other SEC-designated real estate-related assets.

Mezzanine Loans

We intend for a portion of our investments to consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or tier one mezzanine loans. We will treat our tier one mezzanine loans as qualifying assets when our subsidiary’s investment in the loan meets the criteria set forth in an SEC no-action letter, that is:

•	the loan is made specifically and exclusively for the financing of real estate;

•	the loan is underwritten based on the same considerations as a second mortgage and after our subsidiary performs a hands-on analysis of the property being financed;

•	our subsidiary as lender exercises ongoing control rights over the management of the underlying property;

•	our subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan;

•	the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and

•	our subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.
Convertible Mortgages

A convertible mortgage is a mortgage loan coupled with an option to purchase the underlying real estate. Although the SEC staff has not taken a position with respect to convertible mortgages, we intend to treat a convertible mortgage as two assets: a mortgage and an option. We will value the mortgage as though the option did not exist and treat it as either a qualifying asset or a real estate-related asset according to the positions set forth above. We will assign the option an independent value and treat the option as a real estate-related asset.

Other Real Estate-Related Loans

We will treat the other real estate-related loans described in this prospectus, i.e., bridge loans, wraparound mortgage loans, construction loans and loans on leasehold interests, as qualifying assets if such loans are fully secured by real estate, which is consistent with SEC staff no-action letters. With respect to construction loans, we will treat only the amount outstanding at any given time as a qualifying asset if the value of the property securing the loan at that time exceeds the outstanding loan amount plus any amounts owed on loans senior or equal in priority to our construction loan.

Residential and Commercial Mortgage-Backed Securities

We will treat a residential or commercial mortgage-backed security as a qualifying asset if the certificate represents all of the beneficial interests in a pool of mortgages, referred to as a “whole pool” certificate, which position is consistent, we believe, with SEC no-action letters relating to certificates issued or guaranteed by government-sponsored agencies. We intend to treat a partial pool certificate as a real estate-related asset pursuant to an SEC staff report.

Joint Venture Interests

When measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis based on informal guidance from members of the SEC staff, which means that when assets are held through another 3(c)(5)(C) entity, we will treat the value of our interest in the entity as follows:

1.	If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

2.	If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying assets, real estate-related assets and miscellaneous assets.

3.	If we are the general partner or managing member of a entity, then (i) we will treat the value of our interest in the entity as in item 2 above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (ii) we will treat the value of our interest in the entity as in item 1 above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of qualifying assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC’s Division of Investment Management provides more specific or different guidance regarding the treatment of assets as qualifying assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC’s Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

PLAN OF OPERATION

General

We are a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2011. We intend to acquire and manage a diverse portfolio of real estate properties and real estate-related assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate properties and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate between 60% and 70% of our portfolio to investments in core properties and between 30% and 40% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego what we believe to be a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with attractive investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not commenced operations nor have we identified any properties or other investments in which there is a reasonable probability that we will invest.

KBS Capital Advisors is our advisor. As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate properties and real estate-related assets. KBS Capital Advisors makes recommendations on all investments to our board of directors. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. Unless otherwise provided by our charter, the conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of the board of directors. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2011. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2011, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

We will present our financial statements and operating partnership income, expenses and depreciation on a consolidated basis with KBS REIT Holdings III and our Operating Partnership. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through KBS REIT Holdings III and the Operating Partnership to us as each of these subsidiary entities will be disregarded for federal tax purposes. These tax items will not generally flow through us to our stockholders. Rather, our net income and net capital gain will effectively flow through us to our stockholders as and when we pay distributions.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase real estate and purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments, and our total assets consist of $200,000 of cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,500,000 in gross offering proceeds from persons who are not affiliated with us, our sponsors or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). Our charter does not limit us from incurring debt until our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), though we may exceed this limit under certain circumstances. During the early stages of this offering, and to the extent financing in excess of this limit is available at attractive terms, we expect that the conflicts committee may approve debt in excess of this limit.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and our conflicts committee.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2011. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a monthly basis. We have not established a minimum distribution level.

Results of Operations

We were formed on December 22, 2009 and, as of the date of this prospectus, we have not commenced operations. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in real estate-related investments such as mortgage and mezzanine loans; debt and derivative securities related to real estate assets, such as mortgage-backed securities and debt securities issued by other real estate companies; and equity securities of other real estate companies. We may also invest in entities that make similar investments. We will not commence any significant operations until we have raised the minimum offering amount of $2,500,000 from persons who are not affiliated with us, our sponsors or our advisor.

Market Outlook – Real Estate and Real Estate Finance Markets

The following discussion is based on management’s beliefs, observations and expectations with respect to the real estate and real estate finance markets.

During 2008 and 2009, the global financial markets experienced increased volatility due to the widespread concerns about credit risk and the functioning of the capital markets. Economies throughout the world have experienced substantially increased unemployment and sagging consumer confidence due to a downturn in economic activity. According to the U.S. Bureau of Labor Statistics, there were approximately 8.4 million jobs lost in the U.S. from December 2007 through December 2009 and the unemployment rate peaked in 2009 at 10.1%, up from 5.0% in December 2007. In addition, the failure (and near failure) of several large financial institutions and the expectations of additional failures of smaller financial institutions has led to increased levels of uncertainty and a continued skepticism in the general business climate.

As a result of the decline in general economic conditions, the U.S. commercial real estate industry has experienced deteriorating fundamentals across all major property types and in most geographic markets. In general, borrower defaults continue to rise, rental rates have fallen, and demand for commercial real estate space in most markets has contracted. Looking forward, it is widely assumed that mortgage delinquencies have not yet peaked.

Currently, benchmark interest rates, such as LIBOR, are near historic lows. This has allowed borrowers with floating rate debt to continue to make debt service payments even as the properties securing these loans experience decreased occupancy and lower rental rates. Low short-term rates have allowed borrowers to meet their debt obligations; however, these borrowers would not meet the current underwriting requirements needed to refinance this debt today. As these loans near maturity, borrowers will have to find new sources of funds in order to recapitalize their properties.

In late 2008 and throughout 2009, transaction volume for commercial real estate declined dramatically. Increased market volatility has led to uncertainty and poor investor confidence with regard to future market conditions. In the third quarter of 2009, government programs designed to provide liquidity to the capital markets and low short-term interest rates began to have an effect on the demand for assets with yield. Credit spreads across most of the fixed income markets have experienced a dramatic decrease, allowing the commercial real estate markets to stabilize. Following a prolonged period of inactivity, transaction activity has slowly increased and some measure of liquidity has made its way into the market; however, the volume is well below that seen prior to 2008.

From a financing perspective, severe dislocations and liquidity disruptions in the credit markets in late 2008 and early 2009 impacted both the cost and availability of commercial real estate debt. The CMBS market, formerly a significant source of liquidity and debt capital, was inactive for over a year and left a void in the market for long-term, affordable, fixed rate debt. During that time, the void was partially filled by portfolio lenders such as insurance companies, but at very different terms than were available in the past five years. These remaining lenders generally increased credit spreads, lowered the amount of available proceeds, required recourse security and credit enhancements, and otherwise tightened underwriting standards, while simultaneously limiting lending to existing relationships with borrowers that invest in high quality assets in top-tier markets. In addition, lenders have limited the amount of financing available to existing relationships in an effort to manage capital allocations and credit risk.

Recently, there have been signs that the credit markets have begun to thaw as the global economy has shown signs of recovery and growth. New CMBS issuances and increased access to the capital markets for publicly-traded REITs has led many to believe that commercial real estate lending will be revived as the market’s appetite for risk returns. Similarly, many lending institutions have increased their lending on commercial real estate, which, coupled with historically low rates and slightly-relaxed underwriting standards, has helped increase commercial real estate transaction volume. It is important to remember that these trends have only recently begun and an improvement in one aspect of the market does not provide an indication of a general market recovery or provide any indication of the duration of the existing downturn, or the speed of any expected recovery.

Despite certain recent positive economic indicators such as an improved stock market performance, an improved unemployment rate and improved access to capital for some companies, the aforementioned economic conditions have sustained the ongoing global recession. Global government interventions in the banking system and the persistence of a highly expansionary monetary policy by the U.S. Treasury have introduced additional complexity and uncertainty to the markets. The U.S. government’s recent introduction of additional regulation to the financial markets, including the banking, insurance and brokerage sectors has resulted in general uncertainty as to the long-term impact on these markets and on the economy as a whole. Adding to this uncertainty are increased disclosure requirements and changes to accounting principles involving the valuation of investments. These conditions are expected to continue, and combined with a challenging macro-economic environment, may interfere with the implementation of our business strategy and/or force us to modify it.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical in that they involve significant management judgments and assumptions, require estimates about matters that will be inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Revenue Recognition

We will recognize minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectibility is reasonably assured and will record amounts expected to be received in later years as deferred rent. If the lease provides for tenant improvements, we will determine whether the tenant improvements, for accounting purposes, are owned by the tenant or us. When we are the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We will make estimates of the collectibility of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, we will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Interest income from any real estate loans receivable we may purchase or originate will be recognized on an accrual basis over the life of the investment using the interest method. Direct loan origination fees and origination or acquisition costs, as well as acquisition premiums or discounts, will be amortized over the term of the loan as an adjustment to interest income. We will place loans on nonaccrual status when any portion of principal or interest is 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, we will reverse the accrual for unpaid interest and generally will not recognize subsequent interest income until the cash is received, or the loan returns to accrual status.

We will recognize interest income on real estate securities that are rated “AA” and above on an accrual basis according to the contractual terms of the securities. Discounts or premiums will be amortized to interest income over the life of the investment using the interest method.

We will recognize interest income on real estate securities that are beneficial interests in securitized financial assets that are rated below “AA” using the effective yield method, which requires us to periodically project estimated cash flows related to these securities and recognize interest income at an interest rate equivalent to the estimated yield on the security, as calculated using the security’s estimated cash flows and amortized cost basis, or reference amount. Changes in the estimated cash flows will be recognized through an adjustment to the yield on the security on a prospective basis. Projecting cash flows for these types of securities will require the use of a significant amount of assumptions and judgment, which may have a significant impact on the timing of revenue recognized on these investments.

We will recognize interest income on our cash and cash equivalents as it is earned and will record such amounts as other interest income.

Real Estate

Depreciation and Amortization

Real estate costs related to the acquisition and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. We consider the period of future benefit of an asset to determine its appropriate useful life. Expenditures for tenant improvements and construction allowances related to a tenant’s space will be capitalized and amortized over the shorter of the tenant’s lease term or expected useful life. We anticipate the estimated useful lives of our assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease

Real Estate Acquisition Valuation

We will record the acquisition of income-producing real estate or real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination will be measured at their acquisition-date fair values, acquisition costs will be expensed as incurred and restructuring costs that do not meet the definition of a liability at the acquisition date will be expensed in periods subsequent to the acquisition date. In addition, changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period will be recorded to income tax expense.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. Acquired in-place lease value will be amortized to expense over the average remaining non-cancelable terms of the respective in-place leases.

We will assess the acquisition-date fair values of all tangible assets, identifiable intangibles and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of above-market in-place leases and for the initial term plus any extended term for any leases with below-market renewal options. We will amortize any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective lease, including any below-market renewal periods.

We will estimate the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, we will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods.

We will amortize the value of tenant origination and absorption costs to depreciation and amortization expense over the remaining average non-cancelable term of the leases.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities will require us to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property will be held for investment. The use of inappropriate assumptions would result in an incorrect valuation of our acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of our net income.

Impairment of Real Estate and Related Intangible Assets and Liabilities

We will monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets and liabilities may not be recoverable or realized. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, we will assess the recoverability by estimating whether we will recover the carrying value of the real estate and related intangible assets and liabilities through its undiscounted future cash flows and its eventual disposition. If, based on this analysis, we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets and liabilities, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities.

Real Estate Loans Receivable

We will record real estate loans receivable at amortized cost, net of loan loss reserves (if any), and will evaluate these loans for impairment at each balance sheet date. The amortized cost of a real estate loan receivable is the outstanding unpaid principal balance, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan.

The reserve for loan losses is a valuation allowance that reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The reserve will be adjusted through “Provision for loan losses” on our consolidated statements of operations and will be decreased by charge-offs to specific loans when losses are confirmed. The reserve for loan losses may include a portfolio-based component and an asset-specific component.

The asset-specific reserve component relates to reserves for losses on loans considered impaired. We will consider a loan to be impaired when, based upon current information and events, we believe that it is probable that we will be unable to collect all amounts due under the contractual terms of the loan agreement. We will also consider a loan to be impaired if we grant the borrower a concession through a modification of the loan terms or if we expect to receive assets (including equity interests in the borrower) with fair values that are less than the carrying value of the loan in satisfaction of the loan. A reserve will be established when the present value of payments expected to be received, observable market prices, the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) or amounts expected to be received in satisfaction of an impaired loan are lower than the carrying value of that loan.

The portfolio-based reserve component covers the pool of loans that do not have asset-specific reserves. A provision for loan losses will be recorded when available information as of each balance sheet date indicates that it is probable that the pool of loans will incur a loss and the amount of the loss can be reasonably estimated. Required reserve balances for the pool of loans will be derived from estimated probabilities of default and estimated loss severities assuming a default occurs. On a quarterly basis, our management will assign estimated probabilities of default and loss severities to each loan in the portfolio based on factors such as the debt service coverage of the underlying collateral, the estimated fair value of the collateral, the significance of the borrower’s investment in the collateral, the financial condition of the borrower and/or its sponsors, the likelihood that the borrower and/or its sponsors would allow the loan to default, our willingness and ability to step in as owner in the event of default, and other pertinent factors.

Failure to recognize impairments would result in the overstatement of earnings and the carrying value of our real estate loans held for investment. Actual losses, if any, could differ significantly from estimated amounts.

Fair Value Measurements

Under GAAP, we will be required to measure certain financial instruments at fair value on a recurring basis. In addition, we will be required to measure other financial instruments and balances at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, we will utilize quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require us to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When we determine the market for a financial instrument owned by us to be illiquid or when market transactions for similar instruments do not appear orderly, we will use several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, we will measure fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

We will consider the following factors to be indicators of an inactive market: (i) there are few recent transactions; (ii) price quotations are not based on current information; (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets); (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability; (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with our estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability; (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread; (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities; and (viii) little information is released publicly (for example, a principal-to-principal market).

We will consider the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions; (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant; (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced); and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intend to operate as such beginning with its taxable year ending December 31, 2011. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax on income that we distribute as dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially and adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Industry Segments

We intend to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in real estate-related assets such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. As a result, we may operate in two business segments: real estate and real estate-related.

PRIOR PERFORMANCE SUMMARY

In January 2006, our sponsors teamed to launch the initial public offering of their first public non-traded REIT, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I. They are currently sponsoring the initial public offerings of KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II, and KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT. In addition, together with Legacy Partners Residential Realty LLC and certain of its affiliates, they are sponsoring KBS Legacy Partners Apartment REIT, Inc., which we refer to as KBS Legacy Partners Apartment REIT. As described below, KBS REIT I acquired, and KBS REIT II is targeting to acquire, a portfolio of commercial properties and real estate-related investments. KBS Strategic Opportunity REIT is targeting to originate and acquire a diverse portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments and to invest in various types of opportunistic real estate. KBS Legacy Partners Apartment REIT is targeting to acquire a diverse portfolio of equity investments in high-quality apartment communities located throughout the United States. Our advisor, KBS Capital Advisors, is also the external advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. Each of these programs is a publicly registered, non-traded REIT.

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have partnered to acquire, manage, develop and sell high-quality U.S. commercial real estate assets as well as real estate-related investments on behalf of institutional investors. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private real estate funds that have raised over $2.1 billion of equity from institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a registered investment advisor with the SEC and a nationally recognized real estate investment advisor. We refer to the investment advisors affiliated with Messrs. Bren and Schreiber as KBS investment advisors.

Unless otherwise indicated, the information presented below represents the historical experience of KBS REIT I, KBS REIT II and the private real estate funds sponsored by KBS investment advisors as of the 10 years ending December 31, 2009. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS investment advisor if the investor had the power to reject the real estate acquisitions proposed by the KBS investment advisor. Such entities are not considered “funds” or “programs” as those terms are used in this prospectus. As of December 31, 2009, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT had not acquired any investments or commenced operations.

KBS REIT I

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I, a publicly registered, non-traded REIT. Its initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2009, KBS REIT I had accepted gross offering proceeds of $1.8 billion, including $129.5 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2009, KBS REIT I had 42,316 stockholders. Of the amount raised pursuant to its dividend reinvestment plan, $51.3 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary public offering on May 30, 2008, and KBS REIT I continues to offer shares under its dividend reinvestment plan.

As of December 31, 2009, KBS REIT I owned 23 office buildings, one light industrial property, three corporate research properties, two distribution facilities, one industrial portfolio consisting of nine distribution and office/warehouse properties, one office/flex portfolio consisting of four properties and an 80% membership interest in a joint venture that owns a portfolio of 23 institutional quality industrial properties and holds a master lease with a remaining term of 13.25 years with respect to another industrial property (by “institutional quality” we mean properties with certain features (tenancy, location, construction quality, management, functionality, etc.) and benefits that help distinguish them as desirable investments to relatively risk averse, high net worth entities). At December 31, 2009, the portfolio was approximately 90% leased. In addition, as of December 31, 2009, KBS REIT I owned seven mezzanine real estate loans, two B-notes, a partial ownership interest in a mezzanine real estate loan, a partial ownership interest in a senior mortgage loan, two loans representing senior subordinated debt of a private REIT and four mortgage loans. KBS REIT I also holds two investments in securities directly or indirectly backed by commercial mortgage loans and a preferred membership in a real estate joint venture. KBS REIT I used the net proceeds from its initial public offering and debt financing to purchase or fund $3.1 billion of real estate and real estate-related investments as of December 31, 2009, including $34.5 million in acquisition fees and closing costs. As of December 31, 2009, KBS REIT I had used the net proceeds from its initial public offering for real estate properties and real estate-related assets in the amounts of $0.8 billion and $0.8 billion, respectively, and had debt financing on its real estate properties and real estate-related assets in the amounts of $1.2 billion and $0.3 billion, respectively.

KBS REIT I has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS REIT I has acquired and manages a diverse portfolio of real estate and real estate-related assets. It has diversified the portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. In constructing its portfolio, KBS REIT I targeted approximately 70% core investments (which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover) and approximately 30% enhanced-return properties (which are higher-yield and higher-risk investments than core properties, such as properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties) and real estate-related investments, including mortgage loans, mezzanine debt, commercial mortgage-backed securities and other similar structured finance investments. With proceeds from its initial public offering and debt financing (as a percentage of its total investments), the purchase price of KBS REIT I’s real estate properties represented 65% of its portfolio and the purchase price of its real estate-related investments represented 35% of its portfolio.

With proceeds from its initial public offering and debt financing, as a percentage of the amount invested (based on purchase price), KBS REIT I invested in the following types of assets (including its investments through a consolidated joint venture): 35% in 22 office properties, 29% in 42 industrial properties and a master lease in another industrial property, 26% in interests in 12 mezzanine loans, 5% in interests in six mortgage loans, 2% in interests in two loans representing subordinated debt of a private REIT, 2% in two investments in securities directly or indirectly backed by commercial mortgage loans and 1% in interests in two B-notes. All of KBS REIT I’s real property investments were made within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT I’s investments in real properties were as follows (including its investments through a consolidated joint venture): 40% in 26 properties and a master lease in another property in the East; 30% in 22 properties in the South; 15% in nine properties in the West; and 15% in seven properties in the Midwest. All of the real properties purchased by KBS REIT I had prior owners and operators.

During the three years ending December 31, 2009, KBS REIT I invested in the following types of assets (including its investments through a consolidated joint venture): 20 office properties, 39 industrial properties and a master lease in another industrial property, 11 mezzanine loans, six mortgage loans, two loans representing subordinated debt of a private REIT, two investments in securities directly or indirectly backed by commercial mortgage loans and two B-notes. The geographic locations of properties acquired by KBS REIT I during the three years ending December 31, 2009 were as follows (including its investments through a consolidated joint venture): 25 properties and a master lease in another property in the East; 19 properties in the South; nine properties in the West; and six properties in the Midwest. KBS REIT I funded these investments with a combination of proceeds from its initial public offering and debt financing. For more detailed information regarding acquisitions by KBS REIT I as of December 31, 2009, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

As described in more detail below, subsequent to KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed as a result of the restructuring of certain investments and KBS REIT I taking title to properties underlying investments in loans that became impaired.

KBS REIT I had not sold any properties or other investments as of December 31, 2009. KBS REIT I intends to hold real estate investments for an extended period, typically four to seven years for real properties, and intends to hold its real estate-related investments to maturity. In November 2007, the borrowers under a mezzanine loan in which KBS REIT I held a $21 million interest paid off the loan in full, including a spread maintenance premium.

KBS REIT I’s primary public offering was subject to the up-front commissions, fees and expenses associated with this offering and KBS REIT I has fee arrangements with KBS affiliates structured similar to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT I and the operating results of KBS REIT I, see Tables II and III under “Prior Performance Tables” in this prospectus.

The KBS REIT I prospectus disclosed that KBS REIT I may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT I does not list its shares of common stock on a national securities exchange by November 2012, its charter requires that KBS REIT I either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached November 2012, none of the actions described in (i) or (ii) above have occurred.

However, KBS REIT I has disclosed that due to the continuing impact of the disruptions in the financial markets on the values of KBS REIT I’s investments, it is increasingly likely that KBS REIT I will postpone such a liquidity event in order to improve the prospects for investors to have their capital returned and to realize a profit on their investment, likely through sales of individual or pooled assets.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT I’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT I sought and failed to obtain stockholder approval of its liquidation, the KBS REIT I charter would not require KBS REIT I to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT I could continue to operate as before. If KBS REIT I sought and obtained stockholder approval of its liquidation, KBS REIT I would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT I’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

The continued disruptions in the financial markets and deteriorating economic conditions have adversely affected the fair values and recoverability of certain of KBS REIT I’s investments. KBS REIT I disclosed fair values below its book values for certain assets in its financial statements and recognized impairments related to a limited number of assets.

On a quarterly basis, KBS REIT I evaluates its real estate securities for impairment. KBS REIT I reviews the projected future cash flows under these securities for changes in assumptions due to prepayments, credit loss experience and other factors. If, based on KBS REIT I’s quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated and the present value of the revised cash flows is less than the present value previously estimated, an other-than-temporary impairment is deemed to have occurred. KBS REIT I recognized an other-than-temporary impairment related to its real estate securities of $5.1 million for the year ended December 31, 2009 and a $50.1 million impairment related to its real estate securities for the year ended December 31, 2008. Of the $50.1 million impairment recognized in 2008, $18.2 million related to the full impairment of its floating rate securities and $31.9 million related to its fixed rate securities. The impairment recognized in 2009 related solely to its fixed rate securities, which were acquired in June 2008. Continued stress in the economy in general and the CMBS market in particular could result in additional other-than-temporary impairments on the fixed rate securities in the future.

With respect to its loan portfolio, KBS REIT I considers a loan held for investment to be impaired when it becomes probable, based on current information, that it will be unable to collect all amounts estimated to be collected at the time of acquisition. The amount of impairment, if any, will be measured by comparing the recorded amount of the loan to (i) the present value of the expected cash flows discounted at the loan’s effective interest rate; (ii) the loan’s observable market price; or (iii) the fair value of the collateral. During the year ended December 31, 2008, KBS REIT I recorded an impairment charge for the full amount of its $50 million subordinated debt investment in Petra Fund REIT Corp. In addition, KBS REIT I recorded a provision for portfolio-based loan losses of $54.0 million related to its investments in the remaining real estate loans receivable. As of December 31, 2009, the total reserve for loan losses was $110.5 million and consisted of $86.5 million of asset-specific reserves on impaired real estate loans receivable with an amortized cost basis of $125.3 million and $24.0 million of portfolio-based reserves on non-impaired real estate loans receivable with an amortized cost basis of $651.0 million. As of December 31, 2009, impaired real estate loans receivable with an amortized cost basis of $152.3 million are on nonaccrual status. The asset-specific reserves relate to the following impaired loans: the Tribeca Mezzanine Loans, the 200 Professional Drive Mortgage, the 2600 Michelson Mezzanine Loan, the Sandmar Mezzanine Loan and the subordinated debt investment in Petra Fund REIT Corp. KBS REIT I increased its loan loss reserve by $178.8 million during the year ended December 31, 2009. The portfolio-based loan loss reserve provides for probable losses estimated to have occurred on the pool of loans that do not have asset-specific reserves. Although KBS REIT I does not know which specific loans within the pool will ultimately result in losses, KBS REIT I believes it is probable that it will realize losses on the pool. For the year ended December 31, 2009, the change in loan loss reserves was comprised of $208.8 million, calculated on an asset-specific basis, partially offset by a reduction of $30.0 million to the portfolio-based reserve. During the year ended December 31, 2009, KBS REIT I also charged-off $172.2 million of reserves for loan losses related to the Arden Portfolio Mezzanine Loans and the 18301 Von Karman Loans. With respect to the Arden Portfolio Mezzanine Loans, on July 8, 2009, KBS REIT I released the borrowers under the mezzanine loans from liability and received preferred membership interests in a joint venture that indirectly owns the properties that had served as collateral for the loans. Because the borrower under the Von Karman Loans did not have sufficient debt service reserves to meet its future debt service obligations, KBS REIT I received a deed-in-lieu of foreclosure and gained control of the property underlying the loans on October 6, 2009.

On February 19, 2010, the borrowers under the Tribeca Loans defaulted and KBS REIT I foreclosed on this project by exercising its right to accept 100% of the ownership interest of the borrower under the Second Tribeca Mezzanine Loan pursuant to the Second Tribeca Mezzanine Loan documents. Upon taking possession of the property, KBS REIT I recorded the Tribeca Building and the debt assumed at their respective fair values of $90.6 million and $39.2 million. The assumed debt consists of a 75% interest in the Tribeca Senior Mortgage Loan in the amount of $24.2 million and the Senior Tribeca Mezzanine Loan in the amount of $15.0 million. In addition, KBS REIT I recorded $13.3 million of other liabilities assumed in the foreclosure. In order to protect its investment in the Tribeca Building, on April 2, 2010, KBS REIT I purchased the Senior Tribeca Mezzanine Loan for $15.0 million. As a result of the foreclosure, KBS REIT I also charged-off $18.5 million of reserves for loan losses related to the Tribeca Loans during the six months ended June 30, 2010. As of June 30, 2010, KBS REIT I’s investment in the Tribeca Building consisted of condos, retail space and parking spaces with a carrying value of $72.5 million. In addition, KBS REIT I had $18.5 million of mortgage loans outstanding and recorded $10.0 million of other liabilities at June 30, 2010. During the six months ended June 30, 2010, KBS REIT I sold seven condominium units of the Tribeca Building and recognized a gain on sale of $1.5 million. During the six months ended June 30, 2010, KBS REIT I recorded expenses of $1.7 million related to foreclosed real estate held for sale comprised primarily of interest expense.

During the six months ended June 30, 2010, KBS REIT I recognized an impairment charge on real estate of $123.5 million with respect to 17 properties within the National Industrial Portfolio joint venture to reduce the carrying value of these properties to their estimated fair values. KBS REIT I holds an 80% membership interest in the joint venture and consolidates the joint venture in its financial statements. This joint venture, referred to as the National Industrial Portfolio, owns 23 industrial properties and holds a master lease with respect to another industrial property. KBS REIT I disclosed that it is unlikely that it will be able to refinance or extend the mortgage and mezzanine loans secured by the National Industrial Portfolio upon their fully-extended maturities in August 2012, and it may not meet the requirement to exercise the final loan extensions in August 2011. As a result, KBS REIT I may be forced to relinquish the assets to the lenders at some point prior to or concurrent with the final maturities in August 2012. In the event KBS REIT I relinquishes the assets to the lenders, KBS REIT I would record a gain on extinguishment of the debt equal to the difference between the carrying amount of the debt at that time ($439.2 million as of June 30, 2010) and the carrying value of the collateral at that time ($322.9 million as of June 30, 2010).

In the future, especially given the current market instability, KBS REIT I may recognize material charges for impairment with respect to investments other than those described above or a different impairment charge for investments described above. Moreover, even if KBS REIT I does not recognize any material charge for impairment with respect to an asset, the fair value of the asset may have declined based on general economic conditions or other factors.

As a result of the above factors, reductions in benchmark interest rates and their resulting impact on interest income on KBS REIT I’s variable-rate loans receivable and the general impact of current economic conditions on rental rates, occupancy rates and property cash flows, on June 4, 2009, the KBS REIT I board of directors declared a July 2009 distribution at an annualized rate of 5.25% (based on a purchase price of $10.00 per share in its initial public offering) with the expectation that projected operating cash flows would be sufficient to cover the new dividend rate. The prior annualized distribution rate was 7% (based on a purchase price of $10.00 per share in its initial public offering). These and other factors could result in further decreases in the distribution rate in future periods.

In February 2009, the Financial Industry Regulatory Authority, or FINRA issued FINRA Regulatory Notice 09-09 to broker-dealers that sell the shares of non-traded REITs. This notice confirms that the National Association of Securities Dealers or NASD Conduct Rule 2340(c)(2) prohibits these broker-dealers from using an estimated value per share developed from data that is more than 18 months old, which in effect requires non-traded REITs to provide broker-dealers with an estimated value per share of their common stock within 18 months of the completion of their offering stage.

In response to FINRA Regulatory Notice 09-09, on November 20, 2009, the board of directors of KBS REIT I approved an estimated value per share of the common stock of KBS REIT I of $7.17 based on the estimated value of KBS REIT I’s assets less the estimated value of its liabilities divided by the number of shares outstanding, all as of September 30, 2009. KBS REIT I provided this estimated value per share (i) to assist broker-dealers that participated in its initial public offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340(c)(2) as required by FINRA and (ii) to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports. The estimated value per share was based upon the recommendation and valuation of KBS Capital Advisors. As with any valuation methodology, KBS Capital Advisors’ methodology was based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could have derived a different estimated value per share, and such differences could be significant. The estimated value per share did not represent the fair value according to generally accepted accounting principles of KBS REIT I’s assets less its liabilities, nor did it represent a liquidation value of KBS REIT I’s assets and liabilities or the price at which KBS REIT I’s shares of common stock would trade on a national securities exchange as of September 30, 2009. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future.

Due to the level of share redemption requests already received in 2009 and the amounts KBS REIT I had budgeted from net proceeds from the dividend reinvestment plan for capital expenditures, tenant improvement costs and other funding obligations, on March 25, 2009, KBS REIT I amended and restated its share redemption program. Pursuant to the amended and restated share redemption program, and in addition to the other limitations in the plan, KBS REIT I will limit ordinary redemptions to the net proceeds from the sale of shares under its dividend reinvestment plan during the prior calendar year less amounts it deems necessary from such proceeds to fund current and future capital expenditures, tenant improvements and other costs and obligations related to its investments. Based on its budgeted expenditures, and except with respect to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence, KBS REIT I disclosed it would not have funds available for redemption for the remainder of 2009. On December 28, 2009, based on its 2010 budgeted expenditures, KBS REIT I disclosed it does not expect to have funds available for redemption in 2010, except with respect to redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence.” The KBS REIT I board of directors will revisit its determination if circumstances change during the year.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT I, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT I are also available on its web site at www.kbsreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT I are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT I files electronically as KBS Real Estate Investment Trust, Inc. with the SEC.

KBS REIT II

On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II, a publicly registered, non-traded REIT. Its initial public offering is for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2009, KBS REIT II had accepted aggregate gross offering proceeds of approximately $929.9 million, including $23.2 million issued pursuant to its dividend reinvestment plan, from approximately 27,000 investors. Of the amount raised pursuant to its dividend reinvestment plan, $1.9 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT II’s primary offering is expected to last until December 31, 2010.

KBS REIT II has used the net proceeds from its initial public offering and debt financing to purchase or fund $680.7 million of real estate and real estate-related assets as of December 31, 2009, including $12.3 million in acquisition and origination fees and closing costs. As of December 31, 2009, KBS REIT II had used the net proceeds from its initial public offering for the acquisition of real estate properties and real estate-related assets in the amounts of $551.6 million and $129.6 million, respectively, and had debt financing on its real estate properties in the amount of $126.7 million.

KBS REIT II has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate or real estate-related assets involve similar assessments of the risks and rewards of operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS REIT II intends to acquire and manage a diverse portfolio of real estate and real estate-related assets. It plans to diversify its portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. It intends to allocate between 60% and 70% of its portfolio to investments in core properties and between 30% and 40% of its portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. Though this is its target portfolio, KBS REIT II’s portfolio may vary from its expected composition to the extent that KBS Capital Advisors presents KBS REIT II with good investment opportunities that allow it to meet the REIT requirements under the Internal Revenue Code.

As of December 31, 2009, KBS REIT II owned five real estate properties encompassing 2.0 million rentable square feet and two real estate loans receivable. As of December 31, 2009, as a percentage of amount invested (based on purchase price), KBS REIT II had invested in the following types of assets: 75% in four office properties, 5% in an office/flex property, 10% in a first mortgage, 9% in an A-Note and 1% in CMBS. All of KBS REIT II’s real property investments have been made within the United States. As of December 31, 2009, as a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT II’s investments in real properties were as follows: 73% in three properties in New Jersey, 20% in one property in Virginia and 7% in one property in California. All of the real properties purchased by KBS REIT II had prior owners and operators.

For more detailed information regarding acquisitions by KBS REIT II as of December 31, 2009, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Other than its investment in CMBS, which KBS REIT II both acquired and sold in 2009, KBS REIT II has not sold any assets and intends to hold its properties for an extended period, typically four to seven years. The period KBS REIT II will hold its real estate-related assets will vary depending upon the type of asset, interest rates and other factors. See Table V under “Prior Performance Tables” in this prospectus for more information regarding KBS REIT II’s sale of the CMBS.

KBS REIT II is subject to the up-front commissions, fees and expenses associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours. See Table II under “Prior Performance Tables” in this prospectus for more information regarding the fees paid to KBS affiliates by KBS REIT II.

The KBS REIT II prospectus discloses that KBS REIT II may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT II does not list its shares of common stock on a national securities exchange by March 2018, its charter requires that KBS REIT II either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached March 2018, none of the actions described in (i) or (ii) above have occurred.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT II’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT II sought and failed to obtain stockholder approval of its liquidation, the KBS REIT II charter would not require KBS REIT II to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT II could continue to operate as before. If KBS REIT II sought and obtained stockholder approval of its liquidation, KBS REIT II would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT II’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT II, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT II are also available on its web site at www.kbsreitii.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT II are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT II files electronically as KBS Real Estate Investment Trust II, Inc. with the SEC.

KBS Strategic Opportunity REIT

KBS Strategic Opportunity REIT commenced its public offering on November 20, 2009. KBS Strategic Opportunity REIT received sufficient gross proceeds to satisfy the minimum offering amount as of April 5, 2010 and broke escrow in its offering on April 19, 2010. The KBS Strategic Opportunity REIT prospectus discloses that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT does not list its shares of common stock on a national securities exchange by July 31, 2019, its charter requires that KBS Strategic Opportunity REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached July 31, 2019, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Strategic Opportunity REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT charter would not require KBS Strategic Opportunity REIT to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

KBS Legacy Partners Apartment REIT

KBS Legacy Partners Apartment REIT commenced its public offering on March 12, 2010. As of the date of this prospectus, KBS Legacy Partners Apartment REIT has not broken escrow in its offering. The KBS Legacy Partners Apartment REIT prospectus discloses that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Legacy Partners Apartment REIT does not list its shares of common stock on a national securities exchange by January 31, 2020, its charter requires that KBS Legacy Partners Apartment REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached January 31, 2020, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Legacy Partners Apartment REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Legacy Partners Apartment REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Legacy Partners Apartment REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Legacy Partners Apartment REIT charter would not require KBS Legacy Partners Apartment REIT to list or liquidate, and the company could continue to operate as before. If KBS Legacy Partners Apartment REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Legacy Partners Apartment REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Private Programs

During the 10-year period ending December 31, 2009, KBS investment advisors managed 14 private real estate funds, six of which were multi-investor, commingled funds and eight of which were single-client, separate accounts. All of these private funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate and real estate-related assets of each of the funds. Six of the 14 private funds managed by KBS investment advisors during the 10-year period ending December 31, 2009 used private REITs to structure the ownership of some of their investments.

Nine of the 14 private real estate funds managed by KBS investment advisors raised approximately $390.5 million of equity capital from 16 institutional investors during the 10-year period ending December 31, 2009. The institutional investors investing in the private funds include public and corporate pension funds, endowments and foundations. See Table I and Table II under “Prior Performance Tables” in this prospectus for more information regarding the experience of our sponsors in raising funds from investors. During this 10-year period, five of the 14 private funds managed by KBS investment advisors did not raise any capital as they had completed their respective offering stages and two other private funds did not buy any new assets but raised capital only for on-going capital expenditure requirements.

During the 10-year period ending December 31, 2009, KBS investment advisors acquired 29 real estate investments and invested over $717 million in these assets (including equity, debt and reinvestment of income and sales proceeds) on behalf of the seven private funds raising capital for new investments during this period. Debt financing was used in acquiring the properties in all of these seven private funds.

Each of the private funds managed by KBS investment advisors during the 10-year period ending December 31, 2009 have or had (five of the funds have been fully liquidated) investment objectives that are similar to ours. Like ours, their primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, they seek to realize growth in the value of their investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

For each of the private funds, the KBS investment advisor has focused on acquiring a diverse portfolio of real estate investments. The KBS investment advisor typically diversified the portfolios of the private funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for 12 of the 14 private funds, the KBS investment advisor specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the 14 private funds, the KBS investment advisor is focusing on the acquisition of core real estate assets.

Substantially all of the assets acquired by the private funds have involved commercial properties. The chart below shows amounts invested (based on purchase price) by property type, during the 10-year period ending December 31, 2009, by KBS investment advisors on behalf of the private funds.

KBS INVESTMENT ADVISORS – PRIVATE PROGRAMS

CAPITAL INVESTED BY PROPERTY TYPE

The KBS investment advisors for the private funds also sought to diversify the investments of the funds by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by amount invested (based on purchase price) during the 10-year period ending December 31, 2009. KBS investment advisors have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the private funds were within the United States.

KBS INVESTMENT ADVISORS – PRIVATE PROGRAMS

CAPITAL INVESTED BY REGION

In seeking to diversify the portfolios of the private funds by investment risk, KBS investment advisors have purchased both low risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the private funds had prior owners and operators.

During the three years ending December 31, 2009, KBS investment advisors have invested in the following assets on behalf of the private funds: five office properties and one industrial property. The geographic locations of the properties acquired by these private funds during the three years ending December 31, 2009 were as follows: three properties in the South, one property in the West and two properties in the East. Debt financing was used in acquiring four of these properties. For more detailed information regarding acquisitions by the private funds during the three years ending December 31, 2009, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

As stated above, during the 10-year period ending December 31, 2009, KBS investment advisors have invested over $717 million (including equity, debt and reinvestment of income and sales proceeds) for its clients through seven private funds. Of the properties acquired during the 10-year period ending December 31, 2009, KBS investment advisors had sold seven properties on behalf of these seven private funds, which represents 24% of all properties these seven private funds had acquired during this period. These seven funds also sold 24 properties during the 10-year period ending December 31, 2009 that had been acquired before January 1, 2000. During the 10-year period ending December 31, 2009, KBS investment advisors sold another 220 properties on behalf of the seven funds that had acquired properties prior to January 1, 2000. KBS investment advisors continue to actively manage the unsold properties of these private funds.

Though the private funds were not subject to the up-front commissions, fees and expenses associated with this offering, the private funds have fee arrangements with KBS affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. Historically a majority of the private funds paid (i) asset management fees; (ii) acquisition fees; and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

For more information regarding the fees paid to KBS affiliates by these private funds and the operating results of these private funds, please see Tables II and III under “Prior Performance Tables” in this prospectus. Only one of the private funds represented in Table II, which we refer to as Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2009. Two of the 10 private funds in Table II, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets, and both of these funds are in their liquidation stage. The incentive fees for the remaining eight private funds represented in Table II, which we refer to as Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06, Separate Account 10/06 and Separate Account 01/07, are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the private funds. Two of the private funds with back-end fees based on participation interests (Commingled Account 12/96 and Separate Account 10/97) are in their liquidation stage.

Adverse changes in general economic conditions have occasionally affected the performance of the private funds. For example, in the mid-1990s, in an effort to take advantage of what the KBS investment advisors believed was attractive, discounted portfolio pricing, five of the private funds invested in real estate portfolios in the Southwest, primarily in Arizona and Texas. These portfolios were composed principally of smaller Class B buildings. The recession, beginning around 1999, resulted in more business failures among smaller tenants typical to Class B buildings. This resulted in higher vacancy rates for these buildings and in the funds investing additional capital to cover the costs of re-letting the properties. The private funds also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition. The five private funds that made such investments were Commingled Account 12/96, Commingled Account 6/98, Commingled Account 6/99, Separate Account 10/97 and Separate Account 12/98. Also in the late 1990s, three private funds, Commingled Account 6/98, Commingled Account 6/99 and Separate Account 12/98, made investments in real estate located in the Northeast, primarily in Massachusetts. At that time, this area had a high concentration of tenants that were technology companies. While the private funds did not have a significant number of technology companies as their tenants, the collapse of the dot-com market did result in a significant amount of office-building space being returned to the marketplace, increasing vacancy rates and substantially lowering market rents. As a result, rental rates on newly leased space and renewals in the buildings owned by these funds decreased. The area’s higher vacancy rates also increased the period of time it took the KBS investment advisors to get the properties to the planned stabilized occupancy level for disposition. These adverse market conditions reduced the distributions made by these private funds and may cause the total returns to investors to be lower than they otherwise would. Separate Account 12/98 is still in its operating stage. The other four funds (Commingled Account 12/96, Separate Account 10/97, Commingled Account 6/98 and Commingled Account 6/99) are currently in their liquidation stage. However, the reduction in availability of financing and the recent deterioration of general economic conditions has led to a more difficult environment for selling properties and other real estate assets. As a result, over the past 12 months, our prior programs that are liquidating their assets have needed more time to sell their assets than they have historically required.

For more information regarding the operating results of the private funds sponsored by KBS investment advisors, information regarding the results of the completed funds and information regarding the sales or disposals of properties by these private funds, please see Tables III, IV and V under “Prior Performance Tables” in this prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “KBS REIT III,” “we,” “our” and “us” mean only KBS Real Estate Investment Trust III, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate KBS REIT III and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “— Taxation of KBS REIT III — Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of KBS REIT III

We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2011. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has rendered an opinion that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2011. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. For taxable years beginning after December 31, 2010, the rate applicable to dividends is currently scheduled to be increased to the tax rate then applicable to ordinary income. See “— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms’-length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. (In our case, we intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2011.) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares — Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of certain instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “— Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under “— Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the Internal Revenue Service will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “— Taxation of REITs in General,” “— Requirements for Qualification — General,” “— Asset Tests” and “— Failure to Qualify.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “— Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “— Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “— Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be non-cash accrued income, could be treated as excess inclusion income. Under recently issued Internal Revenue Service guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by Internal Revenue Service guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “— Taxation of KBS REIT III — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of KBS REIT III — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of KBS REIT III — Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving

“reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

New Legislation. On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain domestic stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A non-U.S. holder is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “— Taxation of KBS REIT III — Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest, or USRPI, distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “— Taxation of Foreign Stockholders — Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “— Taxation of Foreign Stockholders — Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market. If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our common stock will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

New Legislation Relating to Foreign Accounts. On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act of 2010, which may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to United States stockholders who own the shares through foreign accounts or foreign intermediaries and certain non-United States stockholders. The legislation generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “— Taxation of KBS REIT III — Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the benefit plan, as well as employer sponsors of the benefit plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to an investment in a benefit plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (1) that such advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing in benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors, our advisor, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by employee benefit plans, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment, or the initial investment date, or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Assets Regulation.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a benefit plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the benefit plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in the offering, we expect to provide an estimated value of our shares annually. We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in the primary offering (ignoring purchase price discounts for certain categories of purchasers) or follow-on public offerings as the estimated per share value of our shares. Although this approach to valuing our shares will represent the most recent price at which most investors will purchase shares in an offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (i) there will be no public trading market for the shares at that time; (ii) the estimated value will not reflect, and will not be derived from, the fair market value of our properties and other assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets, because the amount of proceeds available for investment from an offering will be net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value will not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

Following our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates may or may not be an accurate reflection of the fair market value of our investments and may or may not represent the amount of net proceeds that would result from an immediate sale of our assets. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares because there is not expected to be an active trading market for the shares; and

•

the estimated values, or the method used to establish values, may not be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or IRA requirements described above. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of the date of this prospectus, 20,000 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., P.O. Box 219019, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

•	Telephone: 1-866-584-1381.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with KBS Capital Advisors will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors will annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

We expect to authorize and declare distributions based on daily record dates, and we expect to pay distributions on a monthly basis. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. Our distribution policy is not to use the proceeds of this offering to pay distributions. Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS REIT III — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide KBS REIT III notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Dividend Reinvestment Plan

We have adopted an amended and restated dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the dividend reinvestment plan.

The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering or follow-on public offerings, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as updated from time to time and as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering or a follow-on public offering after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the dividend reinvestment plan. We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	funding obligations under any real estate loans receivable we acquire;

•	the acquisition or origination of assets, which would include payment of acquisition fees or origination fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations — Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Redemption Program

Our board of directors has adopted an amended and restated share redemption program that may enable you to sell your shares of common stock to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate the program or to amend its provisions without stockholder approval. Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” (as defined below) or “determination of incompetence” (as defined below), the prices at which we will redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock that is not based on the price to acquire a share in our primary offering or a follow-on public offering, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter and will report such estimated values to you in our annual report, our quarterly reports, or in a current report on Form 8-K, as appropriate. We will also provide information about our estimated value per share on our web site (such information may be provided by means of a link to our public filings on the SEC’s web site, http://www.sec.gov). For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.

There are several limitations on our ability to redeem shares under the program:

•

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence,” we may not redeem shares unless the stockholder has held the shares for one year.

•

During any calendar year, our share redemption program limits the number of shares we may redeem to those that we could purchase with the amount of the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We will redeem shares on the last business day of each month, except that the first redemption date following our establishment of an estimated value per share (that is not based on the price to acquire a share in our primary offering or a follow-on public offering) shall be no less than 10 business days after our announcement of an estimated value per share in a filing with the SEC and the redemption date shall be set forth in such filing. The program administrator must receive your written request for redemption at least five business days before the redemption date in order for us to repurchase your shares on the redemption date. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum purchase amount described below under “Plan of Distribution — Minimum Purchase Requirements,” then we will redeem all of your shares and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum purchase amount, then we will not redeem any shares that would reduce your holdings below the minimum purchase amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request on a redemption date because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” differently from other redemptions:

•	there is no one-year holding requirement;

•

until we establish an estimated value per share, which we currently expect to be after the completion of our offering stage (as described above), the redemption price is the amount paid to acquire the shares from us; and

•	once we have established an estimated value per share, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special redemption terms described above, (i.e. to be a “qualifying disability”), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or

(iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

In order for a determination of incompetence or incapacitation, which we refer to as a determination of incompetence, to entitle a stockholder to the special redemption terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be redeemed. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special redemption terms. Redemption requests following a determination of incompetence must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

Our board of directors may amend, suspend or terminate the program upon 30 days’ notice. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program provides stockholders only a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to redeem their shares would have to give written notice to us by completing a redemption request form and returning it as follows:

•	Regular mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., P.O. Box 219019, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Real Estate Investment Trust III, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

•	Redemption request forms are available by contacting your financial advisor or by calling 1-866-584-1381.

Registrar and Transfer Agent

We have engaged DST Systems, Inc. to serve as the registrar and transfer agent for our common stock.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or dividend reinvestment plan election, as well as stockholder redemption requests under our share redemption program.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•

a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

KBS Limited Partnership III, which we refer to as the Operating Partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings III LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, KBS REIT Holdings III; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal

Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease, manage and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

Under an amended and restated partnership agreement, we expect that the Operating Partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing our investments. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership units (including those we held) approved the transaction; (ii) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of 250,000 shares and a maximum of 280,000,000 shares of our common stock on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 200,000,000 shares of common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described below.

We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering or a follow-on public offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering or a follow-on public offering upon the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for 18 months. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period, or by October 26, 2012. If we have not sold all of the primary offering shares within two years, we may continue the primary offering for an additional year until October 26, 2013. Under rules promulgated by the SEC, should we determine to register a follow-on offering, we may extend this offering up to an additional 180 days beyond October 26, 2013. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond the one year registration period permitted under many states securities laws. We may terminate this offering at any time.

KBS Capital Markets Group has a limited operating history. KBS Capital Markets Group registered as a broker-dealer with the SEC in October 2004, and this offering will be the fifth offering conducted by our dealer manager. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group is indirectly owned and controlled by our sponsors. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Other Affiliates — Dealer Manager,” “Conflicts of Interest — Affiliated Dealer Manager” and “Conflicts of Interest — Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, KBS Capital Markets Group will receive selling commissions of 6.5% of the gross offering proceeds for shares sold in our primary offering. The dealer manager will receive 3% of the gross offering proceeds as compensation for acting as the dealer manager, except that a reduced dealer manager fee will be paid with respect to certain volume discount sales. We will not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan. We will also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, or a wrap fee;

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or wrap fee feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 6.5% discount, or at $9.35 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels.

If an investor purchases shares in our primary offering net of commissions through a registered investment advisor that is affiliated with a participating broker-dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated participating broker-dealer up to 1% of the gross offering proceeds attributable to that transaction as a marketing fee. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases shares in the offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a participating broker-dealer, the dealer manager will not reallow any portion of the dealer manager fee.

Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

If an investor purchases shares in the offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker-Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

The dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. Our dealer manager may increase the amount of the reallowance in special cases up to a maximum of 2.0% of the gross offering proceeds attributable to that participating broker-dealer. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, the dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with the dealer manager. For volume discount sales of $3,000,000 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker-dealer in that instance will be negotiated on a transaction by transaction basis. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses supported by a detailed and itemized invoice.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$130,000,000

Dealer manager fee (maximum) (1)	60,000,000

Expense reimbursements for retail conferences and industry conferences (2)(3)	2,340,390	(4)

Expense reimbursement for bona fide training and education meetings held by us (3)(5)	2,493,333	(4)

Expense reimbursement for technology and other costs (3)(6)	150,000	(4)

Legal fees allocable to the dealer manager (3)	100,000	(4)

Promotional items (3)	150,000	(4)

Total	$195,233,723

(1)   KBS Capital Markets Group may use a portion of the dealer manager fee to provide non-cash incentives for registered representatives of participating broker–dealers and registered persons associated with KBS Capital Markets Group that in no event will exceed the limits set forth in FINRA Rule 2310(c)(2). Such non-cash incentives may include (i) a de minimis amount of gifts (currently $100 per person annually) and (ii) the payment or reimbursement of costs for an occasional meal or ticket to a sporting event or the theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target. Such meals, sporting events, theater or comparable entertainment events may be held in connection with retail conferences or other meetings between registered representatives of participating broker-dealers and registered persons associated with KBS Capital Markets Group.

(2)  These fees consist of reimbursements for attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar and travel, meals and lodging costs incurred by registered persons associated with KBS Capital Markets Group to attend retail conferences sponsored by participating broker-dealers, other meetings with participating broker-dealers and industry conferences.

(3)  Subject to the cap on organization and offering expenses described below, we will reimburse KBS Capital Markets Group or its affiliates for these expenses. In some cases, these payments will serve to reimburse KBS Capital Markets Group for amounts it has paid to participating broker-dealers for the items noted.

(4)   Amounts shown are estimates.

(5)  These fees consist of expense reimbursements for actual costs incurred in connection with attending bona fide training and education meetings hosted by us. The expenses consist of (a) the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) registered persons associated with KBS Capital Markets Group and (b) reimbursement of the portion of a dual employee’s salary paid by KBS Capital Markets Group attributable to time spent planning and coordinating bona fide training and education meetings on our behalf.

(6)  These fees consist of expense reimbursements to participating broker-dealers in special cases for technology costs associated with the offering, costs and expenses related to such technology costs and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.

Subject to the cap on organization and offering expenses described below, we will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide invoiced due diligence expenses or, in certain circumstances, pay bona fide invoiced due diligence expenses directly. We estimate these expenses will be approximately $275,000.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the dealer manager expense reimbursement (excluding reimbursement for bona fide invoiced due diligence expenses), may not exceed 10% of the gross offering proceeds of our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, KBS Capital Advisors has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering. However, we expect the total organization and offering expenses (including selling commissions and the dealer manager fee) of our primary offering to be approximately 10.41% of the gross offering proceeds from the primary offering, and the total organization and offering expenses of our dividend reinvestment plan to be approximately 0.13% of the gross offering proceeds from the dividend reinvestment plan, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.35 per share, reflecting that selling commissions in the amount of $0.65 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this “friends and family” program will not count toward meeting the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.35 per share, reflecting that selling commissions in the amount of $0.65 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares. Sales of these shares will count toward meeting the minimum offering threshold.

We are offering volume discounts to investors who purchase $1,000,000 or more of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount are the same, but the selling commissions and, in some cases, the dealer manager fees we pay are reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales is reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

Dollar Volume Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$ 0	to	$ 999,999	6.5%	3.0%	$10.00
$ 1,000,000	to	$1,999,999	5.5%	3.0%	$ 9.90
$ 2,000,000	to	$2,999,999	4.5%	3.0%	$ 9.80
$ 3,000,000	to	$3,999,999	3.5%	2.5%	$ 9.65
$ 4,000,000	to	$9,999,999	2.0%	2.5%	$ 9.50
$10,000,000	and above		1.0%	2.0%	$ 9.35

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $112,500 and dealer manager fees of $75,000.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,500,000 by October 26, 2011 from persons who are not affiliated with us, our sponsors or our advisor. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the applicable minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you, without reduction for fees, any interest earned on your subscription payment while it was held in the escrow account. If we do not raise at least $2,500,000 by October 26, 2011, we will promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not deduct any fees if we return funds from the escrow account because we are unable to raise the minimum offering amount. Different escrow procedures apply to Pennsylvania and Tennessee investors. Because of the higher minimum offering requirement for Pennsylvania and Tennessee investors, subscription payments made by Pennsylvania and Tennessee investors will not count toward the $2,500,000 minimum offering for all other jurisdictions. See “— Special Notice to Pennsylvania and Tennessee Investors” below.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as Escrow Agent for KBS Real Estate Investment Trust III, Inc.” Further, until we have raised the minimum offering amount, completed subscription agreements and payments should be sent by your broker dealer or registered investment advisor, as applicable, to the escrow agent, UMB Bank, N.A., at the address set forth in the subscription agreement. Once we have raised $2,500,000, you should make your check payable to “KBS Real Estate Investment Trust III, Inc.,” except that Pennsylvania and Tennessee investors should follow the instructions below under “— Special Notice to Pennsylvania and Tennessee Investors.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in the primary offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “— Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $4,000 in our shares to be eligible to participate in this offering. If you own the minimum investment in shares in KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Special Notice to Pennsylvania and Tennessee Investors

Because the minimum offering of our common stock is less than $200,000,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2.5 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $100 million in gross offering proceeds (including sales made to residents of other jurisdictions) prior to October 26, 2012. In the event we do not raise gross offering proceeds of $100 million by October 26, 2012, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a segregated account held by the escrow agent, UMB Bank, N.A., in trust for Pennsylvania investors’ benefit, pending release to us. Purchases by persons affiliated with us, our sponsors or our advisor will not count toward satisfaction of the Pennsylvania minimum.

If we have not reached this $100 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within ten days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within ten days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the segregated escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $100 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $100 million, Pennsylvania investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for KBS Real Estate Investment Trust III, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “KBS Real Estate Investment Trust III, Inc.”

In addition, we will not sell any shares to Tennessee investors unless we raise a minimum of $10 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Tennessee investors will be placed in a segregated account held by the escrow agent, UMB Bank, N.A., in trust for Tennessee subscribers’ benefit, pending release to us. In the event we do not raise gross offering proceeds of $10 million by October 26, 2011, we will promptly return all funds held in escrow for the benefit of Tennessee investors. Purchases by persons affiliated with us, our sponsors or our advisor will not count toward the Tennessee minimum. Until we have raised $10 million, Tennessee investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for KBS Real Estate Investment Trust III, Inc.” Once we have reached the Tennessee minimum, Tennessee investors should make their checks payable to “KBS Real Estate Investment Trust III, Inc.”

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

If you would like to purchase shares through an IRA account, Sterling Trust Company and Community National Bank have agreed to act as IRA custodians for purchasers of our common stock as described below; however, we do not require that you use these IRA custodians.

If you would like to establish a new IRA account with Sterling Trust Company for an investment in our shares, we will pay the fees related to the establishment of the investor account with Sterling Trust Company. Investors will be responsible for the annual IRA maintenance fees charged by Sterling Trust Company.

If you would like to establish a new IRA account with Community National Bank for an investment in our shares, we will pay the fees related to the establishment of the investor account with Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by Community National Bank, charged at the beginning of each calendar year.

Further information about custodial services is available through your broker or through our dealer manager at www.kbs-cmg.com.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of KBS REIT III and our investment objectives;

•	asset flyers describing our recent acquisitions;

•	broker updates;

•	online investor presentations;

•	web site material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of KBS Real Estate Investment Trust III, Inc. as of January 27, 2010, appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder

KBS Real Estate Investment Trust III, Inc.

We have audited the accompanying consolidated balance sheet of KBS Real Estate Investment Trust III, Inc. (the “Company”) as of January 27, 2010. The consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of KBS Real Estate Investment Trust III, Inc. at January 27, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

February 4, 2010

KBS REAL ESTATE INVESTMENT TRUST III, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2010	January 27, 2010
	(unaudited)
Assets
Cash and cash equivalents	$200,000	$200,000

Total assets	$200,000	$200,000

Liabilities and stockholder’s equity

Liabilities

Total liabilities	$-	$-

Commitments and contingencies

Stockholder’s equity

Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-

Common stock, $.01 par value; 1,000,000,000 shares authorized, 20,000 shares issued and outstanding	200	200

Additional paid-in capital	199,800	199,800

Total stockholder’s equity	200,000	200,000

Total liabilities and stockholder’s equity	$200,000	$200,000

See accompanying notes to consolidated balance sheets.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

January 27, 2010

1.	ORGANIZATION

KBS Real Estate Investment Trust III, Inc. (the “Company”) was formed on December 22, 2009 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) commencing with its taxable year ending December 31, 2011. Substantially all of the Company’s business is expected to be conducted through KBS Limited Partnership III (the “Operating Partnership”), a Delaware limited partnership formed on January 5, 2010. The Company is the sole general partner of and owns a 0.1% partnership interest in the Operating Partnership. KBS REIT Holdings III LLC (“REIT Holdings III”), the limited partner of the operating partnership formed on January 5, 2010, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. The Company is the sole member and manager of REIT Holdings III.

Subject to certain restrictions and limitations, the business of the Company will be externally managed by KBS Capital Advisors LLC (the “Advisor”), an affiliate of the Company, pursuant to an Advisory Agreement the Company anticipates executing with the Advisor.

On January 26, 2010, the Company issued 20,000 shares of its common stock to KBS Capital Advisors LLC (the “Advisor”), an affiliate of the Company, at a purchase price of $10.00 per share. As of June 30, 2010 (unaudited) and January 27, 2010, the 20,000 shares of common stock owned by the Advisor were the only issued and outstanding shares of the Company.

The Company intends to invest in a diverse portfolio of real estate properties and real estate-related assets. The primary types of properties the Company expects to invest in include office, industrial and retail properties located throughout the United States. All such real estate assets may be acquired directly by the Company or the Operating Partnership, though the Company may invest in other entities that make similar investments. The Company also expects to invest in real estate-related assets such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies.

In its initial public offering, the Company intends to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares are being offered pursuant to the Company’s dividend reinvestment plan. The Company intends to retain KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Company, to serve as the dealer manager of the Offering. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering. As described above, the Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate and real estate-related investments.

As of June 30, 2010 (unaudited), neither the Company nor the Operating Partnership had acquired or contracted to make any investments. Also as of June 30, 2010 (unaudited), the Advisor had not identified any assets in which there is a reasonable probability that the Company or the Operating Partnership will invest.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheets include the accounts of the Company, REIT Holdings III and the Operating Partnership. All significant intercompany balances and transactions are eliminated in consolidation.

The accompanying consolidated balance sheets have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Use of Estimates

The preparation of the consolidated balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheets and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short term investments. Cash and cash equivalents are stated at cost, which approximates fair value. There are no restrictions on the use of the Company’s cash and cash equivalents as of June 30, 2010 (unaudited) and January 27, 2010.

At June 30, 2010 (unaudited) and January 27, 2010, the Company’s cash and cash equivalents balance was $0.2 million, which approximates the fair value due to the short term nature of these items.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectibility is reasonably assured and will record amounts expected to be received in later years as deferred rent. If the lease provides for tenant improvements, the Company will determine whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company will make estimates of the collectibility of its tenant receivables related to base rents, including straight line rentals, expense reimbursements and other revenue or income. Management will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, management will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, the Company will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Interest income from any real estate loans receivable the Company may purchase or originate will be recognized on an accrual basis over the life of the investment using the interest method. Direct loan origination fees and origination or acquisition costs, as well as acquisition premiums or discounts, will be amortized over the term of the loan as an adjustment to interest income. The Company will place loans on nonaccrual status when any portion of principal or interest is 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the Company will reverse the accrual for unpaid interest and generally will not recognize subsequent interest income until the cash is received, or the loan returns to accrual status.

The Company will recognize interest income on real estate securities that are rated “AA” and above on an accrual basis according to the contractual terms of the securities. Discounts or premiums will be amortized to interest income over the life of the investment using the interest method.

The Company will recognize interest income on real estate securities that are beneficial interests in securitized financial assets that are rated below “AA” using the effective yield method, which requires the Company to periodically project estimated cash flows related to these securities and recognize interest income at an interest rate equivalent to the estimated yield on the security, as calculated using the security’s estimated cash flows and amortized cost basis, or reference amount. Changes in the estimated cash flows will be recognized through an adjustment to the yield on the security on a prospective basis. Projecting cash flows for these types of securities will require the use of a significant amount of assumptions and judgment, which may have a significant impact on the timing of revenue recognized on these investments.

The Company will recognize interest income on its cash and cash equivalents as it is earned and will record such amounts as other interest income.

Real Estate

Depreciation and Amortization

Real estate costs related to the acquisition and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. Expenditures for tenant improvements and construction allowances related to a tenant’s space will be capitalized and amortized over the shorter of the tenant’s lease term or expected useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease

Real Estate Acquisition Valuation

The Company will record the acquisition of income producing real estate or real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination will be measured at their acquisition date fair values, acquisition costs will be expensed as incurred and restructuring costs that do not meet the definition of a liability at the acquisition date will be expensed in periods subsequent to the acquisition date.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. Acquired in-place lease value will be amortized to expense over the average remaining non-cancelable terms of the respective in-place leases.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

The Company will assess the acquisition-date fair values of all tangible assets, identifiable intangibles and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of above-market in-place leases and for the initial term plus any extended term for any leases with below-market renewal options. The Company will amortize any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective lease, including any below-market renewal periods.

The Company will estimate the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. The Company will amortize the value of tenant origination and absorption costs to depreciation and amortization expense over the remaining average non-cancelable term of the leases.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities will require the Company to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions would result in an incorrect valuation of the Company’s acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of the Company’s net income.

Impairment of Real Estate and Related Intangible Assets and Liabilities

The Company will monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets and liabilities may not be recoverable or realized. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company will assess the recoverability by estimating whether the Company will recover the carrying value of the real estate and related intangible assets and liabilities through its undiscounted future cash flows and its eventual disposition. If, based on this analysis, the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities.

Real Estate Loans Receivable

The Company will record real estate loans receivable at amortized cost, net of loan loss reserves (if any), and will evaluate these loans for impairment at each balance sheet date. The amortized cost of a real estate loan receivable is the outstanding unpaid principal balance, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan.

The reserve for loan losses is a valuation allowance that reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The reserve will be adjusted through “Provision for loan losses” on the Company’s consolidated statements of operations and will be decreased by charge-offs to specific loans when losses are confirmed. The reserve for loan losses may include a portfolio-based component and an asset-specific component.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

The asset-specific reserve component relates to reserves for losses on loans considered impaired. The Company will consider a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. The Company will also consider a loan to be impaired if it grants the borrower a concession through a modification of the loan terms or if it expects to receive assets (including equity interests in the borrower) with fair values that are less than the carrying value of the loan in satisfaction of the loan. A reserve will be established when the present value of payments expected to be received, observable market prices, the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) or amounts expected to be received in satisfaction of an impaired loan are lower than the carrying value of that loan.

The portfolio-based reserve component covers the pool of loans that do not have asset-specific reserves. A provision for loan losses will be recorded when available information as of each balance sheet date indicates that it is probable that the pool of loans will incur a loss and the amount of the loss can be reasonably estimated. Required reserve balances for the pool of loans will be derived from estimated probabilities of default and estimated loss severities assuming a default occurs. On a quarterly basis, the Company’s management will assign estimated probabilities of default and loss severities to each loan in the portfolio based on factors such as the debt service coverage of the underlying collateral, the estimated fair value of the collateral, the significance of the borrower’s investment in the collateral, the financial condition of the borrower and/or its sponsors, the likelihood that the borrower and/or its sponsors would allow the loan to default, the Company’s willingness and ability to step in as owner in the event of default, and other pertinent factors.

Failure to recognize impairments would result in the overstatement of earnings and the carrying value of the Company’s real estate loans held for investment. Actual losses, if any, could differ significantly from estimated amounts.

Fair Value Measurements

Under GAAP, the Company will be required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company will be required to measure other financial instruments and balances at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company will utilize quoted market prices from an independent third party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company will use several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company will measure fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

The Company will consider the following factors to be indicators of an inactive market: (i) there are few recent transactions, (ii) price quotations are not based on current information, (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets), (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability, (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability, (vi) there is a wide bid ask spread or significant increase in the bid ask spread, (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities, and (viii) little information is released publicly (for example, a principal-to-principal market).

The Company will consider the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions, (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant, (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced), and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

Redeemable Common Stock

The Company has adopted a share redemption program that may enable future stockholders to sell their shares to the Company in limited circumstances.

There are several limitations on the Company’s ability to redeem shares under the share redemption program:

•

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined under the share redemption program), the Company may not redeem shares until the stockholder has held the shares for one year.

•

During any calendar year, the share redemption program limits the number of shares the Company may redeem to those that the Company could purchase with the amount of the net proceeds from the issuance of shares under the dividend reinvestment plan during the prior calendar year.

•	During any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

The Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Pursuant to the program, the Company will initially redeem shares at prices determined as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least four years.

Notwithstanding the above, the redemption price for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” will initially be the amount paid to acquire the shares from the Company. Furthermore, once the Company establishes an estimated value per share of its common stock, the redemption price per share for all stockholders will be equal to the estimated value per share, as determined by the Advisor or another firm chosen for that purpose. The Company expects to establish an estimated value per share after the completion of its offering stage. The Company will consider its offering stage complete when it is no longer publicly offering equity securities – whether through the primary offering or a follow-on public offering – and has not done so for 18 months. “Public equity offering” for this purpose does not include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership.

The Company’s board of directors may amend, suspend or terminate the share redemption program with 30 days’ notice to its stockholders. The Company may provide this notice by including such information in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC, or by a separate mailing to its stockholders.

The Company will record amounts that are redeemable under the share redemption program as redeemable common stock in its consolidated balance sheets because the shares will be mandatorily redeemable at the option of the holder and therefore their redemption will be outside the control of the Company. The maximum amount redeemable under the Company’s share redemption program is limited to the number of shares the Company could redeem with the amount of the net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year. However, because the amounts that can be redeemed in future periods are determinable and only contingent on an event that is likely to occur (e.g., the passage of time), the Company will present the net proceeds from the current year and prior year dividend reinvestment plan, net of current year redemptions, as redeemable common stock in its consolidated balance sheets.

The Company will classify financial instruments that represent a mandatory obligation of the Company to redeem shares as liabilities. The Company’s redeemable common shares are contingently redeemable at the option of the holder. When the Company determines it has a mandatory obligation to redeem shares under the share redemption program, it will reclassify such obligations from temporary equity to a liability based upon their respective settlement values. As of June 30, 2010 (unaudited) and January 27, 2010, no shares had been tendered for redemption or redeemed by the Company because no shares were eligible for redemption.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Organization and Offering Costs

Organization and offering costs (other than selling commissions and dealer manager fees) of the Company are initially being paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. These other offering costs include all expenses to be incurred by the Company in connection with the Offering. Organization costs include all expenses to be incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company.

Pursuant to the proposed Advisory Agreement and the proposed Dealer Manager Agreement, the Company is obligated to reimburse the Advisor, the Dealer Manager or their affiliates, as applicable, for organization and other offering costs paid by them on behalf of the Company, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, dealer manager fees and organization and other offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

In the event the Minimum Number of Shares of the Company’s common stock is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs. As of June 30, 2010 (unaudited) and January 27, 2010, the Advisor has incurred organization and offering costs on behalf of the Company of approximately $1.1 million and $0.3 million, respectively. These costs are not recorded in the financial statements of the Company as of June 30, 2010 (unaudited) and January 27, 2010 because such costs are not a liability of the Company until the Minimum Number of Shares of the Company’s common stock is issued, and such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fees and organization and other offering costs incurred by the Company do not exceed 15% of the gross proceeds of the Offering. When recorded by the Company, organization costs will be expensed as incurred, which include all expenses to be incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company; and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholder’s equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds of the Offering.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Independent Director Compensation

The Company will pay each of its independent directors an annual retainer of $40,000. In addition, the independent directors will be paid for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. No independent director fees or director reimbursements are payable unless the Company sells the Minimum Number of Shares; until the Company sells the Minimum Number of Shares, fees and other amounts payable to the board of directors will accrue without interest. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 4.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ending December 31, 2011. The Company expects to have little or no taxable income prior to the year for which it intends to elect REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax on income that it distributes as dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Industry Segments

The Company expects to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in real estate-related assets such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. As a result, the Company may operate in two business segments: real estate and real estate-related.

Recently Issued Accounting Standards Updates

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (“ASU No. 2010-01”). This ASU clarifies that when the stock portion of a distribution allows stockholders to elect to receive cash or stock with a potential limitation on the total amount of cash that all stockholders can elect to receive in the aggregate, the distribution would be considered a share issuance as opposed to a stock dividend and the share issuance would be reflected in earnings per share prospectively. ASU No. 2010-01 is effective for interim and annual periods ending on or after December 15, 2009 and should be applied on a retrospective basis. The adoption of ASU No. 2010-01 did not have an impact on the Company’s consolidated financial statements.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurement (“ASU No. 2010-06”). ASU No. 2010-06 requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures about purchases, sales, issuances and settlements relating to the activity in Level 3 fair value measurements. ASU No. 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements relating to the activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The adoption of ASU No. 2010-06 did not have a material impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued ASC Topic 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This ASC also requires public entities to evaluate subsequent events through the date that the financial statements are issued. ASC 855 is effective for interim periods and fiscal years ending after June 15, 2009. In February 2010, the FASB issued ASU No. 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirement (“ASU No. 2010-09”). ASU No. 2010-09 amends ASC 855 and eliminates the requirement to disclose the date through which subsequent events have been evaluated for SEC filers. ASU No. 2010-09 is effective upon issuance. The adoption of ASC 855 and ASU No. 2010-09 did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (“ASU No. 2010-20”). ASU No. 2010-20 requires the Company to provide a greater level of disaggregated information about the credit quality of its financing receivables and its allowance for credit losses. This ASU will also require the Company to disclose additional information related to credit quality indicators, past due information, information related to loans modified in a troubled debt restructuring and significant purchases and sales of financing receivables disaggregated by portfolio segment. ASU No. 2010-20 is effective for interim and annual periods ending on or after December 15, 2010. As this ASU amends only the disclosure requirements for loans and the allowance for credit losses, the adoption of ASU No. 2010-20 is not expected to have a significant impact on the Company’s financial statements.

3.	STOCKHOLDER’S EQUITY

General

Under the Articles of Incorporation of the Company, the total number of shares of capital stock authorized for issuance is 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, each as defined by the Company’s Articles of Incorporation.

The shares of common stock have a par value of $0.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of June 30, 2010 (unaudited) and January 27, 2010, the Company had issued 20,000 shares of common stock.

The Company is authorized to issue one or more classes or series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares. As of June 30, 2010 (unaudited) and January 27, 2010, no shares of the Company’s preferred stock were issued and outstanding.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Dividend Reinvestment Plan

The Company has adopted a dividend reinvestment plan (the “DRP”) through which future common stockholders may elect to reinvest an amount equal to the distributions declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP will be $9.50. Once the Company establishes an estimated value per share, shares issued pursuant to the dividend reinvestment plan will be priced at the estimated value per share of the Company’s common stock, as determined by the Advisor or another firm chosen for that purpose. The Company expects to establish an estimated value per share after the completion of its offering stage. The offering stage will be considered complete when the Company is no longer publicly offering equity securities – whether through the primary offering or follow-on public offerings – and has not done so for 18 months. No selling commissions or dealer manager fees will be paid on shares sold under the DRP. “Public equity offering” for this purpose does not include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership. The board of directors of the Company may amend or terminate the DRP for any reason upon 10 days’ notice to participants.

4.	RELATED-PARTY TRANSACTIONS

The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. These agreements will entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate properties and real estate-related investments, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Form of Compensation	Amounts
Selling Commission

The Company will pay the Dealer Manager up to 6.5% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. The Dealer Manager will reallow 100% of commissions earned to participating broker-dealers. No sales commission will be paid on shares sold through the dividend reinvestment plan.

Assuming all shares in the primary offering are sold at the highest possible selling commissions (with no discounts to any categories of purchasers), estimated selling commissions are approximately $162,500 if the Company sells the minimum of 250,000 shares and approximately $130,000,000 if the Company sells the maximum of 200,000,000 shares in the primary offering.

Dealer Manager Fee

The Company will pay the Dealer Manager up to 3.0% of gross offering proceeds. No dealer manager fee is payable on shares sold under the dividend reinvestment plan. The Dealer Manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. A reduced dealer manager fee is payable with respect to certain volume discount sales.

The estimated dealer manager fee is approximately $75,000 if the Company sells the minimum of 250,000 shares and approximately $60,000,000 if the Company sells the maximum of 200,000,000 shares in the primary offering.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Form of Compensation	Amounts
Reimbursement of Organization and Offering Expenses

The Company will reimburse the Advisor or its affiliates for organization and other offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the organization and other offering expenses borne by the Company to exceed 15.0% of gross offering proceeds as of the date of reimbursement.

The Company estimates organization and offering costs (other than selling commissions and the dealer manager fees) of approximately $137,500 if the Company sells the minimum of 250,000 shares and approximately $19,136,791 if the Company sells the maximum of 280,000,000 shares.

Acquisition Fee	The Company will pay the Advisor 0.75% of the cost of investments acquired, including acquisition expenses and any debt attributable to such investments. With respect to investments in and originations of loans, the Company will pay an origination fee to the Advisor or its subsidiary in lieu of an acquisition fee.

Origination Fee	The Company will pay the Advisor or its subsidiary 1.0% of the amount funded by the Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition or origination expenses related to such investment and any debt used to fund the acquisition or origination of the loan. The Company will not pay an acquisition fee with respect to such loans. This fee relates to services provided to the Company in connection with sourcing and structuring investments in and originations of loans.

Acquisition and Origination Expenses	The Company will reimburse the Advisor or its affiliates for customary acquisition and origination expenses (including expenses relating to potential investments that do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of the advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties, real estate-related loans, real estate-related debt securities and other real estate-related investments. The Company estimates that these expenses will be approximately 0.67% of the cost of its investments, excluding fees and expenses associated with such investments.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Form of Compensation	Amounts
Asset Management Fee (1)	With respect to investments in real property, the asset management fee the Company will pay the Advisor will be a monthly fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment, inclusive of acquisition fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on the Company’s proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee the Company will pay the Advisor will be a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition or origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation.

Reimbursement of Operating Expenses (1)	The Company will reimburse the expenses incurred by the Advisor or its affiliates in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and IT costs. The Advisor may seek reimbursement for employee costs under the Advisory Agreement. At this time, the Advisor only expects to seek reimbursement for the Company’s allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to the Company. In the future if the Advisor seeks reimbursement for additional employee costs, such costs may include the Company’s proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. The Company will not reimburse the Advisor or its affiliates for employee costs in connection with services for which the Advisor or its affiliates receive acquisition, origination, or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits the Advisor or its affiliates may pay to the Company’s executive officers.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Form of Compensation	Amounts
Disposition Fee (1)

For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor, the sponsors or their affiliates a disposition fee of 1.0% of the contract sales price of each real property or other investments sold (including residential or commercial mortgage-backed securities issued by a subsidiary of the Company as part of a securitization transaction); provided, however, that if in connection with such disposition commissions are paid to third parties unaffiliated with the Advisor, the sponsors or their affiliates, the fee paid to the Advisor, the sponsors, or their affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to the Advisor, the sponsors, their affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price. The Company will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if the Company takes ownership of a property as a result of a workout or foreclosure of a loan, the Company will pay a disposition fee upon the sale of such property. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below.

The Company does not intend to sell assets to affiliates. However, if the Company does sell an asset to an affiliate, its organizational documents would not prohibit it from paying the Advisor a disposition fee. Before the Company sells an asset to an affiliate, the Company’s Articles of Incorporation would require that a majority of the Company’s board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to the Company.

Subordinated Participation in Net Cash Flows (1)	After investors receive a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, the Advisor is entitled to receive 15.0% of the net cash flows produced by the Company, whether from continuing operations, net sale proceeds or otherwise. To the extent this fee is derived from cash flows other than net sales proceeds, this fee will count against the limit on “total operating expenses” described below.

Subordinated Incentive Listing Fee (1)	Upon listing the Company’s common stock on a national securities exchange, the Advisor or its affiliates will receive 15.0% of the amount by which (1) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing exceeds (2) the sum of invested capital and the amount of cash flow necessary to generate a 8.0% per year cumulative, noncompounded return to stockholders. This fee will count against the limit on “total operating expenses” described below.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

(1) Commencing on the earlier of four fiscal quarters after (i) the Company makes its first investment or (ii) six months after commencement of the Company’s Offering, the Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors.

“Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves.

“Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of the Company’s assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that the Company does not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other properties (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property. To the extent the Advisor receives the fee described above at “Subordinated Participation in Net Cash Flows” and such fee is derived from cash flows other than net sales proceeds, that fee will count against the limit on “total operating expenses.” To the extent the fee described above at “Disposition Fee” is paid upon the sale of any assets other than real property, that fee will count against the limit on “total operating expenses.” To the extent the Advisor receives the fee described above at “Subordinated Incentive Listing Fee,” that fee will count against the limit on “total operating expenses.”

The Advisory Agreement will have a one-year term. The Company may terminate the Advisory Agreement on 60 days’ written notice. The Advisor in its sole discretion may defer any fee payable to it under the Advisory Agreement. All or any portion of such fee not taken may be deferred without interest and paid when the Advisor determines.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS (CONTINUED)

January 27, 2010

Conflicts of Interest

All of the Company’s executive officers, some of the Company’s directors and the key real estate and debt finance professionals assembled by the Advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in the Advisor, the Dealer Manager and other KBS-affiliated entities. Through KBS-affiliated entities, some of these persons also serve as the investment advisers to institutional investors in real estate and real estate-related assets and, through KBS Capital Advisors, these persons serve as the advisor to KBS Real Estate Investment Trust, Inc., KBS Real Estate Investment Trust II, Inc., KBS Strategic Opportunity REIT, Inc., and KBS Legacy Partners Apartment REIT, Inc. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to the Company and its stockholders.

Some of the material conflicts that the Advisor, the Dealer Manager, or their affiliates will face are 1) the allocation of the time of key executive officers, directors, and other real estate professionals among the Company, other KBS-sponsored programs and KBS-advised investors, and the other activities in which they are involved; 2) the fees received by the Advisor and its affiliates in connection with transactions involving the purchase, origination, management and sale of investments regardless of the quality of the asset acquired or the service provided the Company; and 3) the fees received by the Advisor, the Dealer Manager and their affiliates in connection with the Company’s Offering.

5.	COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Legal Matters

From time to time, the Company may become party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on its results of operations or financial condition.

6.	SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated balance sheets are issued.

Advisory Agreement (unaudited)

On September 27, 2010, the Company entered into the Advisory Agreement with the Advisor.

PRIOR PERFORMANCE TABLES

In January 2006, our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., teamed to launch the initial public offering of their first public non-traded REIT, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I. They are currently sponsoring the initial public offerings of KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II, and KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT. In addition, together with Legacy Partners Residential Realty LLC and certain of its affiliates, they are sponsoring KBS Legacy Partners Apartment REIT, Inc., which we refer to as KBS Legacy Partners Apartment REIT. Our advisor, KBS Capital Advisors LLC, is also the external advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. Each of these programs is a publicly registered, non-traded REIT.

KBS REIT I launched its initial public offering on January 27, 2006 and ceased offering shares in its primary offering on May 30, 2008. KBS REIT II launched its initial public offering on April 22, 2008, KBS Strategic Opportunity REIT launched its initial public offering on November 20, 2009 and KBS Legacy Partners Apartment REIT launched its initial public offering on March 12, 2010. Since KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT had not broken escrow in their respective offerings, acquired any investments or commenced operations as of December 31, 2009, they are excluded from the prior performance tables.

Since 1992, two of our sponsors, Messrs. Bren and Schreiber, have partnered to acquire, manage, develop and sell high-quality U.S. commercial real estate assets as well as real estate-related investments on behalf of institutional investors. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private real estate funds that have raised over $2.1 billion of equity from institutional investors (as of December 31, 2009). Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a registered investment advisor with the SEC and a nationally recognized real estate investment advisor. We refer to the investment advisors affiliated with Messrs. Bren and Schreiber as KBS investment advisors.

During the 10-year period ending December 31, 2009, KBS investment advisors have managed 14 private real estate funds, six of which were multi-investor, commingled funds and eight of which were single-client, separate accounts. All of these private funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate and real estate-related assets of each of the funds. Six of the 14 private funds managed by KBS investment advisors during the 10-year period ending December 31, 2009 used private REITs to structure the ownership of some of their investments.

KBS REIT I, KBS REIT II and each of the private funds managed by KBS investment advisors during the 10-year period ending December 31, 2009 have or had (five of the funds have been fully liquidated) investment objectives that are similar to ours. Like ours, their primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, they seek to realize growth in the value of their investments by timing asset sales to maximize asset value. In addition, both real estate and real estate-related investments involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS REIT I, KBS REIT II and each of the private funds have focused upon acquiring a diverse portfolio of real estate investments. The KBS investment advisors of the private funds typically diversified the portfolios of the funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for 12 of the 14 private funds, the KBS investment advisor specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the 14 private funds, the KBS investment advisor focused on the acquisition of core real estate assets. Based on purchase price, KBS REIT I acquired approximately 65% core investments (which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover) and approximately 35% real estate-related investments, including mortgage loans, mezzanine debt, mortgage-backed securities and other similar structured finance investments. Like KBS REIT I, KBS REIT II intends to diversify its assets by investment risk by making investments in core properties and real estate-related assets. KBS REIT II intends to allocate between 60% and 70% of its portfolio to investments in core properties and between 30% and 40% of its portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies.

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We intend to acquire and manage a diverse portfolio of real estate properties and real estate-related assets. We intend to allocate between 60% and 70% of our portfolio to investments in core properties and between 30% and 40% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors.

The tables presented in this section provide summary unaudited information related to the historical experience of KBS REIT I, KBS REIT II and the private real estate funds sponsored by KBS investment advisors. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.” The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs;

•	Table IV – Results of Completed Programs; and

•	Table V – Sales or Disposals of Properties.

For information regarding the acquisitions of KBS REIT I, KBS REIT II and the private funds sponsored by KBS investment advisors during the three years ending December 31, 2009, see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table I provides a summary of the experience of our sponsors and KBS investment advisors in raising and investing funds for programs that have had offerings close during the three years ended December 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied. Each of the programs presented have investment objectives similar to ours. All percentage amounts except “Percent leveraged” represent percentages of the dollar amount raised for each program.

	SEPARATE ACCOUNT 5/06		SEPARATE ACCOUNT 10/06		SEPARATE ACCOUNT 01/07		KBS REIT I
Dollar amount offered	$50,012,000		$47,974,000		$81,790,000		$2,000,000,000

Dollar amount raised	$50,012,000		$47,974,000		$81,790,000		$1,703,298,000

Percentage amount raised	100.0%		100.0%		100.0%		85.2%

Percentage available for investment before offering expenses and reserves	100.0%		100.0%		100.0%		100.0%
Less offering expenses:
Selling commissions and dealer manager fees	-		-		-		9.1%
Organizational and offering expenses	-		-		-		1.0%
Reserves	-		-		-		-

Percentage available for investment after offering expenses and reserves	100.0%		100.0%		100.0%		89.9%

Acquisition costs:
Prepaid items and fees related to purchase of property	-		-		-		-
Purchase price (cash down payment) (1)	253.5%		239.1%		145.7%		176.2%
Acquisition fees (2)	2.5%		2.4%		1.5%		1.3%
Other capitalized costs (3)	2.1%		0.9%		0.4%		0.9%

Total acquisition costs (includes mortgage financing) (4)	258.1%		242.4%		147.6%		178.4%

Percent leveraged (5)	64.4%		64.2%		12.1%		49.5%

Date offering began		(6)		(7)		(8)	01/27/2006	(9)
Length of offering (in months)		(6)		(7)		(8)	28	(9)
Months to invest 90% of amount available for investment		(6)		(7)		(8)	31	(9)

(1) “Purchase price (cash down payment)” includes both debt- and equity-financed payments. See the “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(2) Represents acquisition and origination fees as if they were calculated as a percentage of dollar amount raised. Acquisition and origination fees of these programs are calculated as a percentage of purchase price (including leverage used to fund the acquisition or origination) plus other acquisition and origination expenses and are paid to the KBS sponsor.

(3) Other capitalized costs include legal fees, outside broker fees, environmental studies, title and other closing costs.

(4) Total acquisition costs include the cash down payment, acquisition and origination fees, acquisition and origination expenses and mortgage financing.

(5) “Percent leveraged” represents financing outstanding as of December 31, 2009 divided by total acquisition or origination cost for properties and other investments acquired.

(6) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006. The program has made a total of five separate investments through December 2009.

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(7) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006. The program has made a total of four separate investments through December 2009.

(8) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 01/07 made its first investment in March 2008. The program has made three investments through December 2009.

(9) KBS REIT I is a publicly-registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its initial public offering and then commenced real estate operations. KBS REIT I ceased offering shares of common stock in its primary offering on May 30, 2008 and has now terminated its primary offering upon the completion of review of subscriptions submitted in accordance with its processing procedures. KBS REIT I continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are omitted from Table I. With proceeds from its initial public offering and debt financing, KBS REIT I acquired 64 real estate properties, one master lease, 21 real estate loans receivable and two investments in securities directly or indirectly backed by commercial mortgage loans. As discussed under “Prior Performance Summary – KBS REIT I” in this prospectus, subsequent to KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed as a result of the restructuring of certain investments and KBS REIT I taking title to properties underlying investments in loans that became impaired.

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TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS affiliates during the three years ended December 31, 2009 in connection with 1) each program sponsored by our sponsors or a KBS investment advisor that had offerings close during this period and 2) all other programs that have made payments to KBS affiliates during this period. All of the programs represented in the table below have or had investment objectives similar to ours. All figures are as of December 31, 2009.

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TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Commingled Account 12/96 (1)	Commingled Account 6/98 (2)	Commingled Account 6/99 (3)	Separate Account 10/97 (4)	Separate Account 12/98 (5)	Separate Account 6/05 (6)	Separate Account 8/05 (7)	Separate Account 5/06 (8)	Separate Account 10/06 (9)	Separate Account 01/07 (10)	KBS REIT I (11)		KBS REIT II (12)
Date offering commenced	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)		(12)
Dollar amount raised	$266,125,050	$216,650,000	$187,000,000	$153,016,700	$210,967,612	$50,043,000	$49,180,000	$50,012,000	$47,974,000	$81,790,000	$1,832,820,000		$929,917,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$40,585,721	(17)	$23,307,549	(17)
Acquisition fees:
- real estate commissions	-	-	-	-	-	-	-	-	-	-	-		-
- advisory fees (13)	-	-	-	-	-	46,000	54,000	346,000	882,000	1,199,000	20,004,000		5,375,000
- other	-	-	-	-	-	-	-	-	-	-	-		-
Other	-	-	-	-	-	-	-	-	-	-	-		-
Dollar amount of cash generated from operations before deducting payments to sponsors	$16,648,000	$10,586,000	$14,817,000	$(115,000)	$4,951,000	$13,948,000	$11,492,000	$16,055,000	$13,298,000	$8,470,000	$298,767,000		$40,146,000
Amount paid to sponsor from operations:
Property management fees (14)	$2,840,000	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-		$-
Partnership and asset management fees	1,563,000	1,036,000	1,362,000	629,000	1,497,000	3,602,000	3,545,000	3,560,000	3,267,000	1,067,000	40,199,000	(18)	5,339,000
Reimbursements	-	-	-	-	-	-	-	-	-	-	-		-
Leasing commissions (14)	1,954,000	-	-	-	-	-	-	-	-	-	-		-
Construction management fees (14)	18,000	-	-	-	-	-	-	-	-	-	-		-
Loan servicing fees	-	-	-	-	-	-	-	-	-	-	-		-
Dollar amount of property sales and refinancing before deducting payments to sponsors (15)
- cash	$64,322,000	$137,452,000	$93,460,000	$109,379,000	$60,346,000	$1,812,000	$1,326,000	$-	$1,811,000	$-	$-		$-
- notes	-	-	-	-	-	-	-	-	-	-	-		-
Amounts paid to sponsor from property sales and refinancing:
- Real estate commissions (16)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-		$-
- Disposition fees	-	497,000	335,000	-	-	-	-	-	-	-	-		-
- Incentive fees (16)	-	-	67,000	-	-	-	-	-	-	-	-		-
- Other	-	-	-	-	-	-	-	-	-	-	-		-

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TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) This program made payments to KBS affiliates during the three years ended December 31, 2009; however, it did not close any offerings during this period. Commingled Account 12/96 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1996.

(2) This program made payments to KBS affiliates during the three years ended December 31, 2009; however, it did not close any offerings during this period. Commingled Account 6/98 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in June 1998.

(3) This program made payments to KBS affiliates during the three years ended December 31, 2009; however, it did not close any offerings during this period. Commingled Account 6/99 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. The account made its first investment in June 1999.

(4) This program made payments to KBS affiliates during the three years ended December 31, 2009; however, it did not close any offerings during this period. Separate Account 10/97 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in October 1997.

(5) This program made payments to KBS affiliates during the three years ended December 31, 2009; however, it did not close any offerings during this period. Separate Account 12/98 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1998.

(6) This program made payments to KBS affiliates during the three years ended December 31, 2009; however, it did not close any offerings during this period. Separate Account 6/05 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in June 2005.

(7) This program made payments to KBS affiliates during the three years ended December 31, 2009; however, it did not close any offerings during this period. Separate Account 8/05 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in October 2005.

(8) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006. The program has made a total of five separate investments through December 2009. For more information about this program’s experience in raising capital, see Table I.

(9) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006. The program has made a total of four separate investments through December 2009. For more information about this program’s experience in raising capital, see Table I.

(10) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 01/07 made its first investment in March 2008. The program has made three investments through December 2009. For more information about this program’s experience in raising capital, see Table I.

(11) KBS REIT I is a publicly registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its initial public offering and then commenced real estate operations. KBS REIT I ceased offering shares of common stock in its primary offering on May 30, 2008 and has now terminated its primary offering upon the completion of review of subscriptions submitted in accordance with its processing procedures. KBS REIT I continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table, but are omitted from Table I. With proceeds from its initial public offering and debt financing, KBS REIT I acquired 64 real estate properties, one master lease, 21 real estate loans receivable and two investments in securities directly or indirectly backed by commercial mortgage loans. As discussed under “Prior Performance Summary – KBS REIT I” in this prospectus, subsequent to KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed as a result of the restructuring of certain investments and KBS REIT I taking title to properties underlying investments in loans that became impaired. For more information about this program’s experience in raising capital, see Table I.

(12) KBS REIT II is a publicly registered, non-traded REIT. KBS REIT II launched its initial public offering on April 22, 2008. On June 24, 2008, KBS REIT II broke escrow in its initial public offering and then commenced real estate operations. From commencement of its offering through December 31, 2009, KBS REIT II had sold 93,347,044 shares in its ongoing initial public offering for gross offering proceeds of $929.9 million, including 2,440,176 shares issued through its dividend reinvestment plan for gross offering proceeds of $23.2 million. As of December 31, 2009, KBS REIT II owned five real estate properties and two real estate loans receivable.

(13) Advisory fees are acquisition fees and origination fees that are calculated as a percentage of purchase price (including any debt used to fund the acquisition or origination) plus acquisition or origination expenses and are paid to the KBS sponsor. Separate Account 06/05, Separate Account 08/05, Separate Account 05/06, Separate Account 10/06 and Separate Account 01/07 also pay fees on amounts subsequently funded for capital improvements, tenant improvement costs and allowance and leasing costs, and these fees are included under advisory fees for these funds.

(14) Fees paid to parties affiliated with the general partner of the program.

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TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(15) Dollar amount of property sales and refinancing represents capital from property sales and refinancings that were used to make distributions to investors.

(16) Only one of the private funds represented in this table, Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2009. Two of the 10 private funds listed in this table, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets. The incentive fees for the remaining eight private funds represented in this table (Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06, Separate Account 10/06 and Separate Account 01/07) are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the funds. Four of the private funds presented in this table (Commingled Account 12/96, Commingled Account 6/98, Commingled Account 6/99 and Separate Account 10/97) are in their liquidation stage. KBS REIT I and KBS REIT II may pay subordinated incentive fees based on participation in the net cash flows of the fund (whether from continuing operations, net sale proceeds or otherwise), after achieving a stipulated return for investors. Upon listing of the shares of KBS REIT I or KBS REIT II, such listed program may pay a subordinated incentive fee to its external advisor if investors have received a stipulated return. However, any portion of a subordinated participation in net cash flows paid by KBS REIT I or KBS REIT II would offset the amount otherwise due to the advisor by that program pursuant to the subordinated incentive listing fee.

(17) Underwriting fees include (i) dealer manager fees paid to the KBS-affiliated dealer manager that are not reallowed to participating broker-dealers as a marketing fee, (ii) the reimbursed portion of a dual employee’s salary paid by the KBS-affiliated dealer manager attributable to time spent planning and coordinating training and education meetings on behalf of the respective program, (iii) the reimbursed travel, meal and lodging costs of wholesalers and other registered persons of the KBS-affiliated dealer manager attending retail conferences and training and education meetings, (iv) reimbursed costs for promotional items for broker-dealers paid for by the KBS-affiliated dealer manager, (v) reimbursed legal fees paid for by the KBS-affiliated dealer manager and (vi) reimbursed attendance and sponsorship fees incurred by employees of the KBS-affiliated dealer manager and its affiliates to attend retail conferences sponsored by participating broker-dealers and other meetings with participating broker-dealers.

(18) As of December 31, 2009, this program had incurred but unpaid performance fees totaling $4.9 million.

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TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of programs sponsored by our sponsors and KBS investment advisors that have had offerings close during the five years ended December 31, 2009. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles (“GAAP”)); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these programs has investment objectives similar to ours. All figures are as of December 31 of the year indicated, except as otherwise noted.

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TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

		Separate Account 6/05
		2005	2006	2007	2008	2009
	Gross revenues	$4,045,000	$12,215,000	$13,348,000	$14,945,000	$13,470,000
	Profit (loss) on sale of properties	-	-	-	-	-
Less:	Operating expenses (1)	(2,098,000)	(5,128,000)	(5,407,000)	(5,625,000)	(5,827,000)
	Interest expense	(1,524,000)	(4,856,000)	(5,349,000)	(5,394,000)	(4,307,000)
	Depreciation (2)	-	-	-	-	-
	Unrealized gain (loss) (2)	-	2,038,000	5,361,000	(3,752,000)	(24,415,000)

	Net income (loss) - GAAP basis (2)	$423,000	$4,269,000	$7,953,000	$174,000	$(21,079,000)

	Taxable income:
	From operations	$482,000	$(61,000)	$82,000	$1,135,000	$453,378
	From gain (loss) on sale	-	-	-	-	-
	Cash generated (deficiency) from operations	2,337,000	3,316,000	3,063,000	3,729,000	3,554,000
	Cash generated (deficiency) from sales	-	-	-	-	-
	Cash generated from refinancing	-	-	-	-	-

	Total cash generated from operations, sales and refinancing	2,337,000	3,316,000	3,063,000	3,729,000	3,554,000
	Less: Cash distributions to investors
	- From operating cash flow	(1,505,000)	(3,560,000)	(3,559,000)	(3,560,000)	(3,560,000)
	- From sales and refinancing	-	-	-	-	-

	Cash generated (deficiency) after cash distributions	832,000	(244,000)	(496,000)	169,000	(6,000)
	Less: Special items (not including sales and refinancing)	-	-	-	-	-

	Cash generated (deficiency) after cash distributions and special items	$832,000	$(244,000)	$(496,000)	$169,000	$(6,000)

	Tax and Distribution Data per $1,000 Invested (3)
	Federal Income Tax Results:
	Ordinary income (loss)
	- from operations	$23	$(1)	$2	$23	$9
	- from recapture	-	-	-	-	-
	Capital gain (loss)	-	-	-	-	-
	Cash distributions to investors
	Source (on GAAP basis)
	- from investment income	72	71	71	71	71
	- from return of capital	-	-	-	-	-

	Total distribution on GAAP basis	$72	$71	$71	$71	$71

	Source (on cash basis)
	- from sales	$-	$-	$-	$-	$-
	- from refinancing	-	-	-	-	-
	- from operations	72	71	71	71	71

	Total distributions on cash basis	$72	$71	$71	$71	$71

	Amounts (in percentage terms) remaining invested in program properties as of December 31, 2009 (4)	100%	100%	100%	100%	100%

(1) Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3) Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of investments made divided by original total acquisition cost of all investments held as of December 31, 2009.

P-10

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

		Separate Account 8/05
		2005	2006	2007	2008	2009
	Gross revenues	$1,110,000	$10,653,000	$13,149,000	$12,932,000	$12,911,000
	Profit (loss) on sale of properties	-	-	-	-	-
Less:	Operating expenses (1)	(599,000)	(5,228,000)	(4,965,000)	(5,210,000)	(5,331,000)
	Interest expense	(454,000)	(4,342,000)	(5,489,000)	(5,504,000)	(4,873,000)
	Depreciation (2)	-	-	-	-	-
	Unrealized gain (loss) (2)	-	6,381,000	2,111,000	(444,000)	(8,862,000)

	Net income (loss) - GAAP basis (2)	$57,000	$7,464,000	$4,806,000	$1,774,000	$(6,155,000)

	Taxable income:
	From operations	$23,000	$(879,000)	$225,000	$(246,000)	$211,422
	From gain (loss) on sale	-	-	-	-	-
	Cash generated (deficiency) from operations	1,601,000	3,433,000	2,681,000	2,517,000	2,749,000
	Cash generated (deficiency) from sales	-	-	-	-	-
	Cash generated from refinancing	-	-	-	-	-

	Total cash generated from operations, sales and refinancing	1,601,000	3,433,000	2,681,000	2,517,000	2,749,000
	Less: Cash distributions to investors
	- From operating cash flow	(470,000)	(3,190,000)	(3,500,000)	(3,500,000)	(3,499,000)
	- From sales and refinancing	-	-	-	-	-

	Cash generated (deficiency) after cash distributions	1,131,000	243,000	(819,000)	(983,000)	(750,000)
	Less: Special items (not including sales and refinancing)	-	-	-	-	-

	Cash generated (deficiency) after cash distributions and special items	$1,131,000	$243,000	$(819,000)	$(983,000)	$(750,000)

	Tax and Distribution Data per $1,000 Invested (3)
	Federal Income Tax Results:
	Ordinary income (loss)
	- from operations	$3	$(20)	$5	$(5)	$4
	- from recapture	-	-	-	-	-
	Capital gain (loss)	-	-	-	-	-
	Cash distributions to investors
	Source (on GAAP basis)
	- from investment income	70	71	71	71	71
	- from return of capital	-	-	-	-	-

	Total distribution on GAAP basis	$70	$71	$71	$71	$71

	Source (on cash basis)
	- from sales	$-	$-	$-	$-	$-
	- from refinancing	-	-	-	-	-
	- from operations	70	71	71	71	71

	Total distributions on cash basis	$70	$71	$71	$71	$71

	Amounts (in percentage terms) remaining invested in program properties as of December 31, 2009 (4)	100%	100%	100%	100%	100%

(1) Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3) Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of investments made divided by original total acquisition cost of all investments held as of December 31, 2009.

P-11

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

		Separate Account 5/06				Separate Account 10/06
		2006	2007	2008	2009	2006	2007	2008	2009
	Gross revenues	$2,526,000	$16,480,000	$16,447,000	$15,353,000	$354,000	$13,628,000	$14,723,000	$15,662,000
	Profit (loss) on sale of properties	-	-	-	-	-	-	-	-
Less:	Operating expenses (1)	(1,503,000)	(7,855,000)	(7,907,000)	(7,875,000)	(428,000)	(7,653,000)	(8,070,000)	(7,190,000)
	Interest expense	(878,000)	(4,810,000)	(4,824,000)	(4,922,000)	(122,000)	(4,146,000)	(4,383,000)	(4,385,000)
	Depreciation (2)	-	-	-	-	-	-	-	-
	Unrealized gain (loss) (2)	-	4,905,000	(2,756,000)	(18,731,000)	-	5,327,000	971,000	(1,296,000)

	Net income (loss) - GAAP basis (2)	$145,000	$8,720,000	$960,000	$(16,175,000)	$(196,000)	$7,156,000	$3,241,000	$2,791,000

	Taxable income:
	From operations	$97,000	$1,539,000	$1,155,000	$(322,902)	$(183,000)	$(207,000)	$123,000	$1,437,292
	From gain (loss) on sale	-	-	-	-	-	-	-	-
	Cash generated (deficiency) from operations	855,000	5,816,000	3,876,000	2,803,000	1,769,000	3,681,000	2,726,000	3,624,000
	Cash generated (deficiency) from sales	-	-	-	-	-	-	-	-
	Cash generated from refinancing	-	-	-	-	-	-	-	-

	Total cash generated from operations, sales and refinancing	855,000	5,816,000	3,876,000	2,803,000	1,769,000	3,681,000	2,726,000	3,624,000
	Less: Cash distributions to investors
	- From operating cash flow	(640,000)	(3,525,000)	(3,560,000)	(3,560,000)	(100,000)	(3,135,000)	(3,355,000)	(3,420,000)
	- From sales and refinancing	-	-	-	-	-	-	-	-

	Cash generated (deficiency) after cash distributions	215,000	2,291,000	316,000	(757,000)	1,669,000	546,000	(629,000)	204,000
	Less: Special items (not including sales and refinancing)	-	-	-	-	-	-	-	-

	Cash generated (deficiency) after cash distributions and special items	$215,000	$2,291,000	$316,000	$(757,000)	$1,669,000	$546,000	$(629,000)	$204,000

	Tax and Distribution Data per $1,000 Invested (3)
	Federal Income Tax Results:
	Ordinary income (loss)
	- from operations	$11	$31	$23	$(6)	$(127)	$(5)	$3	$30
	- from recapture	-	-	-	-	-	-	-	-
	Capital gain (loss)	-	-	-	-	-	-	-	-
	Cash distributions to investors
	Source (on GAAP basis)
	- from investment income	70	71	71	71	70	71	71	71
	- from return of capital	-	-	-	-	-	-	-	-

	Total distribution on GAAP basis	$70	$71	$71	$71	$70	$71	$71	$71

	Source (on cash basis)
	- from sales	$-	$-	$-	$-	$-	$-	$-	$-
	- from refinancing	-	-	-	-	-	-	-	-
	- from operations	70	71	71	71	70	71	71	71

	Total distributions on cash basis	$70	$71	$71	$71	$70	$71	$71	$71

	Amounts (in percentage terms) remaining in program properties as of December 31, 2009 (4)	100%	100%	100%	100%	100%	100%	100%	100%

(1) Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3) Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of investments made divided by original total acquisition cost of all investments held as of December 31, 2009.

P-12

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

		Separate Account 01/07
		2008	2009
	Gross revenues	$1,442,000	$10,885,000
	Profit (loss) on sale of properties	-	-
Less:	Operating expenses (1)	(996,000)	(5,959,000)
	Interest expense	(608,000)	(1,054,000)
	Depreciation (2)	-	-
	Unrealized gain (loss) (2)	(998,000)	(193,000)

	Net income (loss) - GAAP basis (2)	$(1,160,000)	$3,679,000

	Taxable income:
	From operations	$(491,000)	$3,147,006
	From gain (loss) on sale	-	-
	Cash generated (deficiency) from operations	278,000	7,125,000
	Cash generated (deficiency) from sales	-	-
	Cash generated from refinancing	-	-

	Total cash generated from operations, sales and refinancing	278,000	7,125,000
	Less: Cash distributions to investors
	- From operating cash flow	(695,000)	(4,630,000)
	- From sales and refinancing	-	-

	Cash generated (deficiency) after cash distributions	(417,000)	2,495,000
	Less: Special items (not including sales and refinancing)	-	-

	Cash generated (deficiency) after cash distributions and special items	$(417,000)	$2,495,000

	Tax and Distribution Data per $1,000 Invested (3)
	Federal Income Tax Results:
	Ordinary income (loss)
	- from operations	$(50)	$48
	- from recapture	-	-
	Capital gain (loss)	-	-
	Cash distributions to investors
	Source (on GAAP basis)
	- from investment income	71	71
	- from return of capital	-	-

	Total distribution on GAAP basis	$71	$71

	Source (on cash basis)
	- from sales	$-	$-
	- from refinancing	-	-
	- from operations	71	71

	Total distributions on cash basis	$71	$71

	Amounts (in percentage terms) remaining in program properties as of December 31, 2009 (4)	100%	100%

(1) Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3) Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of investments made divided by original total acquisition cost of all investments held as of December 31, 2009.

P-13

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

		KBS REIT I
		2006	2007	2008	2009
	Gross revenues	$6,248,000	$100,302,000	$282,641,000	$285,077,000
	Profit (loss) on sale of properties	-	-	-	-
Less:	Operating expenses (1)	(3,455,000)	(32,465,000)	(86,767,000)	(106,282,000)
	Interest expense	(2,826,000)	(33,368,000)	(68,303,000)	(60,931,000)
	Depreciation	(2,538,000)	(42,916,000)	(97,021,000)	(120,311,000)
	Loss on derivative instruments	-	(1,524,000)	(303,000)	(8,000)
	Provision for loan losses	-	-	(104,000,000)	(178,813,000)
	Other-than-temporary impairment of marketable real estate securities	-	-	(50,079,000)	(5,067,000)
	Net loss attributable to non-controlling interest	-	2,773,000	3,205,000	3,369,000

	Net income (loss) - GAAP basis	$(2,571,000)	$(7,198,000)	$(120,627,000)	$(182,966,000)

	Taxable income:
	From operations	$(970,000)	$15,774,000	$66,297,000	$58,360,000
	From gain (loss) on sale	-	-	-	-
	Cash generated (deficiency) from operations	326,000	43,982,000	115,178,000	99,738,000
	Cash generated (deficiency) from sales	-	-	-	-
	Cash generated from refinancing	-	-	-	-

	Total cash generated from operations, sales and refinancing	326,000	43,982,000	115,178,000	99,738,000
	Less: Cash distributions to investors (2)
	- From operating cash flow	(386,000)	(32,162,000)	(104,264,000)	(108,811,000)
	- From sales and refinancing	-	-	-	-
	- Other (3)	(900,000)	(700,000)	-	-

	Cash generated (deficiency) after cash distributions	(960,000)	11,120,000	10,914,000	(9,073,000)
	Less: Special items (not including sales and refinancing)	-	-	-	-

	Cash generated (deficiency) after cash distributions and special items	$(960,000)	$11,120,000	$10,914,000	$(9,073,000)

	Tax and Distribution Data per $1,000 Invested (4)
	Federal Income Tax Results:
	Ordinary income (loss)
	- from operations	$(52)	$34	$44	$33
	- from recapture	-	-	-	-
	Capital gain (loss)	-	-	-	-
	Cash distributions to investors (2)
	Source (on GAAP basis)
	- from investment income	-	36	44	33
	- from return of capital	69	34	26	28

	Total distribution on GAAP basis	$69	$70	$70	$61

	Source (on cash basis)
	- from sales	$-	$-	$-	$-
	- from refinancing	-	-	-	-
	- from other (3)	48	2	-	-
	- from operations	21	68	70	61

	Total distributions on cash basis	$69	$70	$70	$61

	Amounts (in percentage terms) remaining in program properties as of December 31, 2009 (5)	100%	100%	100%	100%

(1) Operating expenses include all general and administrative expenses.

(2) Cash distributions to investors include distributions reinvested.

(3) Represents advances made by the advisor of KBS REIT I to pay dividends.

(4) Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(5) Calculated as original total acquisition and origination costs of investments made divided by original total acquisition and origination costs of all investments held as of December 31, 2009.

P-14

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table IV summarizes the results of the programs sponsored by a KBS investment advisor that have completed their operations and sold all of their properties during the five years ended December 31, 2009. The programs represented in the table below had investment objectives that were similar to ours.

Commingled Account 5/95 (1)
Dollar amount raised	$273,100,000(1)

Number of properties purchased/developed	32
Date of closing of offering	(1)
Date of first sale of property	11/95
Date of final sale of property	9/05
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss):
- from operations	$295
- from recapture	-
Capital gain	230
Deferred gain:
Capital	-
Ordinary	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	519
- from return of capital	1,000

Total distribution on GAAP basis	$1,519

Source (on cash basis)
- from sales	$1,188
- from refinancing	-
- from operations	331

$1,519

(1) This program was a multi-investor, commingled fund that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $273.1 million between April 1995 and May 1998.

P-15

TABLE IV

RESULTS OF COMPLETED PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Separate Account 10/97 (1)
Dollar amount raised	$153,017,000(1)

Number of properties purchased/developed	12
Date of closing of offering	(1)
Date of first sale of property	4/00
Date of final sale of property	2/09
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss):
- from operations	$325
- from recapture	-
Capital gain	28
Deferred gain:
Capital	-
Ordinary	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	333
- from return of capital	1,000

Total distribution on GAAP basis	$1,333

Source (on cash basis)
- from sales	$897
- from refinancing	-
- from operations	436

$1,333

(1) This program was single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $153.0 million between October 1997 and January 2000. Although this program sold its final assets in February 2009, it is currently in the process of winding down its operations.

P-16

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by programs sponsored by our sponsors and KBS investment advisors during the three years ended December 31, 2009. The table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented in the table have or had investment objectives similar to ours.

P-17

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Sale	Adjustments Resulting from Application of GAAP	Total (1)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs (2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (3)
Separate Account 12/98
1010 Lamar	12/98	11/07	$39,456,358	$-	$-	$-	$39,456,358	$-	$33,892,540	$33,892,540	$3,407,239
Carillon Towers	12/98	12/09	-	11,773,244	-	-	11,773,244	-	37,162,473	37,162,473	7,050,013
Commingled Account 12/96
Kirkwood Atrium	8/97	12/07	$22,254,714	$-	$-	$-	$22,254,714	$-	$21,543,253	$21,543,253	$9,845,880
Boulder Tower	5/97	12/07	31,376,678	-	-	-	31,376,678	-	31,289,749	31,289,749	18,780,130
Interchange Business Center	8/97	6/08	3,332,649	-	-	-	3,332,649	-	4,452,054	4,452,054	1,145,948
Bammel Land NWC & SWC	8/97	7/08	107,166	-	-	-	107,166	-	419,123	419,123	(291,255)
Cornerstone Tower	7/97	8/09	1,981,202	-	-	-	1,981,202	-	7,157,364	7,157,364	2,970,846
Northchase Center	7/97	8/09	5,268,944	-	-	-	5,268,944	-	12,027,649	12,027,649	7,034,179
Commingled Account 6/98
725 Concord	8/98	2/07	$17,855,792	$-	$-	$-	$17,855,792	$-	$16,184,402	$16,184,402	$9,237,455
702 E. Osborn	7/98	3/07	3,276,065	-	-	-	3,276,065	-	4,520,933	4,520,933	621,893
4141 Rockside	11/98	4/07	6,735,329	-	-	-	6,735,329	-	9,011,927	9,011,927	3,010,563
6161 Oaktree	11/98	4/07	5,293,419	-	-	-	5,293,419	-	9,011,716	9,011,716	2,531,272
Wells Fargo Bank Tower	8/98	6/07	8,686,198	-	-	-	8,686,198	-	14,537,983	14,537,983	4,641,566
Fairmount Place	7/98	8/07	9,378,362	-	-	-	9,378,362	-	9,537,574	9,537,574	3,396,914
2400 N. Central	7/98	8/07	5,833,884	-	-	-	5,833,884	-	7,142,484	7,142,484	1,150,763
2810 Parham	9/98	11/07	15,309,241	-	-	-	15,309,241	-	15,943,101	15,943,101	6,420,623
Bridgewood I	6/98	12/07	8,651,332	-	-	-	8,651,332	-	12,851,145	12,851,145	2,766,070
Bridgewood II	6/98	12/07	10,037,948	-	-	-	10,037,948	-	14,724,169	14,724,169	4,081,739
Mesa Executive Park (Phoenix)	7/98	7/08	6,899,415	-	-	-	6,899,415	-	12,427,575	12,427,575	5,336,154
Camelwest Plaza (Phoenix)	7/98	7/08	9,038,695	-	-	-	9,038,695	-	21,155,705	21,155,705	7,942,093
Scottsdale Financial Center I (Phoenix)	7/98	8/08	18,540,448	-	-	-	18,540,448	-	21,334,261	21,334,261	12,252,184
Paragon Plaza (Phoenix)	7/98	9/08	4,272,563	-	-	-	4,272,563	-	9,389,304	9,389,304	3,629,108
Scottsdale Airpark (Phoenix)	7/98	5/09	7,182,484	-	-	-	7,182,484	-	16,870,431	16,870,431	480,956
Commingled Account 6/99
Baytech Center	10/99	2/07	$11,640,758	$-	$-	$-	$11,640,758	$-	$9,229,500	$9,229,500	$4,216,068
Montlimar Place	10/99	4/07	18,001,260	-	-	-	18,001,260	-	18,118,239	18,118,239	8,031,026
Financial Plaza	12/99	4/07	16,501,781	-	-	-	16,501,781	-	18,847,245	18,847,245	5,303,751
3535 Travis Place	10/99	9/07	16,711,575	-	-	-	16,711,575	-	14,765,964	14,765,964	3,810,524
32 Nagog Condo Interest	9/99	11/07	316,542	-	-	-	316,542	-	113,502	113,502	1,044,963
205 W. Wacker	9/99	7/08	29,885,478	-	-	-	29,885,478	-	33,542,481	33,542,481	12,030,365
Separate Account 10/97
Eaton Center	12/97	6/07	$34,873,850	$29,405,000	$-	$-	$64,278,850	$-	$70,921,107	$70,921,107	$43,251,227
340/350 N. Sam Houston	1/98	10/07	6,171,131	-	-	-	6,171,131	-	13,920,506	13,920,506	3,293,537
650 N. Sam Houston	1/98	12/07	13,058,208	-	-	-	13,058,208	-	12,867,155	12,867,155	5,020,261
Cypress Tower	12/97	3/08	17,001,847	-	-	-	17,001,847	-	18,128,596	18,128,596	8,134,592
8866 Gulf Freeway	1/98	2/09	4,557,580	-	-	-	4,557,580	-	8,499,861	8,499,861	4,779,135
8876 Gulf Freeway	1/98	2/09	4,309,917	-	-	-	4,309,917	-	7,909,720	7,909,720	4,620,476
KBS REIT II
Sava CMBS	8/09	11/09	$4,199,332	$-	$-	$-	$4,199,332	$-	$3,958,516	$3,958,516	$7,004

P-18

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) See also the table immediately below that sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss).

(2) Acquisition costs include acquisition fees paid to sponsor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset. Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.

(3) Does not include any program administration costs not related to the operation of the property.

*This table does not include an interest in a mezzanine loan acquired by KBS REIT I on September 24, 2007 that was paid down in full by the borrower of the loan on November 19, 2007, prior to the stated maturity date.

P-19

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss) for properties sold by programs sponsored by KBS investment advisors during the three years ended December 31, 2009.

Property	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Separate Account 12/98
1010 Lamar	$11,701,036	$11,701,036	$-
Carillon Towers	(17,323,788)	(17,323,788)	-

Commingled Account 12/96
Kirkwood Atrium	$5,676,673	$5,676,673	$-
Boulder Tower	6,737,388	6,737,388	-
Interchange Business Center	166,888	166,888	-
Bammel Land NWC & SWC	311,958	311,958	-
Cornerstone Tower	(3,871,483)	(3,871,483)	-
Northchase Center	(4,475,915)	(4,475,915)	-

Commingled Account 6/98
725 Concord	$4,062,524	$4,062,524	$-
702 E. Osborn	(456,284)	(456,284)	-
4141 Rockside	(671,420)	(671,420)	-
6161 Oaktree	(2,177,945)	(2,177,945)	-
Wells Fargo Bank Tower	(3,163,591)	(3,163,591)	-
Fairmont Place	1,746,670	1,746,670	-
2400 N. Central (Partial Sale of Land)	(207,461)	(207,461)	-
2810 Parham	2,674,203	2,674,203	-
Bridgewood I	(1,886,845)	(1,886,845)	-
Bridgewood II	(1,942,590)	(1,942,590)	-
Mesa Executive Park (Phoenix)	(3,142,272)	(3,142,272)	-
Camelwest Plaza (Phoenix)	(7,708,517)	(7,708,517)	-
Scottsdale Financial Center I (Phoenix)	1,623,264	1,623,264	-
Paragon Plaza (Phoenix)	(3,252,219)	(3,252,219)	-
Scottsdale Airpark (Phoenix)	(5,903,988)	(5,903,988)	-

Commingled Account 6/99
Baytech Center	$3,874,019	$3,874,019	$-
Montlimar Place	2,902,418	2,902,418	-
Financial Plaza	829,147	829,147	-
3535 Travis Place	4,597,485	4,597,485	-
32 Nagog Condo Interest	227,114	227,114	-
205 W. Wacker	2,667,925	2,667,925	-

Separate Account 10/97
Eaton Center	$8,293,580	$8,293,580	$-
340/350 N. Sam Houston	(5,113,156)	(5,113,156)	-
650 N. Sam Houston	2,795,943	2,795,943	-
Cypress Tower	1,916,097	1,916,097	-
8866 Gulf Freeway	(1,880,936)	(1,880,936)	-
8876 Gulf Freeway	(1,657,993)	(1,657,993)	-

KBS REIT II
Sava CMBS	$244,352	$-	$244,352

P-20

APPENDIX A

FORM OF

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. INVESTMENT

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $4,000 is required. All investments in KBS REIT products apply to the applicable minimum. This does not affect the suitability standards applicable to investors in this offering. In no event shall any investment be less than $100.

Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for KBS Real Estate Investment Trust III, Inc.” Once we have raised $2,500,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “KBS Real Estate Investment Trust III, Inc.” except that Pennsylvania and Tennessee investors should follow the instructions in the final prospectus of KBS Real Estate Investment Trust III, Inc., as amended and supplemented as of the date hereof (the “Prospectus”), under “Plan of Distribution—Special Notice to Pennsylvania and Tennessee Investors.”

2. INVESTMENT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3. INVESTOR INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

You may elect to have your account documents, such as investor and proxy statements, tax forms, annual reports and other investor communications made available to you electronically. By electing this option you must provide a valid e-mail address in section three of the subscription agreement. You agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it.

4. INVESTMENT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

5. CUSTODIAN/TRUSTEE INFORMATION

If you wish to purchase shares through an IRA but need an IRA custodian, Sterling Trust Company and Community National Bank have agreed to serve as IRA custodian for such purpose. KBS Real Estate Investment Trust III will pay the fees related to the establishment of such accounts with Sterling Trust Company and Community National Bank. We will also pay the first year annual IRA maintenance fees with respect to investor accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Information about custodial services is available through your broker or by calling KBS Investor Services at 866-584-1381.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. DISTRIBUTION INFORMATION

PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Real Estate Investment Trust III in writing of that fact.

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed subscription agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

KBS Real Estate Investment Trust III, Inc.

7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete this section to complete the subscription. All fields are mandatory.

8. SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (e) and if a Kansas, Iowa or Massachusetts resident, paragraph (f). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, refusing to open or closing your account.

9. FINANCIAL REPRESENTATIVE SIGNATURES

Please Note: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe that the investor is purchasing these shares for the account referenced in Section 4; and

•

has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

Regular Mail or Overnight Delivery

UMB Bank, N.A., as Escrow Agent for KBS Real Estate Investment Trust III, Inc.

1010 Grand Boulevard, 4th Floor

Mail Stop: 1020409

Kansas City, MO 64106

Attention: Corporate Trust Department

(816) 860-3017

Once the applicable minimum offering amount has been raised (see Section 1), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Delivery
KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105
(866) 584-1381

After escrow, purchases made by wire can be sent to:

UMB Bank, N.A.

1010 Grand, 4th Floor

Mail stop: 1020409

Kansas City, MO 64106

ABA# 101000695

Account name:

KBS Capital Advisors LLC, as Trustee for

KBS Real Estate Investment Trust III Inc. Account #: 9871737705

10/10	A-2	5002-A

FORM OF

Subscription Agreement

1. INVESTMENT

State of Sale:	Amount of Subscription:

• Minimum investment is $4,000.	☐ Shares are being purchased net of commissions

• Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

2. INVESTMENT TYPE (CHECK ONE BOX ONLY)

☐ Individual (If applicable, attach TOD form)	☐ Pension Plan[2]	☐ Traditional (Individual) IRA
☐ Joint Tenant[1] (If applicable, attach TOD form)	☐ Profit Sharing Plan[2]	☐ Simple IRA
☐ Tenants in Common[1]	☐ KEOGH Plan[2]	☐ SEP IRA
☐ Community Property[1]	☐ Other[2]	☐ ROTH IRA
☐ UGMA/UTMA: State of		☐ Beneficial IRA as Beneficiary for:
☐ Trust[2,3] ☐Corporation[2] ☐ Partnership[2]

(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. INVESTOR INFORMATION (DOB & SSN OR TIN REQUIRED)

Investor 1 Name	SSN/Tax ID	DOB

Investor 2 Name	SSN/Tax ID	DOB

Street Address	City	State	Zip Code

Optional Mailing Address	City	State	Zip Code

Phone (day)	Phone (evening)

E-mail	☐ Check this box if you would like to receive your investor correspondence electronically.*

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country

☐ Check here if you are subject to backup withholding

*

By checking this box, KBS will make certain investor communications available on its website at www.kbsreits.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, acquisition updates, proxy statements and other investor communications.

By electing electronic delivery, you agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.kbsreits.com, under the Investor Tab or by contacting KBS REITs, at (866) 584-1381, option 2.

4. ACCOUNT TITLE (SSN OR TIN REQUIRED)

Please print names in which shares of common stock are to be registered. Include trust/entity name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If the same as in section three, please write “SAME”.

Title Line 1

Title Line 2

Social Security No. or

Tax Identification No.	Secondary Tax Identification Number

5. CUSTODIAN/TRUSTEE INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.

Trustee Tax Identification Number

Investor’s Account Number with Trustee

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of KBS Real Estate Investment Trust III, Inc. that are beneficially owned by the investor as reflected on the records of KBS Real Estate Investment Trust III, Inc. as of the applicable record date at any meeting of the stockholders of KBS Real Estate Investment Trust III, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. KBS Real Estate Investment Trust III, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.	% of distribution

☐ I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5).

☐ Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval).

Name

Address

City	State	Zip Code

Account No.

☐   Direct Deposit (Attach Voided Check) I authorize KBS Real Estate Investment Trust III, Inc. or its agent (collectively, KBS) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify KBS in writing to cancel it. In the event that KBS deposits funds erroneously into my account, KBS is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit

% of distribution

Financial Institution Name	☐ Checking ☐ Savings

ABA/Routing Number

Account Number

7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative’s Company Name	Branch ID

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	Fax No.

Rep’s E-mail Address

REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

KBS Real Estate Investment Trust III, Inc.

8. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian/Trustee, investor authorizes KBS Real Estate Investment Trust III, Inc. to receive (on behalf of the investor) authorization for the investor to act as proxy for Custodian/ Trustee. This authorization coupled with the Custodian/Trustee authorization described in Section 5 hereto is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce KBS Real Estate Investment Trust III, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER

(a)	I have received the final Prospectus of KBS Real Estate Investment Trust III at least five business days before signing the Subscription Agreement.	¢ Initials	¢ Initials

(b)

I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under “Suitability Standards” in the Prospectus.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

		¢ Initials	¢ Initials

(c)	I acknowledge there is no public market for the shares purchased and, thus, my investment in these shares is not liquid.	¢ Initials	¢ Initials

(d)	I am purchasing the shares for the account referenced in Section 4.	¢ Initials	¢ Initials

(e)

I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

		¢ Initials	¢ Initials

(f)

If I am a Kansas or Massachusetts resident, I acknowledge it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, and by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		¢ Initials	¢ Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/ Custodian	Date

Investors will receive confirmations of their purchases upon acceptance of their subscriptions.

KBS Real Estate Investment Trust III, Inc.

9. FINANCIAL REPRESENTATIVE SIGNATURES

The investor’s financial advisor must sign below to complete the order. The financial advisor hereby warrants that he is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The financial advisor agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the Prospectus to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for KBS Real Estate Investment Trust III, Inc.

Signature of Financial Representative	Date	Branch Manager Signature (If required by Broker/Dealer)	Date

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for KBS Real Estate Investment Trust III, Inc.” Once we have raised $2,500,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “KBS Real Estate Investment Trust III, Inc.” except that Pennsylvania and Tennessee investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Pennsylvania and Tennessee Investors.”

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

Regular Mail or Overnight Delivery

UMB Bank, N.A., as Escrow Agent for KBS Real Estate Investment Trust III, Inc.

1010 Grand Boulevard, 4th Floor

Mail Stop 1020409:

Kansas City, MO 64106

Attention: Corporate Trust Department

(816) 860-3017

Once the applicable minimum offering amount has been raised (see above), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Delivery
KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	KBS Real Estate Investment Trust III, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105
(866) 584-1381

After escrow, purchases made by wire can be sent to:

UMB Bank, N.A.

1010 Grand, 4th Floor

Mail stop: 1020409

Kansas City, MO 64106

ABA# 101000695

Account name:

KBS Capital Advisors LLC, as Trustee for

KBS Real Estate Investment Trust III Inc. Account #: 9871737705

KBS Real Estate Investment Trust III, Inc.

10/10	A-6	5001-A

APPENDIX B

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), has adopted an Amended and Restated Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.        Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 80,000,000.

2.        Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3.        Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4.        Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5.        Purchase of Shares. Until the Company establishes an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering, Participants will acquire Common Stock at a price of $9.50 per share. Upon the Company’s announcement in a public filing with the Securities and Exchange Commission that the Company has established an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering, Participants will acquire Common Stock at a price equal to the estimated value of the Company’s Common Stock. The Company expects to establish an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering after the completion of its offering stage and to provide updated estimates of the per share value of its Common Stock from time to time thereafter. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities — whether through its initial public offering or follow-on public offerings — and has not done so for 18 months. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the redemption of interests in KBS Limited Partnership III, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

B-1

6.        Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.        Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.        Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.        Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10.        Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Notwithstanding the preceding sentence, if the Company publicly announces in a filing with the Securities and Exchange Commission a new estimated value per share of its Common Stock, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of Participant’s termination of participation in the DRP and Participant’s termination will be effective for the next date shares are purchased under the DRP. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11.        Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to Participants.

12.        Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.        Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

Until January 24, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 24, to read about risks you should consider before buying shares of our common stock.

KBS REAL ESTATE

INVESTMENT TRUST III, INC.

Maximum Offering of

280,000,000 Shares

of Common Stock

Minimum Offering of

250,000 Shares

of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS

GROUP LLC

October 26, 2010

11/10	5018-A

KBS REAL ESTATE INVESTMENT TRUST III, INC.

SUPPLEMENT NO. 7 DATED APRIL 13, 2011

TO THE PROSPECTUS DATED OCTOBER 26, 2010

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust III, Inc. dated October 26, 2010. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust III, Inc. and, as required by context, KBS Limited Partnership III, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to update, replace and supersede the prior performance information in the prospectus through December 31, 2010.

The following information updates, supersedes and replaces the similar prior performance information through December 31, 2009 in the “Prior Performance Summary” section of the prospectus and under “Prior Performance Tables” in the prospectus.

PRIOR PERFORMANCE SUMMARY

In January 2006, our sponsors teamed to launch the initial public offering of their first public non-traded REIT, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I, and in April 2008, our sponsors launched KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II. They are currently sponsoring the initial public offerings of KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT and us, and, together with Legacy Partners Residential Realty LLC and certain of its affiliates, they are sponsoring KBS Legacy Partners Apartment REIT, Inc., which we refer to as KBS Legacy Partners Apartment REIT. As described below, KBS REIT I and KBS REIT II have acquired a diverse portfolio of commercial properties and real estate-related investments. KBS Strategic Opportunity REIT is targeting to originate and acquire a diverse portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments and to invest in various types of opportunistic real estate. KBS Legacy Partners Apartment REIT is targeting to acquire a diverse portfolio of equity investments in high-quality apartment communities located throughout the United States. Our advisor, KBS Capital Advisors, is also the external advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT. Each of these programs is a publicly registered, non-traded REIT.

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have partnered to acquire, manage, develop and sell high-quality U.S. commercial real estate assets as well as real estate-related investments on behalf of institutional investors. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private real estate funds that have raised over $2.1 billion of equity from institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a registered investment advisor with the SEC and a nationally recognized real estate investment advisor. We refer to the investment advisors affiliated with Messrs. Bren and Schreiber as KBS investment advisors.

Unless otherwise indicated, the information presented below represents the historical experience of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, and the 14 private real estate funds sponsored by KBS investment advisors as of the 10 years ending December 31, 2010. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS investment advisor if the investor had the power to reject the real estate acquisitions proposed by the KBS investment advisor. Such entities are not considered “funds” or “programs” as those terms are used in this prospectus.

1

KBS REIT I

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS REIT I accepted gross offering proceeds of $1.7 billion in its primary initial public offering, and as of December 31, 2010, KBS REIT I had accepted gross offering proceeds of $176.1 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2010, KBS REIT I had approximately 42,000 stockholders. Of the amount raised pursuant to its dividend reinvestment plan, $55.6 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary public offering on May 30, 2008, and KBS REIT I continues to offer shares under its dividend reinvestment plan. See Table I under “Prior Performance Tables” in this supplement for more information regarding KBS REIT I’s initial public offering.

As of December 31, 2010, KBS REIT I owned 22 office buildings, three corporate research buildings, two distribution facilities, one industrial portfolio consisting of nine distribution and office/warehouse properties, one office/flex portfolio consisting of four properties and an 80% membership interest in a joint venture that owns a portfolio of 23 institutional quality industrial properties and holds a master lease with a remaining term of 12.25 years with respect to another industrial property (by “institutional quality” we mean properties with certain features (tenancy, location, construction quality, management, functionality, etc.) and benefits that help distinguish them as desirable investments to relatively risk averse, high net worth entities). At December 31, 2010, KBS REIT I’s real estate portfolio was approximately 82% leased. In addition, as of December 31, 2010, KBS REIT I owned four mezzanine real estate loans, two B-Notes, a partial ownership interest in a mezzanine real estate loan, two loans representing senior subordinated debt of a private REIT and three mortgage loans. KBS REIT I also holds two investments in securities directly or indirectly backed by commercial mortgage loans and a preferred membership in a real estate joint venture.

KBS REIT I has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS REIT I has acquired and manages a diverse portfolio of real estate and real estate-related assets. It has diversified the portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. In constructing its portfolio, KBS REIT I targeted approximately 70% core investments (which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover) and approximately 30% enhanced-return properties (which are higher-yield and higher-risk investments than core properties, such as properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties) and real estate-related investments, including mortgage loans, mezzanine debt, commercial mortgage-backed securities and other similar structured finance investments. With proceeds from its initial public offering and debt financing (as a percentage of its total investments), the purchase price of KBS REIT I’s real estate properties represented 65% of its portfolio and the purchase price of its real estate-related investments represented 35% of its portfolio.

KBS REIT I used the net proceeds from its initial public offering and debt financing to purchase or fund $3.1 billion of real estate and real estate-related investments as of December 31, 2010, including $34.5 million in acquisition fees and closing costs. As of December 31, 2010, KBS REIT I had used the net proceeds from its initial public offering for real estate properties and real estate-related assets in the amounts of $0.8 billion and $0.8 billion, respectively, and had debt financing on its real estate properties and real estate-related assets in the amounts of $1.2 billion and $0.3 billion, respectively.

As of December 31, 2010, with proceeds from its initial public offering and debt financing, as a percentage of the amount invested (based on purchase price), KBS REIT I invested in the following types of assets (including its investments through a consolidated joint venture): 35% in 22 office properties, 29% in 42 industrial properties and a master lease in another industrial property, 26% in interests in 12 mezzanine loans, 5% in interests in six mortgage loans, 2% in interests in two loans representing subordinated debt of a private REIT, 2% in two investments in securities directly or indirectly backed by commercial mortgage loans and 1% in interests in two B-notes. All of KBS REIT I’s real property investments were made within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT I’s investments in real properties were as follows (including its investments through a consolidated joint venture): 40% in 26 properties and a master lease in another property in the East; 30% in 22 properties in the South; 15% in nine properties in the West; and 15% in seven properties in the Midwest. All of the real properties purchased by KBS REIT I had prior owners and operators.

2

During the three years ending December 31, 2010, KBS REIT I invested in the following types of assets (including its investments through a consolidated joint venture): nine office properties, one industrial property, six mezzanine loans and one mortgage loan. The geographic locations of properties acquired by KBS REIT I during the three years ending December 31, 2010 were as follows (including its investments through a consolidated joint venture): three properties in the East; four properties in the South; and three properties in the West. KBS REIT I funded these investments with a combination of proceeds from its initial public offering and debt financing. For more detailed information regarding acquisitions by KBS REIT I during the three years ending December 31, 2010, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this supplement. We will provide a copy of Table VI to you upon written request and without charge.

As described in more detail below, subsequent to KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed as a result of the restructuring of certain investments, KBS REIT I taking title to properties underlying investments in loans that became impaired, the sale of assets and the repayment of debt investments.

KBS REIT I had disposed of two properties as of December 31, 2010 for approximately $71.1 million, including closing costs. See Table V under “Prior Performance Tables” in this supplement. KBS REIT I originally intended to hold its core properties for four to seven years. However, economic and market conditions may influence KBS REIT I to hold its investments for different periods of time, and KBS REIT I currently expects its hold period is likely to last for several more years. In November 2007, the borrowers under a mezzanine loan in which KBS REIT I held a $21 million interest paid off the loan in full, including a spread maintenance premium. Additionally, on September 9, 2010, the borrowers under a mezzanine loan in which KBS REIT I held a $55.0 million interest paid off the loan in full, including a spread maintenance premium. In general, KBS REIT I intends to hold its real estate-related investments to maturity, though economic and market conditions may also influence the length of time that KBS REIT I holds these investments.

KBS REIT I’s primary public offering was subject to the up-front commissions, fees and expenses associated with this offering and KBS REIT I has fee arrangements with KBS affiliates structured similar to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT I and the operating results of KBS REIT I, see Tables II and III under “Prior Performance Tables” in this supplement.

The KBS REIT I prospectus disclosed that KBS REIT I may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT I does not list its shares of common stock on a national securities exchange by November 2012, its charter requires that KBS REIT I either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached November 2012, none of the actions described in (i) or (ii) above have occurred.

However, KBS REIT I has disclosed that due to the continuing impact of the disruptions in the financial markets on the values of KBS REIT I’s investments, it is increasingly likely that KBS REIT I will postpone such a liquidity event in order to improve the prospects for investors to have their capital returned and to realize a profit on their investment, likely through sales of individual or pooled assets.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT I’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT I sought and failed to obtain stockholder approval of its liquidation, the KBS REIT I charter would not require KBS REIT I to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT I could continue to operate as before. If KBS REIT I sought and obtained stockholder approval of its liquidation, KBS REIT I would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT I’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

The continued disruptions in the financial markets and deteriorating economic conditions have adversely affected the fair values and recoverability of certain of KBS REIT I’s investments. KBS REIT I disclosed fair values below its book values for certain assets in its financial statements and recognized impairments related to a limited number of assets.

3

On a quarterly basis, KBS REIT I evaluates its real estate securities for impairment. KBS REIT I reviews the projected future cash flows under these securities for changes in assumptions due to prepayments, credit loss experience and other factors. If, based on KBS REIT I’s quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated and the present value of the revised cash flows is less than the present value previously estimated, an other-than-temporary impairment is deemed to have occurred. KBS REIT I recognized an other-than-temporary impairment related to its real estate securities of $5.1 million for the year ended December 31, 2009 and a $50.1 million impairment related to its real estate securities for the year ended December 31, 2008. Continued stress in the economy in general and the CMBS market in particular could result in additional other-than-temporary impairments on KBS REIT I’s fixed rate securities in the future. During the year ended December 31, 2010, KBS REIT I did not recognize any other-than-temporary impairments on its real estate securities.

With respect to its loan portfolio, KBS REIT I considers a loan held for investment to be impaired when it becomes probable, based on current information, that it will be unable to collect all amounts estimated to be collected at the time of acquisition. The amount of impairment, if any, will be measured by comparing the recorded amount of the loan to (i) the present value of the expected cash flows discounted at the loan’s effective interest rate; (ii) the loan’s observable market price; or (iii) the fair value of the collateral. Since inception, KBS REIT I has invested approximately $1.1 billion in real estate-related loans. As of December 31, 2010, KBS REIT I has recorded $79.7 million of asset-specific loan loss reserves related to its investments in the Sandmar Mezzanine Loan, the Artisan Mezzanine Loan, its subordinated debt investment in Petra Fund REIT Corp. and the 2600 Michelson Mezzanine Loan. During the year ended December 31, 2010, KBS REIT I also charged-off $18.5 million of reserves for loan losses related to the Tribeca Loans in conjunction with KBS REIT I’s foreclosure on the underlying project and $5.2 million of reserves for loan losses related to KBS REIT I’s foreclosure on the 200 Professional Drive Loan Origination. Prior to 2010, KBS REIT I charged-off $19.0 million of reserves for loan losses related to the foreclosure of the 18301 Von Karman Loans. KBS REIT I also charged off $153.2 million of reserves for loan losses related to its investment in the Arden Portfolio Mezzanine Loans, for which it received a preferred membership interest in the entity that owns the Arden Portfolio.

During the year ended December 31, 2010, KBS REIT I recognized an impairment charge on real estate of $123.5 million with respect to 17 properties within the National Industrial Portfolio joint venture to reduce the carrying value of these properties to their estimated fair values. KBS REIT I holds an 80% membership interest in the joint venture and consolidates the joint venture in its financial statements. This joint venture, referred to as the National Industrial Portfolio, owns 23 industrial properties and holds a master lease with respect to another industrial property. KBS REIT I disclosed that it is unlikely that it will be able to refinance or extend the mortgage and mezzanine loans secured by the National Industrial Portfolio upon their fully-extended maturities in August 2012, and it may not meet the requirement to exercise the final loan extensions in August 2011. As a result, KBS REIT I may be forced to relinquish the assets to the lenders at some point prior to or concurrent with the final maturities in August 2012. In the event KBS REIT I relinquishes the assets to the lenders, KBS REIT I would record a gain on extinguishment of the debt equal to the difference between the carrying amount of the debt at that time ($439.5 million as of December 31, 2010) and the carrying value of the collateral at that time ($320.7 million as of December 31, 2010).

In the future, especially given the current market instability, KBS REIT I may recognize material charges for impairment with respect to investments other than those described above or a different impairment charge for investments described above. Moreover, even if KBS REIT I does not recognize any material charge for impairment with respect to an asset, the fair value of the asset may have declined based on general economic conditions or other factors.

As a result of the above factors, reductions in benchmark interest rates and their resulting impact on interest income on KBS REIT I’s variable-rate loans receivable and the general impact of current economic conditions on rental rates, occupancy rates and property cash flows, on June 4, 2009, the KBS REIT I board of directors declared a July 2009 distribution at an annualized rate of 5.25% (based on a purchase price of $10.00 per share in its initial public offering). The prior annualized distribution rate was 7% (based on a purchase price of $10.00 per share in its initial public offering). These and other factors could result in further decreases in the distribution rate in future periods.

4

On December 2, 2010, the board of directors of KBS REIT I approved an estimated value per share of KBS REIT I’s common stock of $7.32 based on the estimated value of KBS REIT I’s assets less the estimated value of its liabilities divided by the number of shares outstanding, all as of September 30, 2010. KBS REIT I provided this estimated value per share to assist broker-dealers that participated in its initial public offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340(c)(2) as required by FINRA. The estimated value per share was based upon the recommendation and valuation of KBS Capital Advisors. As with any valuation methodology, KBS Capital Advisors’ methodology was based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could have derived a different estimated value per share, and such differences could be significant. The estimated value per share does not represent the fair value of KBS REIT I’s assets less its liabilities according to U.S. generally accepted accounting principles, nor does it represent a liquidation value of KBS REIT I’s assets and liabilities or the price at which KBS REIT I’s shares of common stock would trade on a national securities exchange. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future.

Due to the level of share redemption requests already received in 2009 and the amounts KBS REIT I had budgeted from net proceeds from the dividend reinvestment plan for capital expenditures, tenant improvement costs and other funding obligations, on March 25, 2009, KBS REIT I amended and restated its share redemption program. Pursuant to the amended and restated share redemption program, and in addition to the other limitations in the plan, KBS REIT I limits ordinary redemptions to the net proceeds from the sale of shares under its dividend reinvestment plan during the prior calendar year less amounts it deems necessary from such proceeds to fund current and future capital expenditures, tenant improvements and other costs and obligations related to its investments. Based on budgeted expenditures, and except with respect to redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence,” KBS REIT I has not had funds available for redemption since the April 2009 redemption date and has disclosed it does not expect to have funds available for redemption in 2011. The KBS REIT I board of directors will revisit its determination if circumstances change during the year.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT I, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT I are also available on its web site at www.kbsreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT I are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT I files electronically as KBS Real Estate Investment Trust, Inc. with the SEC.

KBS REIT II

On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2010, KBS REIT II had accepted aggregate gross offering proceeds of approximately $1.8 billion, including $66.5 million issued pursuant to its dividend reinvestment plan, from approximately 50,000 investors. Of the amount raised pursuant to its dividend reinvestment plan, $23.2 million has been used to fund share redemptions pursuant to its share redemption program as of December 31, 2010. KBS REIT II ceased offering shares in its primary public offering on December 31, 2010, and KBS REIT II continues to offer shares under its dividend reinvestment plan. See Table I under “Prior Performance Tables” in this supplement for more information regarding KBS REIT II’s initial public offering.

As of December 31, 2010, KBS REIT II owned 17 real estate properties (consisting of 14 office properties, one office/flex property and two industrial properties) and a leasehold interest in one industrial property encompassing 7.5 million rentable square feet. At December 31, 2010, the portfolio was approximately 96% occupied. In addition, KBS REIT II owned six real estate loans receivable.

KBS REIT II has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate or real estate-related assets involve similar assessments of the risks and rewards of operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

5

KBS REIT II intends to acquire and manage a diverse portfolio of real estate and real estate-related assets. It plans to diversify its portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. Based on KBS REIT II’s investments to date, KBS REIT II expects to allocate between 80% and 90% of its portfolio to investments in core properties and between 10% and 20% of its portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. Though this is its target portfolio, KBS REIT II’s portfolio may vary from its expected composition to the extent that KBS Capital Advisors presents KBS REIT II with good investment opportunities that allow it to meet the REIT requirements under the Internal Revenue Code.

KBS REIT II used the net proceeds from its initial public offering and debt financing to purchase or fund $2.3 billion of real estate and real estate-related assets as of December 31, 2010, including $28.9 million in acquisition and origination fees and closing costs. As of December 31, 2010, KBS REIT II had used the net proceeds from its initial public offering for the acquisition of real estate properties and real estate-related assets in the amounts of $1.1 billion and $325.2 million, respectively, and had debt financing on its real estate properties in the amount of $828.2 million. On November 22, 2010, KBS REIT II originated a first mortgage loan in the amount of $175.0 million and on November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of this loan. The acquisition amounts presented herein do not include the 50% participation interest KBS REIT II sold. However, KBS REIT II paid an origination fee on this 50% participation interest and the origination fees presented herein include such amount paid.

As of December 31, 2010, with proceeds from its initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS REIT II had invested in the following types of assets: 81% in 14 office properties, 8% in four mortgage loans, 4% in participation in a mortgage loan, 3% in an A-Note, 2% in an office/flex property, 1% in two industrial properties, and 1% in a leasehold interest. All of KBS REIT II’s real property investments have been made within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT II’s investments in real properties were as follows: 37% in two properties in the Midwest, 27% in seven properties in the West, 26% in four properties in the East, and 10% in five properties in the South. All of the real properties purchased by KBS REIT II had prior owners and operators. For more detailed information regarding acquisitions by KBS REIT II as of December 31, 2010, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this supplement. We will provide a copy of Table VI to you upon written request and without charge.

Other than its investment in CMBS, which KBS REIT II acquired and sold in 2009, and a 50% participation interest with respect to one of the mortgage loans it originated, KBS REIT II has not sold any assets. KBS REIT II intends to hold its core properties for four to seven years, though economic and market conditions may influence KBS REIT II to hold its investments for different periods of time. KBS REIT II generally intends to hold its real estate-related investments until maturity, though the hold period will vary depending upon the type of asset, interest rates and economic and market conditions. See Table V under “Prior Performance Tables” in this supplement for more information regarding KBS REIT II’s sale of CMBS.

KBS REIT II’s primary offering was subject to the up-front commissions, fees and expenses associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT II and the operating results of KBS REIT II, see Tables II and III under “Prior Performance Tables” in this supplement.

The KBS REIT II prospectus discloses that KBS REIT II may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT II does not list its shares of common stock on a national securities exchange by March 2018, its charter requires that KBS REIT II either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached March 2018, none of the actions described in (i) or (ii) above have occurred.

6

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT II’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT II sought and failed to obtain stockholder approval of its liquidation, the KBS REIT II charter would not require KBS REIT II to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT II could continue to operate as before. If KBS REIT II sought and obtained stockholder approval of its liquidation, KBS REIT II would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT II’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT II, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT II are also available on its web site at www.kbsreitii.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT II are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT II files electronically as KBS Real Estate Investment Trust II, Inc. with the SEC.

KBS Strategic Opportunity REIT

On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT, a publicly registered, non-traded REIT. Its primary initial public offering is for a maximum of 100,000,000 shares of common stock at a price of $10.00 per share, plus an additional 40,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2010, KBS Strategic Opportunity REIT had accepted aggregate gross offering proceeds of approximately $50.4 million from approximately 1,600 investors. No amounts have been used to fund share redemptions pursuant to its share redemption program. KBS Strategic Opportunity REIT’s primary offering is expected to last until September 30, 2011, although it may extend the offering.

As of December 31, 2010, KBS Strategic Opportunity REIT owned four non-performing first mortgage loans. In addition KBS Strategic Opportunity REIT owned two office properties encompassing 126,699 rentable square feet. At December 31, 2010, the portfolio was approximately 16% leased.

As of December 31, 2010, KBS Strategic Opportunity REIT has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS Strategic Opportunity REIT plans to diversify its portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to its investors. It will focus its investment activities on real estate-related loans and real estate-related debt securities. It will also make other real estate-related investments such as direct investments in various types of opportunistic real estate, which may include, but are not limited to, office, industrial and retail properties, hospitality properties and undeveloped residential lots. After it has invested substantially all of the proceeds from its ongoing initial public offering, it expects approximately 20% of its portfolio will consist of direct investments in opportunistic real estate, excluding real property that it takes title to (i) as part of a portfolio of debt investments, (ii) through a loan workout, foreclosure or similar circumstances or (iii) through convertible debt investments. KBS Strategic Opportunity REIT may also acquire equity securities of companies that make investments similar to it. Although the foregoing represents its present investment focus and targets, it may adjust any of the foregoing based on real estate market conditions and investment opportunities.

KBS Strategic Opportunity REIT has used the net proceeds from its initial public offering to purchase or fund $17.9 million of real estate and real estate-related assets as of December 31, 2010, including $0.3 million in acquisition and origination fees and closing costs. As of December 31, 2010, KBS Strategic Opportunity REIT had used the net proceeds from its initial public offering for the acquisition of real estate properties and real estate-related assets in the amounts of $1.9 million and $16.0 million, respectively, and had not used any debt financing.

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As of December 31, 2010, with proceeds from its initial public offering, as a percentage of amount invested (based on purchase price), KBS Strategic Opportunity REIT had invested in the following types of assets: 10% in one office property and 90% in five non-performing mortgage loans. All of KBS Strategic Opportunity REIT’s real property investments have been made within the United States. As of December 31, 2010, as a percentage of amount invested (based on purchase price), the geographic location of KBS Strategic Opportunity REIT’s sole purchase of real property (excluding real estate obtained through foreclosure) was in Stockbridge, Georgia. This property had a prior owner and operator.

For more detailed information regarding acquisitions by KBS Strategic Opportunity REIT as of December 31, 2010, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this supplement. We will provide a copy of Table VI to you upon written request and without charge.

Subsequent to its investments described above and as of December 31, 2010, KBS Strategic Opportunity REIT foreclosed on one of its non-performing loan investments and took title to the underlying office property. KBS Strategic Opportunity REIT has not sold any assets. The period that it will hold its investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates, market and economic conditions and other factors.

KBS Strategic Opportunity REIT is subject to the up-front commissions, fees and expenses associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours. See Table II under “Prior Performance Tables” in this supplement for more information regarding the fees paid to KBS affiliates by KBS Strategic Opportunity REIT.

The KBS Strategic Opportunity REIT prospectus discloses that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT does not list its shares of common stock on a national securities exchange by July 31, 2019, its charter requires that KBS Strategic Opportunity REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached July 31, 2019, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Strategic Opportunity REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT charter would not require KBS Strategic Opportunity REIT to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS Strategic Opportunity REIT, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS Strategic Opportunity REIT are also available on its web site at www.kbsstrategicopportunityreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS Strategic Opportunity REIT are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS Strategic Opportunity REIT files electronically as with KBS Strategic Opportunity REIT, Inc. with the SEC.

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KBS Legacy Partners Apartment REIT

On March 12, 2010, our sponsors, together with Legacy Partners Residential Realty LLC and certain of its affiliates, launched the initial public offering of KBS Legacy Partners Apartment REIT, a publicly registered, non-traded REIT. Its primary initial public offering is for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2010, KBS Legacy Partners Apartment REIT had accepted aggregate gross offering proceeds of approximately $3.4 million from approximately 87 investors. No amounts have been used to fund share redemptions pursuant to its share redemption program. KBS Legacy Partners Apartment REIT’s primary offering is expected to last until March 12, 2012, although it may extend the offering.

As of December 31, 2010, KBS Legacy Partners Apartment REIT has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate or real estate-related assets involve similar assessments of the risks and rewards of operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS Legacy Partners Apartment REIT intends focus its investment activities on, and use the proceeds of its offering principally for, investment in and management of a diverse portfolio of equity investments in high quality apartment communities located throughout the United States. It plans to diversify its portfolio by investment type and investment risk, as well as by other factors, with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to its investors. KBS Legacy Partners Apartment REIT intends to make the majority of its equity investments in investment types that have relatively low investment risk characteristics.

KBS Legacy Partners Apartment REIT intends to allocate between 70% and 80% of its portfolio to investments in core apartment communities, which are high-quality, well-positioned, existing properties producing rental income, generally with at least 85% occupancy. Such properties are generally newer properties that are well-located in major urban or suburban submarkets. Core apartment communities generally have fewer near-term capital expenditure requirements (with minor deferred maintenance or cosmetic improvements, if any, required) and have the demonstrated ability to produce high occupancies and stable cash flows. As a result, core apartment communities tend to have a relatively low investment risk profile.

KBS Legacy Partners Apartment REIT intends to allocate between 20% and 30% of its portfolio to investments in value-added and opportunity-oriented properties at various phases of leasing, development, redevelopment or repositioning. These properties are higher-yield and higher-risk investments than core properties and may experience short-term decreases in income during the lease-up, redevelopment or repositioning phase. Examples of value-added properties include: properties with moderate vacancies, poorly managed and positioned properties and properties owned by distressed sellers. Examples of opportunity-oriented properties include properties under development or construction. Properties that need to be redeveloped or repositioned may require minor or even major construction activity. Construction and development activities may expose KBS Legacy Partners Apartment REIT to risks such as cost overruns, carrying costs of projects under construction and development, builder’s ability to build in conformity with plans and specifications, availability and costs of materials and labor, inability to obtain tenants, weather conditions and government regulation. Because of these risks, it will seek to acquire such properties only if its sponsors believe that there is long-term growth potential of the investment after the necessary lease-up, redevelopment or repositioning is complete.

KBS Legacy Partners Apartment REIT may make its investments through the acquisition of individual assets or by acquiring portfolios of assets or make equity investments in REITs and other real estate companies with investment objectives similar to it. KBS Legacy Partners Apartment REIT does not expect its non-controlling equity investments in other public companies to exceed 5% of the proceeds of its offering, assuming its sells the maximum offering amount, or to represent a substantial portion of its assets at any one time.

Though this is its target portfolio, KBS Legacy Partners Apartment REIT’s portfolio may vary from its expected composition to the extent that KBS Capital Advisors presents KBS Legacy Partners Apartment REIT with good investment opportunities that allow it to meet the REIT requirements under the Internal Revenue Code.

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On October 26, 2010, KBS Legacy Partners Apartment REIT made its first investment and acquired a 453,178 square foot Class A apartment complex, containing 504 units located in Irving, Texas. The purchase price of Legacy at Valley Ranch was $36.1 million plus closing costs. At December 31, 2010, Legacy at Valley Ranch was 95% occupied. As of December 31, 2010, this was the only property that KBS Legacy Partners Apartment REIT owned. KBS Legacy Partners Apartment REIT funded this investment with proceeds from debt financing. This property had a prior owner and operator. For more detailed information regarding the acquisition by KBS Legacy Partners Apartment REIT as of December 31, 2010, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this supplement. We will provide a copy of Table VI to you upon written request and without charge.

KBS Legacy Partners Apartment REIT is subject to the up-front commissions, fees and expenses associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours. See Table II under “Prior Performance Tables” in this supplement.

The KBS Legacy Partners Apartment REIT prospectus discloses that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Legacy Partners Apartment REIT does not list its shares of common stock on a national securities exchange by January 31, 2020, its charter requires that KBS Legacy Partners Apartment REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached January 31, 2020, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Legacy Partners Apartment REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Legacy Partners Apartment REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Legacy Partners Apartment REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Legacy Partners Apartment REIT charter would not require KBS Legacy Partners Apartment REIT to list or liquidate, and the company could continue to operate as before. If KBS Legacy Partners Apartment REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Legacy Partners Apartment REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS Legacy Partners Apartment REIT, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS Legacy Partners Apartment REIT are also available on its web site at www.kbslegacyreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS Legacy Partners Apartment REIT are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS Legacy Partners Apartment REIT files electronically as KBS Legacy Partners Apartment REIT, Inc. with the SEC.

Private Programs

During the 10-year period ending December 31, 2010, KBS investment advisors managed 14 private real estate funds, six of which were multi-investor, commingled funds and eight of which were single-client, separate accounts. All of these private funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate and real estate-related assets of each of the funds. Six of the 14 private funds managed by KBS investment advisors during the 10-year period ending December 31, 2010 used private REITs to structure the ownership of some of their investments.

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Seven of the 14 private real estate funds managed by KBS investment advisors raised approximately $375.6 million of equity capital from 11 institutional investors during the 10-year period ending December 31, 2010. The institutional investors investing in the private funds include public and corporate pension funds, endowments and foundations. See Table I and Table II under “Prior Performance Tables” in this supplement for more information regarding the experience of our sponsors in raising funds from investors. During this 10-year period, seven of the 14 private funds managed by KBS investment advisors did not raise any capital as they had completed their respective offering stages and the remaining seven private funds bought new assets with the capital that they raised.

During the 10-year period ending December 31, 2010, KBS investment advisors acquired 25 real estate investments and invested over $732.6 million in these assets (including equity, debt and reinvestment of income and sales proceeds) on behalf of the seven private funds raising capital for new investments during this period. Debt financing was used in acquiring the properties in all of these seven private funds.

Each of the private funds managed by KBS investment advisors during the 10-year period ending December 31, 2010 have or had (six of the funds have been fully liquidated) investment objectives that are similar to ours. Like ours, their primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, they seek to realize growth in the value of their investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

For each of the private funds, the KBS investment advisor has focused on acquiring a diverse portfolio of real estate investments. The KBS investment advisor typically diversified the portfolios of the private funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for 12 of the 14 private funds, the KBS investment advisor specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the 14 private funds, the KBS investment advisor is focusing on the acquisition of core real estate assets.

Substantially all of the assets acquired by the private funds have involved commercial properties. The chart below shows amounts invested (based on purchase price) by property type, during the 10-year period ending December 31, 2010, by KBS investment advisors on behalf of the private funds.

KBS INVESTMENT ADVISORS – PRIVATE PROGRAMS

CAPITAL INVESTED BY PROPERTY TYPE

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The KBS investment advisors for the private funds also sought to diversify the investments of the funds by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by amount invested (based on purchase price) during the 10-year period ending December 31, 2010. KBS investment advisors have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the private funds were within the United States.

KBS INVESTMENT ADVISORS – PRIVATE PROGRAMS

CAPITAL INVESTED BY REGION

In seeking to diversify the portfolios of the private funds by investment risk, KBS investment advisors have purchased both low-risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the private funds had prior owners and operators.

During the three years ending December 31, 2010, KBS investment advisors have invested in the following assets on behalf of the private funds: three office properties and one industrial property. The geographic locations of the properties acquired by these private funds during the three years ending December 31, 2010 were as follows: one property in the South, one property in the West and two properties in the East. Debt financing was used in acquiring two of these properties. For more detailed information regarding acquisitions by the private funds during the three years ending December 31, 2010, see Table VI of the “Prior Performance Tables” contained in Part II of the registration statement, which is not part of this supplement. We will provide a copy of Table VI to you upon written request and without charge.

As stated above, during the 10-year period ending December 31, 2010, KBS investment advisors have invested over $732.6 million (including equity, debt and reinvestment of income and sales proceeds) for its clients through seven private funds. Of the properties acquired during the 10-year period ending December 31, 2010, KBS investment advisors had sold three properties on behalf of these seven private funds, which represents 4% of all properties these seven private funds had acquired during this period. These seven funds also sold 33 properties during the 10-year period ending December 31, 2010 that had been acquired before January 1, 2001. During the 10-year period ending December 31, 2010, KBS investment advisors sold another 67 properties on behalf of the remaining seven funds that had acquired properties prior to January 1, 2001. KBS investment advisors continue to actively manage the unsold properties of these private funds.

Though the private funds were not subject to the up-front commissions, fees and expenses associated with this offering, the private funds have fee arrangements with KBS affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. Historically a majority of the private funds paid (i) asset management fees; (ii) acquisition fees; and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

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For more information regarding the fees paid to KBS affiliates by these private funds and the operating results of these private funds, please see Tables II and III under “Prior Performance Tables” in this supplement. Two of the 10 private funds in Table II, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets, and both of these funds are in their liquidation stage. The incentive fees for the remaining eight private funds represented in Table II, which we refer to as Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06, Separate Account 10/06 and Separate Account 01/07, are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the private funds. Two of the private funds with back-end fees based on participation interests (Commingled Account 12/96 and Separate Account 10/97) are in their liquidation stage.

Adverse changes in general economic conditions have occasionally affected the performance of the private funds. For example, in the mid-1990s, in an effort to take advantage of what the KBS investment advisors believed was attractive, discounted portfolio pricing, five of the private funds invested in real estate portfolios in the Southwest, primarily in Arizona and Texas. These portfolios were composed principally of smaller Class B buildings. The recession, beginning around 1999, resulted in more business failures among smaller tenants typical to Class B buildings. This resulted in higher vacancy rates for these buildings and in the funds investing additional capital to cover the costs of re-letting the properties. The private funds also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition. The five private funds that made such investments were Commingled Account 12/96, Commingled Account 6/98, Commingled Account 6/99, Separate Account 10/97 and Separate Account 12/98. Also in the late 1990s, three private funds, Commingled Account 6/98, Commingled Account 6/99 and Separate Account 12/98, made investments in real estate located in the Northeast, primarily in Massachusetts. At that time, this area had a high concentration of tenants that were technology companies. While the private funds did not have a significant number of technology companies as their tenants, the collapse of the dot-com market did result in a significant amount of office-building space being returned to the marketplace, increasing vacancy rates and substantially lowering market rents. As a result, rental rates on newly leased space and renewals in the buildings owned by these funds decreased. The area’s higher vacancy rates also increased the period of time it took the KBS investment advisors to get the properties to the planned stabilized occupancy level for disposition. These adverse market conditions reduced the distributions made by these private funds and may cause the total returns to investors to be lower than they otherwise would. Separate Account 12/98 is still in its operating stage. The other four funds (Commingled Account 12/96, Separate Account 10/97, Commingled Account 6/98 and Commingled Account 6/99) are currently in their liquidation stage. However, the reduction in availability of financing and the recent deterioration of general economic conditions has led to a more difficult environment for selling properties and other real estate assets. As a result, over the past 24 months, our sponsors’ prior programs that are liquidating their assets have needed more time to sell their assets than they have historically required.

For more information regarding the operating results of the private funds sponsored by KBS investment advisors, information regarding the results of the completed funds and information regarding the sales or disposals of properties by these private funds, please see Tables III, IV and V under “Prior Performance Tables” in this supplement.

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PRIOR PERFORMANCE TABLES

The tables presented in this section provide summary unaudited information related to the historical experience of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and the private real estate funds sponsored by KBS investment advisors. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in this section should be read together with the summary information in this supplement under “Prior Performance Summary.” The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor;

•	Table III — Operating Results of Prior Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

For information regarding the acquisitions by KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and the private fund sponsored by KBS investment advisors during the three years ending December 31, 2010, see Table VI contained in Part II of the registration statement, which is not part of this supplement. We will provide a copy of Table VI to you upon written request and without charge.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table I provides a summary of the experience of our sponsors and KBS investment advisors in raising and investing funds for programs that have had offerings close during the three years ended December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied. Each of the programs presented have investment objectives similar to ours. All percentage amounts except “Percent leveraged” represent percentages of the dollar amount raised for each program.

	SEPARATE	SEPARATE
	ACCOUNT	ACCOUNT	KBS	KBS
	10/06	1/07	REIT I	REIT II
Dollar amount offered	$47,974,000	$101,290,000	$2,000,000,000	$2,000,000,000

Dollar amount raised	$47,974,000	$101,290,000	$1,703,098,000	$1,716,705,000

Percentage amount raised	100.0%	100.0%	85.2%	85.8%

Percentage available for investment before offering expenses and reserves	100.0%	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions and dealer manager fees	-	-	9.1%	9.2%
Organizational and offering expenses	-	-	1.0%	1.1%
Reserves	-	-	-	-

Percentage available for investment after offering expenses and reserves	100.0%	100.0%	89.9%	89.7%

Acquisition costs:
Prepaid items and fees related to purchase of property	-	-	-	-
Purchase price (cash down payment) (1)	239.1%	182.8%	176.2%	132.1%
Acquisition and origination fees (2)	2.4%	1.8%	1.3%	1.1%
Other capitalized costs (3)	0.9%	1.1%	0.9%	0.9%

Total acquisition costs (includes mortgage financing) (4)	242.4%	185.7%	178.4%	134.1%

Percent leveraged (5)	69.1%	50.6%	48.7%	36.0%

Date offering began	(6)	(7)	1/27/06 (8)	4/22/08 (9)
Length of offering (in months)	(6)	(7)	28 (8)	32 (9)
Months to invest 90% of amount available for investment	(6)	(7)	31 (8)	(9)

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) “Purchase price (cash down payment)” includes both debt- and equity-financed payments. See the “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(2) Represents acquisition and origination fees as if they were calculated as a percentage of dollar amounts raised. Acquisition and origination fees of these programs are calculated as a percentage of purchase price (including leverage used to fund the acquisition or origination) plus other acquisition and origination expenses and are paid to the KBS sponsor.

(3) Other capitalized costs include legal fees, outside broker fees, environmental studies, title and other closing costs.

(4) Total acquisition costs include the cash down payment, acquisition and origination fees, acquisition and origination expenses and mortgage or other financing.

(5) “Percent leveraged” represents financing outstanding as of December 31, 2010 divided by total acquisition or origination cost for properties and other investments acquired.

(6) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006. The program has made a total of four separate investments through December 2010.

(7) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 01/07 made its first investment in March 2008. The program has made four separate investments through December 2010.

(8) KBS REIT I is a publicly-registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its initial public offering and then commenced real estate operations. KBS REIT I ceased offering shares of common stock in its primary offering on May 30, 2008 and terminated its primary offering on September 17, 2008 upon the completion of review of subscriptions submitted in accordance with its processing procedures. KBS REIT I continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are omitted from Table I. With proceeds from its initial public offering and debt financing, KBS REIT I acquired 64 real estate properties, one master lease, 21 real estate loans receivable and two investments in securities directly or indirectly backed by commercial mortgage loans. As discussed under “Prior Performance Summary – KBS REIT I” in this supplement, subsequent to KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed as a result of the restructuring of certain investments, KBS REIT I taking title to properties underlying investments in loans that became impaired, the sale of assets and the repayment of debt investments.

(9) KBS REIT II is a publicly registered, non-traded REIT. KBS REIT II launched its initial public offering on April 22, 2008. On June 24, 2008, KBS REIT II broke escrow in its initial public offering and then commenced real estate operations. KBS REIT II ceased offering shares of common stock in its primary offering on December 31, 2010 and terminated its primary offering on March 22, 2011 upon the completion of review of subscriptions submitted in accordance with its processing procedures. Through December 31, 2010, KBS REIT II had not invested 90% of the amount available for investment. KBS REIT II continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are omitted from Table I. With proceeds from its initial public offering and debt financing, KBS REIT II acquired 17 real estate properties, a leasehold interest in one industrial property, and six real estate loans receivable and an investment in real estate securities through December 2010.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS affiliates during the three years ended December 31, 2010 in connection with (1) each program sponsored by our sponsors or a KBS investment advisor that had offerings close during this period and (2) all other programs that have made payments to KBS affiliates during this period. All of the programs represented in the table below have or had investment objectives similar to ours. All figures are as of December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Commingled Account 12/96 (5)	Commingled Account 6/98 (6)	Commingled Account 6/99 (7)	Separate Account 10/97 (8)	Separate Account 12/98 (9)	Separate Account 6/05 (10)	Separate Account 8/05 (11)	Separate Account 5/06 (12)	Separate Account 10/06 (13)	Separate Account 01/07 (14)	KBS REIT I (15)		KBS REIT II (16)	KBS SOR (17)	KBS LEGACY (18)
Date offering commenced	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)	(14)	(15)		(16)	(17)	(18)
Dollar amount raised	$266,125,050	$216,650,000	$187,000,000	$153,017,000	$210,968,000	$81,043,000	$51,680,000	$50,012,000	$47,974,000	$101,290,000	$1,703,098,000		$1,716,705,000	$50,400,000	$3,417,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees (1)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$21,852,000		$42,736,000	$1,587,000	$92,000
Acquisition fees:
- real estate commissions	-	-	-	-	-	-	-	-	-	-	-		-	-	-
- advisory fees (2)	-	-	-	-	-	38,000	38,000	35,000	52,000	1,199,000	9,686,000		18,932,000	177,000	506,000
- other	-	-	-	-	-	-	-	-	-	-	-		-	-	-
Other	-	-	-	-	-	-	-	-	-	-	-		-	-	-
Dollar amount of cash generated from operations before deducting payments to sponsors	$11,738,000	$4,486,000	$7,716,000	$(847,000)	$4,690,000	$14,232,000	$12,322,000	$11,464,000	$13,353,000	$15,085,000	$324,385,000		$109,674,000	$(1,548,000)	$(474,000)
Amount paid to sponsor from operations:
Property management fees (3)	$1,985,000	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-		$-	$-	$-
Partnership and asset management fees	1,316,000	546,000	975,000	145,000	600,000	3,533,000	3,569,000	3,630,000	3,504,000	2,839,000	56,081,000	(19)	15,344,000	31,000	67,000
Reimbursements	-	-	-	-	-	-	-	-	-	-	-		-	-	-
Leasing commissions (3)	1,379,000	-	-	-	-	-	-	-	-	-	-		-	-	-
Construction management fees (3)	13,000	-	-	-	-	-	-	-	-	-	-		-	-	-
Loan servicing fees	-	-	-	-	-	-	-	-	-	-	-		-	-	-
Dollar amount of property sales and refinancing before deducting payments to sponsors (4)
- cash	$59,926,000	$77,414,000	$70,193,000	$25,870,000	$11,457,000	$17,878,000	$1,326,000	$-	$1,811,000	$-	$116,663,000		$-	$-	$-
- notes	-	-	-	-	-	-	-	-	-	-	-		-	-	-
Amounts paid to sponsor from property sales and refinancing:
-Real estate commissions (3)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-		$-	$-	$-
-Disposition fees	-	281,000	255,000	-	-	-	-	-	-	-	726,000		-	-	-
- Incentive fees	-	-	-	-	-	-	-	-	-	-	-		-	-	-
- Other	-	-	-	-	-	-	-	-	-	-	-		-	-	-

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) Underwriting fees include (i) dealer manager fees paid to the KBS-affiliated dealer manager that are not reallowed to participating broker-dealers as a marketing fee, (ii) the reimbursed portion of a dual employee’s salary paid by the KBS-affiliated dealer manager attributable to time spent planning and coordinating training and education meetings on behalf of the respective program, (iii) the reimbursed travel, meal and lodging costs of wholesalers and other registered persons of the KBS-affiliated dealer manager attending retail conferences and training and education meetings, (iv) reimbursed costs for promotional items for broker-dealers paid for by the KBS-affiliated dealer manager, (v) reimbursed legal fees paid for by the KBS-affiliated dealer manager and (vi) reimbursed attendance and sponsorship fees incurred by employees of the KBS-affiliated dealer manager and its affiliates to attend retail conferences sponsored by participating broker-dealers and other meetings with participating broker-dealers.
(2) Advisory fees are acquisition fees and origination fees that are calculated as a percentage of purchase price (including any debt used to fund the acquisition or origination) plus acquisition or origination expenses and are paid to the KBS sponsor. Separate Account 06/05, Separate Account 08/05, Separate Account 05/06, Separate Account 10/06 and Separate Account 01/07 also pay fees on amounts subsequently funded for capital improvements, tenant improvement costs and allowance and leasing costs, and these fees are included under advisory fees for these funds.

(3) Fees paid to parties affiliated with the general partner of the program.

(4) Dollar amount of property sales and refinancing represents capital from property sales and refinancings that were used to make distributions to investors.

(5) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Commingled Account 12/96 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1996.

(6) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Commingled Account 6/98 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in June 1998.

(7) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Commingled Account 6/99 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. The account made its first investment in June 1999.

(8) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Separate Account 10/97 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in October 1997.

(9) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Separate Account 12/98 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1998.

(10) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Separate Account 6/05 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in June 2005.

(11) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Separate Account 8/05 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in October 2005.

(12) This program made payments to KBS affiliates during the three years ended December 31, 2010; however, it did not close any offerings during this period. Separate Account 5/06 represents a single client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in September 2006.

(13) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. This program made its first investment in November 2006. The program has made a total of four separate investments through December 2010. For more information about this program’s experience in raising capital, see Table I.

(14) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. This program made its first investment in March 2008. The program has made four separate investments through December 2010. For more information about this program’s experience in raising capital, see Table I.

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(15) KBS REIT I is a publicly registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its initial public offering and then commenced real estate operations. KBS REIT I ceased offering shares of common stock in its primary offering on May 30, 2008 and terminated its primary offering on September 17, 2008 upon the completion of review of subscriptions submitted in accordance with its processing procedures. KBS REIT I continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table, but are omitted from Table I. With proceeds from its initial public offering and debt financing, KBS REIT I acquired 64 real estate properties, one master lease, 21 real estate loans receivable and two investments in securities directly or indirectly backed by commercial mortgage loans. As discussed under “Prior Performance Summary – KBS REIT I” in this supplement, subsequent to KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed as a result of the restructuring of certain investments, KBS REIT I taking title to properties underlying investments in loans that became impaired, the sale of assets and the repayment of debt investments. For more information about this program’s experience in raising capital, see Table I.

(16) KBS REIT II is a publicly registered, non-traded REIT. KBS REIT II launched its initial public offering on April 22, 2008. On June 24, 2008, KBS REIT II broke escrow in its initial public offering and then commenced real estate operations. KBS REIT II ceased offering shares of common stock in its primary offering on December 31, 2010 and terminated its primary offering on March 22, 2011 upon the completion of review of subscriptions submitted in accordance with its processing procedures. KBS REIT II continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table, but are omitted from Table I. With proceeds from its initial public offering and debt financing, KBS REIT II acquired 17 real estate properties, a leasehold interest in one industrial property, and six real estate loans receivable and an investment in real estate securities through December 2010. For more information about this program’s experience in raising capital, see Table I.

(17) KBS Strategic Opportunity REIT is a publicly registered, non-traded REIT. KBS Strategic Opportunity REIT launched its initial public offering on November 20, 2009. On April 19, 2010, KBS Strategic Opportunity REIT broke escrow in its initial public offering and then commenced real estate operations. From commencement of its offering through December 31, 2010, KBS Strategic Opportunity REIT had sold 5,112,988 shares in its ongoing initial public offering for gross offering proceeds of $50.4 million. As of December 31, 2010, KBS Strategic Opportunity REIT acquired five non-performing first mortgage loans and one office property. Subsequent to KBS Strategic Opportunity REIT’s acquisition of these investments, the portfolio composition changed as a result of KBS Strategic Opportunity REIT’s taking title to a property underlying an investment in a loan that became impaired.

(18) KBS Legacy Partners Apartment REIT is a publicly registered, non-traded REIT. KBS Legacy Partners Apartment REIT launched its initial public offering on March 12, 2010 and commenced real estate operations in October 2010 upon the acquisition of one apartment complex. On December 9, 2010, KBS Legacy broke escrow in its initial public offering. From commencement of its offering through December 31, 2010, KBS Legacy Partners Apartment REIT had sold 347,447 shares in its ongoing initial public offering for gross offering proceeds of $3.4 million. As of December 31, 2010, KBS Legacy Partners Apartment REIT had acquired one apartment complex.

(19) As of December 31, 2010, this program had incurred but unpaid performance fees totaling $5.4 million.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of programs sponsored by our sponsors and KBS investment advisors that have had offerings close during the five years ended December 31, 2010. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles (“GAAP”)); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these programs has investment objectives similar to ours. All figures are as of December 31 of the year indicated, except as otherwise noted.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 6/05
	2006	2007	2008	2009	2010
Gross revenues	$12,215,000	$13,348,000	$14,945,000	$13,470,000	$11,287,000
Profit (loss) on sale of properties	-	-	-	-	(764,000)
Less: Operating expenses (1)	(5,128,000)	(5,407,000)	(5,625,000)	(5,827,000)	(4,847,000)
Interest expense	(4,856,000)	(5,349,000)	(5,394,000)	(4,307,000)	(3,416,000)
Depreciation (2)	-	-	-	-	-
Unrealized gain (loss) (2)	2,038,000	5,361,000	(3,752,000)	(24,415,000)	(3,745,000)

Net income (loss) - GAAP basis (2)	$4,269,000	$7,953,000	$174,000	$(21,079,000)	$(1,485,000)

Taxable income:
From operations	$(61,000)	$82,000	$1,135,000	$453,000	$883,000
From gain (loss) on sale	-	-	-	-	-
Cash generated (deficiency) from operations	3,316,000	3,063,000	3,729,000	3,554,000	3,416,000
Cash generated (deficiency) from sales	-	-	-	-	16,066,000
Cash generated from refinancing	-	-	-	-	-

Total cash generated from operations, sales and refinancing	3,316,000	3,063,000	3,729,000	3,554,000	19,482,000
Less: Cash distributions to investors
- From operating cash flow	(3,560,000)	(3,559,000)	(3,560,000)	(3,560,000)	(3,503,000)
- From sales and refinancing	-	-	-	-	-

Cash generated (deficiency) after cash distributions	(244,000)	(496,000)	169,000	(6,000)	15,979,000
Less: Special items (not including sales and refinancing)	-	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$(244,000)	$(496,000)	$169,000	$(6,000)	$15,979,000

Tax and Distribution Data per $1,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$(1)	$2	$23	$9	$18
-from recapture	-	-	-	-	-
Capital gain (loss)	-	-	-	-	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	71	71	71	71	59
- from return of capital	-	-	-	-	10

Total distribution on GAAP basis	$71	$71	$71	$71	$69

Source (on cash basis)
- from sales	$-	$-	$-	$-	$10
- from refinancing	-	-	-	-	-
- from operations	71	71	71	71	59

Total distributions on cash basis	$71	$71	$71	$71	$69

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2010 (4)	100%	100%	100%	100%	88%

(1)	Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3)	Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of all investments held as of December 31, 2010 divided by original total acquisition cost of investments made.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 8/05
	2006	2007	2008	2009	2010
Gross revenues	$10,653,000	$13,149,000	$12,932,000	$12,911,000	$12,920,000
Profit (loss) on sale of properties	-	-	-	-	-
Less: Operating expenses (1)	(5,228,000)	(4,965,000)	(5,210,000)	(5,331,000)	(5,202,000)
Interest expense	(4,342,000)	(5,489,000)	(5,504,000)	(4,873,000)	(4,078,000)
Depreciation (2)	-	-	-	-	-
Unrealized gain (loss) (2)	6,381,000	2,111,000	(444,000)	(8,862,000)	2,242,000

Net income (loss) - GAAP basis (2)	$7,464,000	$4,806,000	$1,774,000	$(6,155,000)	$5,882,000

Taxable income:
From operations	$(879,000)	$225,000	$(246,000)	$211,000	$624,000
From gain (loss) on sale	-	-	-	-	-
Cash generated (deficiency) from operations	3,433,000	2,681,000	2,517,000	2,749,000	3,487,000
Cash generated (deficiency) from sales	-	-	-	-	-
Cash generated from refinancing	-	-	-	-	-

Total cash generated from operations, sales and refinancing	3,433,000	2,681,000	2,517,000	2,749,000	3,487,000
Less: Cash distributions to investors
- From operating cash flow	(3,190,000)	(3,500,000)	(3,500,000)	(3,499,000)	(3,165,000)
- From sales and refinancing	-	-	-	-	-

Cash generated (deficiency) after cash distributions	243,000	(819,000)	(983,000)	(750,000)	322,000
Less: Special items (not including sales and refinancing)	-	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$243,000	$(819,000)	$(983,000)	$(750,000)	$322,000

Tax and Distribution Data per $1,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$(20)	$5	$(5)	$4	$13
-from recapture	-	-	-	-	-
Capital gain (loss)	-	-	-	-	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	71	71	71	71	64
- from return of capital	-	-	-	-	-

Total distribution on GAAP basis	$71	$71	$71	$71	$64

Source (on cash basis)
- from sales	$-	$-	$-	$-	$-
- from refinancing	-	-	-	-	-
- from operations	71	71	71	71	64

Total distributions on cash basis	$71	$71	$71	$71	$64

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2010 (4)	100%	100%	100%	100%	100%

(1)	Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3)	Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of all investments held as of December 31, 2010 divided by original total acquisition cost of investments made.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 5/06
	2006	2007	2008	2009	2010
Gross revenues	$2,526,000	$16,480,000	$16,447,000	$15,353,000	$13,490,000
Profit (loss) on sale of properties	-	-	-	-	-
Less: Operating expenses (1)	(1,503,000)	(7,855,000)	(7,907,000)	(7,875,000)	(7,754,000)
Interest expense	(878,000)	(4,810,000)	(4,824,000)	(4,922,000)	(4,267,000)
Depreciation (2)	-	-	-	-	-
Unrealized gain (loss) (2)	-	4,905,000	(2,756,000)	(18,731,000)	(1,474,000)

Net income (loss) - GAAP basis (2)	$145,000	$8,720,000	$960,000	$(16,175,000)	$(5,000)

Taxable income:
From operations	$97,000	$1,539,000	$1,155,000	$(323,000)	$(1,685,000)
From gain (loss) on sale	-	-	-	-	-
Cash generated (deficiency) from operations	855,000	5,816,000	3,876,000	2,803,000	1,155,000
Cash generated (deficiency) from sales	-	-	-	-	-
Cash generated from refinancing	-	-	-	-	-

Total cash generated from operations, sales and refinancing	855,000	5,816,000	3,876,000	2,803,000	1,155,000
Less: Cash distributions to investors
- From operating cash flow	(640,000)	(3,525,000)	(3,560,000)	(3,560,000)	(1,905,000)
- From sales and refinancing	-	-	-	-	-

Cash generated (deficiency) after cash distributions	215,000	2,291,000	316,000	(757,000)	(750,000)
Less: Special items (not including sales and refinancing)	-	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$215,000	$2,291,000	$316,000	$(757,000)	$(750,000)

Tax and Distribution Data per $1,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$11	$31	$23	$(6)	$(34)
-from recapture	-	-	-	-	-
Capital gain (loss)	-	-	-	-	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	70	71	71	71	38
- from return of capital	-	-	-	-	-

Total distribution on GAAP basis	$70	$71	$71	$71	$38

Source (on cash basis)
- from sales	$-	$-	$-	$-	$-
- from refinancing	-	-	-	-	-
- from operations	70	71	71	71	38

Total distributions on cash basis	$70	$71	$71	$71	$38

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2010 (4)	100%	100%	100%	100%	100%

(1)	Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3)	Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of all investments held as of December 31, 2010 divided by original total acquisition cost of investments made.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 10/06
	2006	2007	2008	2009	2010
Gross revenues	$354,000	$13,628,000	$14,723,000	$15,662,000	$13,675,000
Profit (loss) on sale of properties	-	-	-	-	-
Less: Operating expenses (1)	(428,000)	(7,653,000)	(8,070,000)	(7,190,000)	(5,452,000)
Interest expense	(122,000)	(4,146,000)	(4,383,000)	(4,385,000)	(4,065,000)
Depreciation (2)	-	-	-	-	-
Unrealized gain (loss) (2)	-	5,327,000	971,000	(1,296,000)	799,000

Net income (loss) - GAAP basis (2)	$(196,000)	$7,156,000	$3,241,000	$2,791,000	$4,957,000

Taxable income:
From operations	$(183,000)	$(207,000)	$123,000	$1,437,000	$1,352,000
From gain (loss) on sale	-	-	-	-	-
Cash generated (deficiency) from operations	1,769,000	3,681,000	2,726,000	3,624,000	3,499,000
Cash generated (deficiency) from sales	-	-	-	-	-
Cash generated from refinancing	-	-	-	-	-

Total cash generated from operations, sales and refinancing	1,769,000	3,681,000	2,726,000	3,624,000	3,499,000
Less: Cash distributions to investors
- From operating cash flow	(100,000)	(3,135,000)	(3,355,000)	(3,420,000)	(3,510,000)
- From sales and refinancing	-	-	-	-	-

Cash generated (deficiency) after cash distributions	1,669,000	546,000	(629,000)	204,000	(11,000)
Less: Special items (not including sales and refinancing)	-	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$1,669,000	$546,000	$(629,000)	$204,000	$(11,000)

Tax and Distribution Data per $1,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$(127)	$(5)	$3	$30	$28
-from recapture	-	-	-	-	-
Capital gain (loss)	-	-	-	-	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	70	71	71	71	73
- from return of capital	-	-	-	-	-

Total distribution on GAAP basis	$70	$71	$71	$71	$73

Source (on cash basis)
- from sales	$-	$-	$-	$-	$-
- from refinancing	-	-	-	-	-
- from operations	70	71	71	71	73

Total distributions on cash basis	$70	$71	$71	$71	$73

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2010 (4)	100%	100%	100%	100%	100%

(1)	Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3)	Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of all investments held as of December 31, 2010 divided by original total acquisition cost of investments made.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 01/07
	2008	2009	2010
Gross revenues	$1,442,000	$10,885,000	$18,118,000
Profit (loss) on sale of properties	-	-	-
Less: Operating expenses(1)	(996,000)	(5,959,000)	(9,999,000)
Interest expense	(608,000)	(1,054,000)	(4,206,000)
Depreciation(2)	-	-	-
Unrealized gain (loss)(2)	(998,000)	(193,000)	6,556,000

Net income (loss) - GAAP basis(2)	$(1,160,000)	$3,679,000	$10,469,000

Taxable income:
From operations	$(491,000)	$3,147,000	$362,000
From gain (loss) on sale	-	-	-
Cash generated (deficiency) from operations	278,000	7,125,000	4,843,000
Cash generated (deficiency) from sales	-	-	-
Cash generated from refinancing	-	-	-

Total cash generated from operations, sales and refinancing	278,000	7,125,000	4,843,000
Less: Cash distributions to investors
- From operating cash flow	(695,000)	(4,630,000)	(4,755,000)
- From sales and refinancing	-	-	-

Cash generated (deficiency) after cash distributions	(417,000)	2,495,000	88,000
Less: Special items (not including sales and refinancing)	-	-	-

Cash generated (deficiency) after cash distributions and special items	$(417,000)	$2,495,000	$88,000

Tax and Distribution Data per $1,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$(50)	$48	$4
-from recapture	-	-	-
Capital gain (loss)	-	-	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	71	71	52
- from return of capital	-	-	-

Total distribution on GAAP basis	$71	$71	$52

Source (on cash basis)
- from sales	$-	$-	$-
- from refinancing	-	-	-
- from operations	71	71	52

Total distributions on cash basis	$71	$71	$52

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2010 (4)	100%	100%	100%

(1)	Operating expenses include all general and administrative expenses.

(2) The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis net income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not include depreciation expense while taxable income includes depreciation expense.

•

GAAP basis income for investment companies includes the changes in market value of real estate investments as unrealized gain or loss in the income statement. There is no such adjustment for the calculation of taxable income.

(3)	Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition cost of all investments held as of December 31, 2010 divided by original total acquisition cost of investments made.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	KBS REIT I
	2006	2007	2008	2009	2010
Gross revenues	$6,248,000	$100,302,000	$282,641,000	$285,077,000	$255,919,000
Profit (loss) on sale of properties	-	-	-	-	7,657,000
Less: Operating expenses (1)	(3,455,000)	(32,465,000)	(86,767,000)	(106,282,000)	(103,776,000)
Interest expense	(2,826,000)	(33,368,000)	(68,303,000)	(60,931,000)	(59,007,000)
Depreciation	(2,538,000)	(42,916,000)	(97,021,000)	(120,311,000)	(80,673,000)
Loss on derivative instruments	-	(1,524,000)	(303,000)	(8,000)	-
Provision for loan losses	-	-	(104,000,000)	(178,813,000)	(11,046,000)
Impairment charge on real estate	-	-	-	-	(123,453,000)
Other-than-temporary impairment of marketable real estate securities	-	-	(50,079,000)	(5,067,000)	-
Net loss attributable to noncontrolling interest	-	2,773,000	3,205,000	3,369,000	24,027,000

Net income (loss) - GAAP basis	$(2,571,000)	$(7,198,000)	$(120,627,000)	$(182,966,000)	$(90,352,000)

Taxable income:
From operations	$(970,000)	$15,774,000	$66,297,000	$58,360,000	$144,000
From gain (loss) on sale	-	-	-	-	-
Cash generated (deficiency) from operations	326,000	43,982,000	115,178,000	99,738,000	53,388,000
Cash generated (deficiency) from sales	-	-	-	-	120,021,000
Cash generated from refinancing	-	-	-	-	-

Total cash generated from operations, sales and refinancing	326,000	43,982,000	115,178,000	99,738,000	173,409,000
Less: Cash distributions to investors (2)
- From operating cash flow	(386,000)	(32,162,000)	(104,264,000)	(108,811,000)	(92,648,000)
- From sales and refinancing	-	-	-	-	(3,113,000)
- Other (3)	(900,000)	(700,000)	-	-	-

Cash generated (deficiency) after cash distributions	(960,000)	11,120,000	10,914,000	(9,073,000)	77,648,000

Less: Special items (not including sales and refinancing)	-	-	-	-	-

Cash generated (deficiency) after cash distributions and special items	$(960,000)	$11,120,000	$10,914,000	$(9,073,000)	$77,648,000

Tax and Distribution Data per $1,000 Invested (4)
Federal Income Tax Results:
Ordinary income (loss)
- from operations	$(52)	$34	$44	$33	$-
- from recapture	-	-	-	-	1
Capital gain (loss)	-	-	-	-	2
Cash distributions to investors (2)
Source (on GAAP basis)
- from investment income	-	36	44	33	2
- from return of capital	69	34	26	28	51

Total distribution on GAAP basis	$69	$70	$70	$61	$53

Source (on cash basis)
- from sales	$-	$-	$-	$-	$2
- from refinancing	-	-	-	-	-
- from other (3)	48	2	-	-	-
- from operations	21	68	70	61	51

Total distributions on cash basis	$69	$70	$70	$61	$53

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2010 (5)	100%	100%	100%	100%	97%

(1)	Operating expenses include all general and administrative expenses.
(2)	Cash distributions to investors include distributions reinvested.
(3)	Represents advances made by the advisor of KBS REIT I to pay dividends.
(4)	Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(5) Calculated as original total acquisition and origination cost of all investments held as of December 31, 2010 divided by original total acquisition and origination cost of investments made.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	KBS REIT II
	2008	2009	2010
Gross revenues	$14,676,000	$76,033,000	$160,406,000
Profit (loss) on sale of properties	-	119,000	-
Less: Operating expenses (1)	(5,939,000)	(25,464,000)	(73,823,000)
Interest expense	(6,974,000)	(28,105,000)	(19,389,000)
Depreciation	(4,345,000)	(10,164,000)	(61,686,000)

Net income (loss) - GAAP basis	$(2,582,000)	$12,419,000	$5,508,000

Taxable income:
From operations	$442,000	$19,186,000	$49,945,000
From gain (loss) on sale	-	-	-
Cash generated (deficiency) from operations	4,870,000	29,937,000	59,523,000
Cash generated (deficiency) from sales	-	-	87,500,000
Cash generated from refinancing	-	-	-

Total cash generated from operations, sales and refinancing	4,870,000	29,937,000	147,023,000
Less: Cash distributions to investors (2)
- From operating cash flow	(4,941,000)	(41,272,000)	(81,843,000)
- From sales and refinancing	-	-	-
- Other	-	-	-

Cash generated (deficiency) after cash distributions	(71,000)	(11,335,000)	65,180,000
Less: Special items (not including sales and refinancing)	-	-	-

Cash generated (deficiency) after cash distributions and special items	$(71,000)	$(11,335,000)	$65,180,000

Tax and Distribution Data per $1,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$6	$30	$40
-from recapture	-	-	-
Capital gain (loss)	-	-	-
Cash distributions to investors (2)
Source (on GAAP basis)
- from investment income	6	30	40
- from return of capital	-	35	25

Total distribution on GAAP basis	$6	$65	$65

Source (on cash basis)
- from sales	$-	$-	$-
- from refinancing	-	-	-
- from other	-	-	-
- from operations	6	65	65

Total distributions on cash basis	$6	$65	$65

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2010 (4)	100%	100%	100%

(1)	Operating expenses include all general and administrative expenses.
(2)	Cash distributions to investors include distributions reinvested.
(3)	Tax and distribution data per $1,000 invested calculated based on weighted-average capital invested.

(4) Calculated as original total acquisition and origination cost of all investments held as of December 31, 2010 divided by original total acquisition and origination cost of investments made.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table IV summarizes the results of the programs sponsored by a KBS investment advisor that have completed their operations and sold all of their properties during the five years ended December 31, 2010. The programs represented in the table below had investment objectives that were similar to ours.

	Separate Account 10/97 (1)	Commingled Account 6/98 (2)
Dollar amount raised	$153,017,000	$216,650,000

Number of properties purchased/developed	12	37
Date of closing of offering	(1)	(2)
Date of first sale of property	4/00	10/00
Date of final sale of property	2/09	9/10
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss):
- from operations	$325	$208
- from recapture	-	-
Capital (loss) gain	28	(78)
Deferred gain:
Capital	-	-
Ordinary	-	-
Cash distributions to investors
Source (on GAAP basis)
- from investment income	333	71
- from return of capital	1,000	929

Total distribution on GAAP basis	$1,333	$1,000

Source (on cash basis)
- from sales	$897	$598
- from refinancing	-	185
- from operations	436	217

	$1,333	$1,000

(1) This program was a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $153.0 million between October 1997 and January 2000.

(2) This program was a multi-investor, commingled fund that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $216.7 million between June 1998 and June 2000. Although this program sold its final assets in September 2010, it is currently in the process of winding down its operations.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by programs sponsored by our sponsors and KBS investment advisors during the three years ended December 31, 2010. The table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented in the table have or had investment objectives similar to ours.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
									Total Acquisition		Excess (Deficiency)
					Purchase	Adjustments			Costs, Capital		of Property
			Cash Received	Mortgage	Money	Resulting from		Original	Improvements		Operating Cash
	Date	Date of	Net of	Balance	Mortgage	Application of		Mortgage	Closing and		Receipts Over
Property	Acquired	Sale	Closing Costs	at Time of Sale	Taken Back by Sale	GAAP	Total (1)	Financing	Soft Costs(2)	Total	Cash Expenditures (3)
Commingled Account 12/96
Interchange Business Center	8/97	6/08	$3,332,649	$-	$-	$-	$3,332,649	$-	$4,452,054	$4,452,054	$1,145,948
Bammel Land NWC & SWC	8/97	7/08	107,166	-	-	-	107,166	-	419,123	419,123	(291,255)
Cornerstone Tower	7/97	8/09	1,981,202	-	-	-	1,981,202	-	7,157,364	7,157,364	2,970,846
Northchase Center	7/97	8/09	5,268,944	-	-	-	5,268,944	-	12,027,649	12,027,649	7,034,179
Penton Media	5/97	8/10	27,971,789	17,675,000	-	-	45,646,789	-	90,303,040	90,303,040	60,082,070
Sugar Land	8/97	10/10	3,588,923	-	-	-	3,588,923	-	14,670,826	14,670,826	7,349,696
Commingled Account 6/98
Mesa Executive Park (Phoenix)	7/98	7/08	$6,899,415	$-	$-	$-	$6,899,415	$-	$12,427,575	$12,427,575	$5,336,154
Camelwest Plaza (Phoenix)	7/98	7/08	9,038,695	-	-	-	9,038,695	-	21,155,705	21,155,705	7,942,093
Scottsdale Financial Center I (Phoenix)	7/98	8/08	18,540,448	-	-	-	18,540,448	-	21,334,261	21,334,261	12,252,184
Paragon Plaza (Phoenix)	7/98	9/08	4,272,563	-	-	-	4,272,563	-	9,389,304	9,389,304	3,629,108
Scottsdale Airpark (Phoenix)	7/98	5/09	7,182,484	-	-	-	7,182,484	-	16,870,431	16,870,431	480,956
616 FM 1960 West	9/98	7/10	3,801,623	2,870,833	-	-	6,672,457	5,071,050	12,533,836	17,604,886	9,263,509
Gateway Tower	6/98	8/10	9,015,101	5,657,565	-	-	14,672,666	-	45,580,699	45,580,699	14,309,232
Promenade Center	9/98	9/10	6,511,973	3,330,711	-	-	9,842,684	7,485,836	23,124,990	30,610,826	15,797,735
Commingled Account 6/99
205 W. Wacker	9/99	7/08	$29,885,478	$-	$-	$-	$29,885,478	$-	$33,542,481	$33,542,481	$12,030,365
265 Davidson	6/99	6/10	806,014	7,807,203	-	-	8,613,217	-	27,163,780	27,163,780	23,802,690
Nagog Office Park	9/99	6/10	(2,819)	12,000,000	-	-	11,997,181	-	52,242,317	52,242,317	56,039,092
Waterpark II & III	9/99	7/10	1,697,635	11,300,000	-	-	12,997,635	-	30,778,809	30,778,809	27,112,757
Baywood Center	11/99	11/10	194,218	6,250,000	-	-	6,444,218	5,311,622	13,860,938	19,172,560	13,986,140
Separate Account 10/97
Cypress Tower	12/97	3/08	$17,001,847	$-	$-	$-	$17,001,847	$-	$18,128,596	$18,128,596	$8,134,592
8866 Gulf Freeway	1/98	2/09	4,557,580	-	-	-	4,557,580	-	8,499,861	8,499,861	4,779,135
8876 Gulf Freeway	1/98	2/09	4,309,917	-	-	-	4,309,917	-	7,909,720	7,909,720	4,620,476
Separate Account 12/98
Carillon Towers	12/98	12/09	$-	$11,773,244	$-	$-	$11,773,244	$-	$37,162,473	$37,162,473	$7,050,013
Separate Account 6/05
Arques Business Park	9/06	3/10	$691,593	$15,374,847	$-	$-	$16,066,440	$10,000,000	$6,830,321	$16,830,321	$(1,935,358)
KBS REIT I (4)
18301 Von Karman (5)	10/09	6/10	$40,556,638	$-	$-	$-	$40,556,638	$-	$61,457,864	$61,457,864	$19,940,449
Southpark Commerce Center II	11/06	10/10	12,493,719	18,000,000	-	-	30,493,719	23,200,000	3,716,172	26,916,172	(4,046,262)
KBS REIT II (6)
Sava CMBS	8/09	11/09	$4,199,332	$-	$-	$-	$4,199,332	$-	$3,958,516	$3,958,516	$7,004

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) See also the table immediately below that sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss).

(2) Acquisition costs include acquisition fees paid to sponsor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset. Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.

(3) Does not include any program administration costs not related to the operation of the property.

(4) This table does not include an interest in a mezzanine loan acquired by KBS REIT I on August 27, 2008 that was paid down in full by the borrower of the loan on September 9, 2010, subsequent to the stated maturity date of September 1, 2010. Additionally, this table excludes the sales of condo units related to the Tribeca building. On February 9, 2010, KBS REIT I foreclosed on the Tribeca building, which consisted of 27 unsold condo units and two retail spaces. As of December 31, 2010, KBS REIT I had sold 16 of the 27 units. More information related to this transaction may be found in KBS REIT I’s Annual Report on Form 10-K filed with the SEC.

(5) During the year ended December 31, 2009, KBS REIT I received a deed-in-lieu of foreclosure in satisfaction of the amounts due under its investment in the 18301 Von Karman Loans. KBS REIT I gained control of the collateral securing these loans, which it subsequently sold in June 2010. The acquisition cost of this property reflects the original acquisition cost of the loan investment.

(6) On November 22, 2010, KBS REIT II originated the One Kendall Square First Mortgage Loan in the amount of $175.0 million and on November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of this loan to an unaffiliated buyer. This table excludes the 50% participation interest KBS REIT II sold.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss) for properties sold by programs sponsored by KBS investment advisors during the three years ended December 31, 2010.

Property	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Commingled Account 12/96
Interchange Business Center	$166,888	$166,888	$-
Bammel Land NWC & SWC	311,958	311,958	-
Cornerstone Tower	(3,871,483)	(3,871,483)	-
Northchase Center	(4,475,915)	(4,475,915)	-
Penton Media	(21,499,181)	(21,499,181)	-
Sugar Land (Radler)	(6,683,166)	(6,683,166)	-

Commingled Account 6/98
Mesa Executive Park (Phoenix)	$(3,142,272)	$(3,142,272)	$-
Camelwest Plaza (Phoenix)	(7,708,517)	(7,708,517)	-
Scottsdale Financial Center I (Phoenix)	1,623,264	1,623,264	-
Paragon Plaza (Phoenix)	(3,252,219)	(3,252,219)	-
Scottsdale Airpark (Phoenix)	(5,903,988)	(5,903,988)	-
616 FM 1960 West	(6,675,148)	(6,675,148)	-
Gateway Tower	(19,120,859)	(19,120,859)	-
Promenade Center	(13,899,776)	(13,899,776)	-

Commingled Account 6/99
205 W. Wacker	$2,667,925	$2,667,925	$-
265 Davidson	(11,664,135)	(11,664,135)	-
Nagog Office Park	(28,381,901)	(28,381,901)	-
Waterpark II & III	(10,608,767)	(10,608,767)	-
Baywood Center	(8,200,477)	(8,200,477)	-

Separate Account 10/97
Cypress Tower	$1,916,097	$1,916,097	$-
8866 Gulf Freeway	(1,880,936)	(1,880,936)	-
8876 Gulf Freeway	(1,657,993)	(1,657,993)	-

Separate Account 12/98
Carillon Towers	$(17,323,788)	$(17,323,788)	$-

Separate Account 6/05
Arques Business Park	$28,532	$28,532	$-

KBS REIT I
18301 Von Karman	$(17,109,794)	(17,109,794)	$-
Southpark Commerce Center II	3,113,441	$3,113,441	-

KBS REIT II
Sava CMBS	$244,352	$244,352	$-

KBS REAL ESTATE INVESTMENT TRUST III, INC.

SUPPLEMENT NO. 8 DATED APRIL 13, 2011

TO THE PROSPECTUS DATED OCTOBER 26, 2010

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust III, Inc. dated October 26, 2010 and supplement no. 7 dated April 13, 2011. Supplement no. 7 and supplement no. 8 supersede and replace all prior supplements to the prospectus. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust III, Inc. and, as required by context, KBS Limited Partnership III, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	updated risks related to an investment in us;

•	selected financial data;

•	fees earned by and expenses reimbursable to our advisor and dealer manager;

•	information regarding our share redemption program;

•	disclosure regarding the amendment and restatement of our advisory agreement;

•	an updated estimated use of proceeds table;

•	an updated management compensation table;

•	disclosure regarding the second amendment and restatement of our charter to limit certain incentive fees; and

•	information incorporated by reference.

Status of the Offering

We commenced this offering of 280,000,000 shares of common stock on October 26, 2010. On March 24, 2011, we broke escrow with respect to subscriptions received from all states where we are conducting this offering, except Pennsylvania and Tennessee, which have minimum offering amounts of $100.0 million and $10.0 million, respectively. As of April 8, 2011, we had accepted aggregate gross offering proceeds of $5.0 million related to the sale of 504,353 shares of stock, all of which were sold in the primary offering.

Except with respect to subscriptions from Pennsylvania and Tennessee, subscribers should make their checks payable to “KBS Real Estate Investment Trust III, Inc.” Until we have raised $100.0 million and $10.0 million, respectively, from persons not affiliated with us or our advisor, Pennsylvania and Tennessee investors should continue to make their checks payable to “UMB Bank, N.A., as Escrow Agent for KBS Real Estate Investment Trust III, Inc.”

As of April 8, 2011, there are 279,495,647 shares of common stock available for sale in this offering, including 80,000,000 shares under the dividend reinvestment plan.

Risk Factors

Before purchasing our common stock, you should carefully consider the following risks as well as those described in the prospectus.

Payment of fees to our advisor, KBS Capital Advisors LLC, and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

KBS Capital Advisors and its affiliates will perform services for us in connection with the selection and acquisition or origination of our investments, the management and leasing of our properties, and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution of the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased subject to approval by our conflicts committee and the other limitations in our charter, which would further dilute your investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in our primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 82.68% to 87.20% of the gross proceeds from the primary offering, or between $8.27 and $8.72 per share, for investments after fees and expenses.

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We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, the investment-return thresholds may be reduced subject to approval by our conflicts committee and the other limitations in our charter. In addition, affiliates of KBS Capital Advisors could receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, if our board of directors ever did decide that we should become self-managed, then we may prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other incentive compensation.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with KBS Capital Advisors and its affiliates, see “Management Compensation” in this supplement.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of KBS Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We will also depend upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. Rising vacancies across commercial real estate have resulted in increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. In order to do so, we may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest the net offering proceeds on attractive terms. Our investors must rely entirely on the management abilities of KBS Capital Advisors, the property managers KBS Capital Advisors selects and the oversight of our board of directors. We can give no assurance that KBS Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if KBS Capital Advisors makes investments on our behalf, our objectives will be achieved. If we, through KBS Capital Advisors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

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Our advisor and its affiliates will face conflicts of interest relating to the origination and acquisition of assets and leasing of properties due to their relationship with other KBS-sponsored programs and institutional investors, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on our sponsors and other key real estate and debt finance professionals at our advisor, including Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., to identify suitable investment opportunities for us. KBS Real Estate Investment Trust, Inc. (“KBS REIT I”), KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”), KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”) and KBS Strategic Opportunity REIT, Inc. (“KBS Strategic Opportunity REIT”) are also advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate and debt finance professionals as will future public KBS-sponsored programs. Messrs. Bren and Schreiber and several of the other key real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As such, the other KBS-sponsored programs that are currently raising funds for investment and KBS-advised investors rely on many of the same real estate and debt finance professionals, as will future programs. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Until KBS REIT II has fully invested the proceeds from its initial public offering, and to the extent that an investment opportunity meets the cash flow requirements, operating needs, diversification goals and overall portfolio mix of KBS REIT II, we expect KBS Capital Advisors to direct the investment opportunity to KBS REIT II. KBS REIT II ceased offering shares in its primary public offering on December 31, 2010. Based upon current market conditions, we expect that KBS REIT II will have fully invested the proceeds from its initial public offering within the next three to six months. However, from time to time, and based upon asset sales and the maturity, prepayment or workout of debt-related investments, KBS REIT II may seek to make a small number of investments during our acquisition stage. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. Thus, the real estate and debt finance professionals of KBS Capital Advisors could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which would reduce the level of distributions we may be able to pay our stockholders.

We and other KBS-sponsored programs and KBS-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the KBS team of real estate professionals directs creditworthy prospective tenants to properties owned by another KBS-sponsored program or KBS-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

Further, existing and future KBS-sponsored programs and KBS-advised investors and Messrs. Bren, Hall, McMillan and Schreiber are generally not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination, development, ownership, leasing or sale of real estate-related investments. Messrs. Bren, Hall, McMillan and Schreiber have agreed to restrictions with respect to sponsoring another multi-family REIT while the KBS Legacy Partners Apartment REIT offering is ongoing.

The offering price of our shares of common stock was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount our stockholders would receive per share if we were to liquidate at this time because of the upfront fees that we pay in connection with the issuance of our shares. We may use the most recent price paid to acquire a share in this offering or a follow-on public offering as the estimated value of our shares until we have completed our offering stage. Even when our advisor begins to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that our stockholders would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

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To assist FINRA members and their associated persons that participate in this offering, pursuant to FINRA Conduct Rule 5110, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, KBS Capital Advisors estimated the value of our common shares as $10.00 per share as of December 31, 2010. The basis for this valuation is the fact that the current public offering price of our shares of common stock in our primary public offering is $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). Our advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities—whether through this offering or follow-on public offerings—and have not done so for up to 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct equity offerings in the future. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.

Although this initial estimated value represents the price at which most investors will purchase shares in this offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the estimated value does not reflect, and is not derived from, the fair market value of our properties and other assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from this offering will be net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value does not take into account how market fluctuations will affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

When determining the estimated value of our shares by methods other than the last price paid to acquire a share in a public offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may or may not be an accurate reflection of the fair market value of our investments and may or may not represent the amount of net proceeds that would result from an immediate sale of our assets.

There can be no assurance that the direct or indirect effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, will not have an adverse effect on our interest rate hedging activities.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII become effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

Dividends payable by REITs do not qualify for the reduced tax rates.

Legislation enacted in 2003 and modified in 2005 and 2010 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates to 15% (through 2012). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

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Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated balance sheet and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference into this prospectus:

Balance sheet data
Total assets	$200,000
Total stockholder’s equity	200,000

We were formed on December 22, 2009 and, as of December 31, 2010, we had not commenced operations. We will not commence any significant operations until we have made investments with the net proceeds from this offering.

Fees Earned by and Expenses Reimbursable to Our Advisor and the Dealer Manager

As of December 31, 2010, our advisor has incurred organization and offering expenses on our behalf of $2.1 million. The reimbursement of these organization and offering costs to our advisor is contingent on us raising the minimum offering amount in this offering, and we may only reimburse our advisor up to an amount that does not cause total organization and offering expenses incurred by us, when combined with selling commissions and dealer manager fees, to exceed 15% of the gross proceeds from the offering as of the date of reimbursement. Therefore, these costs are not our liabilities as of December 31, 2010. As of March 24, 2011, we had received gross offering proceeds of approximately $2.7 million, and we broke escrow with respect to subscriptions received from all states where we are conducting this offering except Pennsylvania and Tennessee, which have higher minimum offering amounts.

Information Regarding Our Share Redemption Program

Our share redemption program contains numerous restrictions on your ability to redeem your shares. Among other restrictions, during each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. This restriction may significantly limit your ability to have your shares redeemed pursuant to our share redemption program. We did not issue any shares under the dividend reinvestment plan during the year ended December 31, 2010, and accordingly, we have no funds available for redemption under the share redemption program in 2011.

Our board of directors may amend, suspend or terminate the share redemption program upon 30 days’ notice to our stockholders.

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Amended and Restated Advisory Agreement

On November 18, 2010, we entered into an amendment to the advisory agreement with KBS Capital Advisors, and on January 21, 2011, we entered into an amended and restated advisory agreement with KBS Capital Advisors. The material changes to the advisory agreement were as follows:

•

An increase in the acquisition fee payable to the advisor from 0.75% of the cost of investments acquired by us (including any acquisition expenses and any debt attributable to such investments) to 1.0% of the cost of investments acquired by us (including any acquisition expenses and any debt attributable to such investments). The acquisition fee is paid to the advisor for services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we pay an origination fee to the advisor in lieu of an acquisition fee.

•

An adjustment to the calculation of the asset management fee payable to the advisor by us. The asset management fee is calculated as a percentage of the cost of investments. Prior to the amended and restated advisory agreement, the cost of investments was generally equal to the amount paid or allocated to acquire investments, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire such investments. The amended and restated advisory agreement excludes acquisition fees and origination fees paid or payable to our advisor from the cost of investments used to calculate the asset management fee. With respect to investments in real property, the asset management fee we will pay our advisor will be a monthly fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment. This amount includes any portion of the investment that was debt financed and is inclusive of acquisition expenses related thereto (but excludes acquisition fees paid or payable to our advisor). In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee we will pay our advisor will be a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment (which amount includes any portion of the investment that was debt financed and is inclusive of acquisition or origination expenses related thereto but is exclusive of acquisition or origination fees paid or payable to our advisor) and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination expenses related to the acquisition or funding of such investment (excluding acquisition or origination fees paid or payable to our advisor), as of the time of calculation.

Estimated Use of Proceeds

The information set forth below supersedes and replaces the information in the prospectus regarding the estimated use of proceeds of the offering.

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 250,000 shares, a mid-point range of 140,000,000 shares and the maximum of 280,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 82.68% to 87.20% of the gross proceeds from the primary offering, or between $8.27 and $8.72 per share, for investments after fees and expenses, assuming the minimum and maximum offering amounts, respectively. We will use the remainder of the gross proceeds from the primary offering to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve, to pay acquisition and origination expenses and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our investments in real estate properties and real estate-related assets. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of this offering to pay distributions.

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We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition, origination and other fees. See “Management Compensation” in this supplement.

	250,000 Shares		140,000,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (100,000,000 shares) ($10.00/share)		Div. Reinv. Plan (40,000,000 shares) ($9.50/share)
	$	%	$	%	$	%

Gross Offering Proceeds	2,500,000	100.00%	1,000,000,000	100.00%	380,000,000	100.00%

Selling Commissions	162,500	6.50%	65,000,000	6.50%	0	0.00%

Dealer Manager Fee	75,000	3.00%	30,000,000	3.00%	0	0.00%

Other Organization and Offering Expenses (1)	137,500	5.50%	10,658,497	1.07%	600,000	0.16%

Acquisition Fees (2)	14,554	0.58%	6,129,100	0.61%	0	0.00%

Origination Fees (2)	6,238	0.25%	2,626,757	0.26%	0	0.00%

Acquisition and Origination Expenses (2)	12,279	0.49%	5,170,781	0.52%	0	0.00%

Initial Working Capital Reserve (3)	25,000	1.00%	10,000,000	1.00%	0	0.00%

Amount Available for Investment (4)	2,066,929	82.68%	870,414,865	87.04%	379,400,000	99.84%

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	280,000,000 Shares
	Primary Offering (200,000,000 shares) ($10.00/share)		Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$	%	$	%

Gross Offering Proceeds	2,000,000,000	100.00%	760,000,000	100.00%

Selling Commissions	130,000,000	6.50%	0	0.00%

Dealer Manager Fee	60,000,000	3.00%	0	0.00%

Other Organization and Offering Expenses (1)	18,136,791	0.91%	1,000,000	0.13%

Acquisition Fees (2)	12,280,240	0.61%	0	0.00%

Origination Fees (2)	5,262,960	0.26%	0	0.00%

Acquisition and Origination Expenses (2)	10,360,158	0.52%	0	0.00%

Initial Working Capital Reserve (3)	20,000,000	1.00%	0	0.00%

Amount Available for Investment (4)	1,743,959,851	87.20%	759,000,000	99.87%

(1) Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution” in the prospectus.

(2) For purposes of this table, we assumed 70% of our investments would be core properties and 30% of our investments would be loans. For all investments other than loans, we will pay our advisor an acquisition fee equal to 1.0% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. We may also incur customary acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. With respect to investments in and originations of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee. Origination fees are 1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We may also incur customary expenses related to our originations and acquisitions (or attempted origination or acquisition) of loans.

    We have assumed for purposes of this table that customary acquisition and origination expenses (including expenses relating to potential investments that we do not close) will be an amount equal to 0.59% of the amount available for investment from the primary offering. Customary acquisition and origination expenses include legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of our advisor), costs of due diligence, travel and communications expenses, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related investments.

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    This table excludes debt proceeds. To the extent we fund our investments with debt, we expect the amount available for investment and the amount of acquisition fees and/or origination fees and expenses will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to our maximum target leverage of 65% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), then we estimate that acquisition fees would be $35,086,400, origination fees would be $15,037,029 and acquisition and origination expenses would be $29,600,450, assuming 70% of our investments are core properties and 30% of our investments are loans. If we raise the maximum offering amount and our debt financing is equal to the maximum leverage allowed by our charter of 75% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), then we estimate that acquisition fees would be $49,120,960, origination fees would be $21,051,840 and acquisition and origination expenses would be $41,440,630, assuming 70% of our investments are core properties and 30% of our investments are loans.

    This table assumes that we will not use the net proceeds from the sale of shares under our dividend reinvestment plan to invest in real estate properties and real estate-related assets. To the extent we use the net proceeds from the dividend reinvestment plan to invest in real estate properties and real estate-related assets, our advisor would earn the related acquisition or origination fees and we would incur additional acquisition and/or origination expenses.

(3) We do not expect to use more than 1.0% of the gross proceeds from our primary offering for working capital reserves. We may also use debt proceeds, our cash flow from operations and proceeds from our dividend reinvestment plan to meet our needs for working capital and to build a moderate level of cash reserves.

(4) Until required in connection with investment in real estate properties or real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.

    Though our board has the authority under our organizational documents to do so, our distribution policy is not to use the proceeds of this offering to pay distributions. However, our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our organizational documents do not limit the amount of funds we may use from any source to pay such distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

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Management Compensation

The information set forth below supersedes and replaces the information in the prospectus regarding management compensation.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and the real estate and debt finance professionals at our advisor will manage our day-to-day affairs and our portfolio of real estate properties and real estate-related investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services to us, and amounts that we will pay to our independent directors. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution” in the prospectus. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Organization and Offering Stage
Selling Commissions – KBS Capital Markets Group (2)

Up to 6.5% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.

$162,500/$130,000,000

Dealer Manager Fee – KBS Capital Markets Group (2)

Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution” in the prospectus.

$75,000/$60,000,000

Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)(4)(5)

To date, KBS Capital Advisors and its affiliates have paid organization and offering expenses (other than selling commissions and dealer manager fees) on our behalf. We will reimburse KBS Capital Advisors and its affiliates for these costs and for future organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $19,136,791 or 0.69% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder

$137,500/$19,136,791

10

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.

Acquisition and Development Stage
Acquisition Fees – KBS Capital Advisors (4)(6)

1% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we will pay an origination fee to the advisor in lieu of an acquisition fee.

$14,554 (minimum offering and no debt)/ $12,280,240 (maximum offering and no debt)/$35,086,400 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/ $49,120,960 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

Origination Fees – KBS Capital Advisors (4)(6)

1% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition or origination expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans. This fee relates to services provided to us in connection with sourcing and structuring our investments in and originations of loans.

$6,238 (minimum offering and no debt)/$5,262,960 (maximum offering and no debt)/$15,037,029 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/ $21,051,840 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)

11

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)
Acquisition and Origination Expenses (6)

Reimbursement of customary acquisition and origination expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of our advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties, real estate-related loans, real estate-related debt securities and other real estate-related investments. We estimate that these expenses will be an amount equal to 0.59% of the cost of investments made by us, excluding fees and expenses associated with such investments.

$12,279 (minimum offering and no debt)/$10,360,158 (maximum offering and no debt)/$29,600,450 (maximum offering and maximum target leverage of 65% of the cost of our tangible assets)/ $41,440,630 (maximum offering and maximum leverage allowed under our charter of 75% of the cost of our tangible assets)
Operational Stage
Asset Management Fees – KBS Capital Advisors (4)(7)

With respect to investments in real property, the asset management fee will be a monthly fee equal to one-twelfth of 0.75% of the amount paid or allocated to acquire the investment. This amount includes any portion of the investment that was debt financed and is inclusive of acquisition expenses related thereto (but excludes acquisition fees paid or payable to our advisor). In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee will be a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment (which amount includes any portion of the investment that was debt financed and is inclusive of acquisition or origination expenses related thereto but is exclusive of acquisition or origination fees paid or payable to our advisor) and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination expenses related to the acquisition or funding of such investment (excluding acquisition or origination fees paid or payable to our advisor), as of the time of calculation.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses – KBS Capital Advisors (7)

We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time our advisor only expects to seek reimbursement for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, if our advisor seeks reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse our advisor or its affiliates for employee

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

costs in connection with services for which our advisor earns acquisition, origination or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.

Independent Director Compensation (7)

We will pay each of our independent directors an annual retainer of $40,000. We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended; (ii) $2,500 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended); (iii) $2,000 for each teleconference board meeting attended; and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Operational and Liquidation/Listing Stage
Subordinated Participation in Net Cash Flows – KBS Capital Advisors (4)(8)

After investors in our offering have received a return of their net capital contributions and an 8% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. The 8% per year cumulative, noncompounded return is calculated based on the amount of capital invested in the offering. In making this calculation, an investor’s net capital contribution is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8%. This fee is payable only if we are not listed on an exchange.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage
Disposition Fees– KBS Capital Advisors or its affiliates (4)(9)

For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor, our sponsors or one of their affiliates 1% of the contract sales price of each property or other investment sold (including residential or commercial mortgage-backed securities issued by a subsidiary of ours as part of a securitization transaction); provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor, our sponsors or their affiliates, the fee paid to our advisor, our sponsors or their affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price. The conflicts committee will determine whether our advisor, our sponsors or one of their

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

affiliates has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by our advisor in connection with a sale. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us. Although we are most likely to pay disposition fees to our advisor, our sponsors or one of their affiliates during our liquidation stage, these fees may also be incurred during our operational stage.

Subordinated Incentive Listing Fee –KBS Capital Advisors (4)(8)(10)

Upon listing our common stock on a national securities exchange, a fee equal to 15% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (ii) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% per year cumulative, noncompounded return to investors.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1) The estimated minimum dollar amounts are based on the sale of the minimum of 250,000 shares to the public and the estimated maximum dollar amounts are based on the sale of the maximum of 280,000,000 shares to the public, including 80,000,000 shares through our dividend reinvestment plan.

(2) All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution” in the prospectus.

(3) After raising at least $2,500,000 in gross offering proceeds from persons who are not affiliated with us, our sponsors or KBS Capital Advisors, we expect to begin incurring some organization and offering expenses directly. After the termination of the primary offering, KBS Capital Advisors has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. KBS Capital Advisors will do the same after termination of the offering pursuant to our dividend reinvestment plan.

(4) Our advisor, in its sole discretion, may defer any fee payable to it under the advisory agreement. These fees may consist of a $35 fee per subscription agreement payable to our advisor for reviewing and processing subscription agreements, acquisition and origination fees, asset management fees, disposition fees, the subordinated participation in net cash flows and the subordinated incentive listing fee. All or any portion of such fees not taken may be deferred without interest and paid when our advisor determines.

(5) Some of the amounts described under “Other Organization and Offering Expenses” will be considered underwriting compensation under the rules of FINRA in connection with this offering. These amounts include (i) the attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar; (ii) the travel, meal and lodging costs of registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars; (iii) the travel, meal and lodging costs of registered persons associated with our dealer manager and registered representatives of the participating broker-dealers to attend bona fide training and education meetings held by us; and (iv) reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers. See “Plan of Distribution” in the prospectus for a discussion of underwriting compensation to be paid in connection with this offering.

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(6) Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment and loan origination fees are a percentage of the amount funded by us to acquire or originate a loan, these fees will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect to represent between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves) once we have fully invested the proceeds of this offering); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for properties and other assets; and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

    For purposes of this table, we have assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

    In addition to acquisition and origination fees, we will reimburse KBS Capital Advisors for amounts it pays in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, whether or not we ultimately acquire the property or originate the loan. These expenses will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect to represent between 35% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves) once we have fully invested the proceeds of this offering); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for properties and other assets; and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

    A majority of our independent directors would have to approve any increase in the acquisition fees or origination fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(7) Commencing on the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this offering, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

(8) Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in gain from the sale of assets is presumptively reasonable if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return. Our charter further provides that an interest in the gain from the sale of assets is not permitted to the extent such interest exceeds what is presumptively reasonable, as described in the preceding sentence. The advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

    To the extent the incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on total operating expenses described in note 7 above.

    Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments, and the fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs. See “Management—The Advisory Agreement” in the prospectus.

    An investor’s net capital contribution is calculated by multiplying the issue price of the shares by the total number of shares purchased by the investor.

    KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9) Although we are most likely to pay disposition fees to our advisor, our sponsors or one of their affiliates in the event of our liquidation, these fees may also be incurred during our operational stage. A majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor, our sponsors and their affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to our advisor, our sponsors and their affiliates to 3% of the contract sales price.

    To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on total operating expenses described in note 7 above.

(10) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on total operating expenses described in note 7 above.

    Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other incentive compensation. We cannot predict whether, and on what terms, an internalization transaction would occur in the future. If we internalize our advisor before listing, the subordinated incentive listing fee would not be payable; however, when negotiating the purchase price of our advisor or an affiliate of our advisor pursuant to an internalization transaction, the amount of any foregone incentive fee would likely be a consideration. Our charter would require that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that an internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

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Second Amended and Restated Articles of Incorporation

Effective January 21, 2011, we amended and restated our charter to limit certain incentive fees that may be paid to our advisor by providing that an interest in the gain from the sale of our assets shall not be payable to our advisor if it exceeds 15% of the balance of the net proceeds from the sale remaining after our stockholders receive, in the aggregate, an amount equal to 100% of the original issue price of their common stock, plus an amount equal to 6% of the original issue price of their common stock per year cumulative.

Experts

The consolidated balance sheet of KBS Real Estate Investment Trust III, Inc. appearing in KBS Real Estate Investment Trust III, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated balance sheet is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us, other KBS-sponsored programs and our advisor and its affiliates at www.kbsreits.com (URL for documents: https://www.kbs-cmg.com/~/REIT_III/kbs_reitIII_info.htm). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-164703), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 11, 2011;

•	Current Report on Form 8-K filed with the SEC on March 22, 2011; and

•	Current Report on Form 8-K filed with the SEC on January 25, 2011.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

16

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We have filed with the SEC a registration statement relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

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SUPPLEMENTAL INFORMATION – The prospectus of KBS Real Estate Investment Trust III, Inc. consists of this sticker, the prospectus dated October 26, 2010, supplement no. 7 dated April 13, 2011, supplement no. 8 dated April 13, 2011 and any supplements filed subsequent thereto.

Supplement no. 7 includes:

•	prior performance information through December 31, 2010.

Supplement no. 8 includes:

•	the status of the offering;

•	updated risks related to an investment in us;

•	selected financial data;

•	fees earned by and expenses reimbursable to our advisor and dealer manager;

•	information regarding our share redemption program;

•	disclosure regarding the amendment and restatement of our advisory agreement;

•	an updated estimated use of proceeds table;

•	an updated management compensation table;

•	disclosure regarding the second amendment and restatement of our charter to limit certain incentive fees; and

•	information incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by KBS Real Estate Investment Trust III, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount
SEC registration fee	$196,788
FINRA filing fee	75,500
Legal fees and expenses	2,750,000
Blue sky fees and expenses	180,780
Accounting fees and expenses	1,250,000
Sales and advertising expenses	500,000
Issuer costs regarding bona fide training and education meetings and retail seminars	200,000
Printing	3,500,000
Postage and delivery of materials	1,500,000
Transfer agent, escrow fees and review and processing of subscription agreements	2,725,000
Due diligence expenses (retailing)	275,000
Telephone	100,000
Miscellaneous expenses	650,000
Expense reimbursement for broker-dealer technology and other costs — additional underwriting compensation	150,000
Expense reimbursements for retail conferences, bona fide training and education meetings and industry conferences—additional underwriting compensation	4,833,723
Legal fees—underwriter portion—additional underwriting compensation	100,000
Promotional items—additional underwriting compensation	150,000

Total	$19,136,791

Item 32. Sales to Special Parties

The Company’s directors and officers and, to the extent consistent with applicable laws and regulations, the employees of KBS Capital Advisors LLC (“KBS Capital Advisors”) and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.35 per share, reflecting the fact that selling commissions in the amount of $0.65 per share will not be payable in connection with such sales. The dealer manager has agreed to sell up to 5% of the shares offered in the primary offering to persons to be identified by the Company at a discount from the public offering price pursuant to the “friends and family” program. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

Item 33. Recent Sales of Unregistered Securities

In connection with the Company’s organization, on January 26, 2010, it issued 20,000 shares of its common stock to KBS Capital Advisors at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)	Financial Statements.

The following financial statements are included in this registration statement:

•	The consolidated balance sheets of the Company as of June 30, 2010 and January 27, 2010, included in the prospectus dated October 26, 2010.

•

The prior performance tables contained in the prospectus dated October 26, 2010, which are updated, superseded and replaced by the prior performance tables contained in supplement no. 7 dated April 13, 2011 and in Part II of this registration statement.

•	The prior performance tables contained in supplement no. 7 dated April 13, 2011 and in Part II of this registration statement.

The following financial statement is incorporated into this registration statement by reference:

•	The consolidated balance sheet of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 11, 2011.

(b)	Exhibits.

The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement with Selected Dealer Agreement, dated October 26, 2010, by and between the Company and KBS Capital Markets Group LLC, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed December 6, 2010

1.2	Selected Dealer Agreement, dated March 17, 2011, by and among the Company, KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Ameriprise Financial Services, Inc., incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed March 22, 2011

1.3	Selected Dealer Agreement, dated March 17, 2011, by and among the Company, KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Securities America, Inc., incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K, filed March 22, 2011

3.1	Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed January 25, 2011

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 30, 2010

4.1	Form of Subscription Agreement, included as Appendix A to prospectus, incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 14, 2010

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed August 20, 2010

Ex.	Description

4.3	Amended and Restated Dividend Reinvestment Plan, included as Appendix B to prospectus, incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed October 14, 2010

4.4	Amended and Restated Share Redemption Program, incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 30, 2010

4.5	Escrow Agreement, dated September 17, 2010, by and among the Company, KBS Capital Markets Group LLC and UMB Bank, N.A., incorporated by reference to Exhibit 4.5 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 30, 2010

5.1	Opinion of DLA Piper LLP (US) re: legality, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed August 20, 2010

8.1	Opinion of DLA Piper LLP (US) re: tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed August 20, 2010

10.1	Amended and Restated Advisory Agreement, dated January 21, 2011, by and between the Company and KBS Capital Advisors LLC, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed January 25, 2011

21.1	Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 11, 2011

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney, incorporated by reference to the signature page of Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-164703, filed September 30, 2010

Item 37. Undertakings

(a)        The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)        The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)        The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)        For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e)        The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)        The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)        The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)        The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)        The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2010 by KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I, KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II, KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, Inc., which we refer to as KBS Legacy Partners Apartment REIT, and the private program sponsored by KBS investment advisors. KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT are publicly registered, non-traded REITs sponsored by our sponsors, Messrs. Bren, Hall, McMillan and Schreiber. KBS investment advisors are investment advisors affiliated with Messrs. Bren and Schreiber. Each of the programs below has investment objectives similar to ours.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract Purchase Price Plus Acquisitions Fees / Origination Fees (1)	Other Cash Expenditures Expensed (2)	Other Cash Expenditures Capitalized (3)	Total Cost of Property (4)
Separate Account 01/07 (5)
Crossroads Distribution Center Charlotte, NC	Industrial	496,347	03/28/08	$14,602,500	$11,875,602	$26,318,891	$-	$159,211	$26,478,102
Providence Towers Dallas, TX	Office	515,389	03/31/09	-	61,628,167	61,610,000	-	18,167	61,628,167
Ridgewood Corporate Center I Bellevue, WA	Office	240,576	11/19/09	-	32,575,405	32,395,750	-	179,655	32,575,405
Dulles Station East Herndon, VA	Office	186,734	06/30/10	36,000,000	31,405,399	66,660,000	-	745,399	67,405,399

KBS REIT I (6) (7)
Arden Portfolio M3-(A) Mezzanine Loan (8) Southern California	Mezzanine Debt	N/A	1/30/2008	$36,167,167	$24,689,955	$60,731,643	$-	$125,479	$60,857,122
Arden Portfolio M2-(B) Mezzanine Loan (8) Southern California	Mezzanine Debt	N/A	1/30/2008	50,232,427	34,242,609	84,349,557	-	125,479	84,475,036
Rivertech I and II (9) Billerica, MA	Office	285,772	2/20/2008	27,300,000	18,458,439	45,540,496	-	217,943	45,758,439
San Antonio Business Park Mortgage Loan San Antonio, Texas	Mortgage Debt	N/A	3/28/2008	-	24,040,552	23,957,411	-	83,141	24,040,552
Suwanee Pointe Suwanee, GA	Industrial	205,645	5/22/2008	-	18,073,278	17,934,541	-	138,737	18,073,278
2600 Michelson Mezzanine Loan Irvine, CA	Mezzanine Debt	N/A	6/2/2008	-	8,618,799	8,560,147	-	58,652	8,618,799
Millennium I Building (10) Addison, TX	Office	353,461	6/5/2008	36,000,000	36,573,852	72,540,252	-	33,600	72,573,852
Tysons Dulles Plaza (11) McLean, VA	Office	487,775	6/6/2008	77,721,069	77,016,715	153,901,845	-	835,939	154,737,784
18301 Von Karman Mortgage and Mezzanine Loans (12) Irvine, CA	Mortgage & Mezzanine Debt	N/A	6/12/2008	-	62,416,334	62,339,883	-	76,451	62,416,334
Great Oaks Center Alpharetta, GA	Office	235,224	7/18/2008	19,349,000	14,804,813	33,983,474	-	170,339	34,153,813
University Park Buildings Sacramento, CA	Office	127,085	7/31/2008	-	24,144,037	24,029,680	-	114,357	24,144,037
Meridian Tower Tulsa, OK	Office	205,659	8/18/2008	-	17,696,619	17,581,712	-	114,907	17,696,619
GKK Mezzanine Loan National	Mezzanine Debt	N/A	8/22/2008	297,623,400	202,743,766	499,763,818	-	603,348	500,367,166
55 East Monroe Mezzanine Loan Origination Chicago, IL	Mezzanine Debt	N/A	8/27/2008	-	55,425,610	55,412,598	-	13,012	55,425,610
North Creek Parkway Center Bothell, WA	Office	205,707	8/28/2008	-	41,553,139	41,423,279	-	129,860	41,553,139
Five Tower Bridge Building West Conshohocken, PA	Office	223,736	10/14/2008	41,000,000	33,549,767	73,554,888	-	994,879	74,549,767
City Gate Plaza Sacramento, CA	Office	105,003	11/25/2008	-	20,859,908	20,755,260	-	104,648	20,859,908

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract Purchase Price Plus Acquisition Fees / Origination Fees (1)	Other Cash Expenditures Expensed (2)	Other Cash Expenditures Capitalized (3)	Total Cost of Property (4)
KBS REIT II (7) (13)
Mountain View Corporate Center Basking Ridge, NJ	Office	134,991	07/30/2008	$9,500,000	$21,235,714	$30,228,802	$-	$506,912	$30,735,714
100 & 200 Campus Drive Buildings Florham Park, NJ	Office	560,421	09/09/2008	118,326,200	66,356,177	182,074,807	-	2,607,570	184,682,377
300-600 Campus Drive Buildings Florham Park, NJ	Office	564,304	10/10/2008	140,850,000	45,054,953	183,083,908	-	2,821,045	185,904,953
350 E. Plumeria Building San Jose, CA	Office	142,700	12/18/2008	-	36,111,401	36,043,819	-	67,582	36,111,401
Northern Trust Building A-Note San Diego, CA	A-Note	-	12/31/2008	-	58,150,573	58,003,319	-	147,254	58,150,573
One Liberty Plaza Notes New York, NY	Mortgage	-	02/11/2009	-	67,460,813	67,367,855	-	92,958	67,460,813
Willow Oaks Corporate Center Fairfax, VA	Office	570,038	08/26/2009	-	113,689,342	113,019,921	669,421	-	113,689,342
Tuscan Inn San Francisco, CA	1st Mortgage	-	1/21/2010	-	19,995,484	19,973,000	-	22,484	19,995,484
Chase Tower Austin, TX	1st Mortgage	-	1/25/2010	-	59,220,573	59,200,000	-	20,573	59,220,573
Pierre Laclede Center Clayton, MO	Office	579,846	2/4/2010	-	74,968,904	74,808,081	160,823	-	74,968,904
One Main Place Portland, OR	Office	315,133	2/5/2010	-	55,010,985	54,865,425	145,560	-	55,010,985
Plano Business Park Plano, TX	Industrial	283,559	3/15/2010	-	16,872,478	16,734,886	137,592	-	16,872,478
Pappas Commerce Center Boston, MA	1st Mortgage	-	4/5/2010	-	31,900,000	31,784,000	-	116,000	31,900,000
Hartman II Austell, GA	Industrial	261,799	4/7/2010	-	11,112,760	10,882,725	230,035	-	11,112,760
Crescent VIII Greenwood Village, CO	Office	82,265	5/26/2010	-	12,707,670	12,594,598	113,072	-	12,707,670
Horizon Tech Center San Diego, CA	Office	157,884	6/17/2010	-	40,915,498	40,804,582	110,916	-	40,915,498
Dallas Cowboys Distribution Center Irving, TX	Industrial	400,123	7/8/2010	-	19,265,937	19,143,419	122,518	-	19,265,937

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract Purchase Price Plus Acquisition Fees / Origination Fees (1)	Other Cash Expenditures Expensed (2)	Other Cash Expenditures Capitalized (3)	Total Cost of Property (4)
KBS REIT II (7) (13)
300 N. LaSalle Building Chicago, IL	Office	1,302,901	7/29/2010	$350,000,000	$304,832,613	$649,578,032	$5,254,581	$-	$654,832,613
Torrey Reserve West San Diego, CA	Office	118,030	9/9/2010	16,985,383	10,487,485	27,314,336	158,532	-	27,472,868
Union Bank Plaza Los Angeles, CA	Office	627,334	9/15/2010	119,300,000	90,497,341	209,556,858	240,482	-	209,797,341
One Kendall Square (14) Cambridge, MA	1st Mortgage	-	11/22/2010	-	88,488,470	87,501,838	-	986,632	88,488,470
Emerald View at Vista Center West Palm Beach, FL	Office	139,471	12/9/2010	-	36,433,401	36,245,350	188,051	-	36,433,401
Granite Tower Denver, CO	Office	561,691	12/16/2010	-	150,314,345	150,118,965	195,380	-	150,314,345
National City Tower Louisville, KY	Office	723,300	12/17/2010	69,000,000	46,913,419	115,563,139	366,511	-	115,929,650

KBS Strategic Opportunity REIT (7) (15)
Village Overlook I & II Stockbridge, GA	Office	34,830	8/2/2010	$-	$1,881,357	$1,818,121	$63,236	$-	$1,881,357
Academy Point Atrium I (16) Colorado Springs, CO	1st Mortgage	N/A	9/7/2010	-	2,844,429	2,803,252	-	41,177	2,844,429
Roseville Commerce Ctr - Heritage Loan 1 Roseville, CA	1st Mortgage	N/A	9/10/2010	-	4,079,564	4,018,070	-	61,494	4,079,564
Roseville Commerce Ctr - Heritage Loan 2 Roseville, CA	1st Mortgage	N/A	9/10/2010	-	1,711,884	1,686,079	-	25,804	1,711,884
Roseville Commerce Ctr - Heritage Loan 3 Roseville, CA	1st Mortgage	N/A	9/10/2010	-	158,497	156,108	-	2,389	158,497
Northridge Center I & II Atlanta, GA	1st Mortgage	N/A	12/18/2010	-	7,180,368	7,171,093	-	9,275	7,180,368

KBS Legacy Partners Apartment REIT (7) (17)
Legacy at Valley Ranch Apartments Irving, TX	MF Res.	452,227	10/26/2010	$36,713,473	$-	$36,465,919	$247,554	$-	$36,713,473

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1) Contract purchase price is net of closing adjustments. Acquisition fees and origination fees are calculated as a percentage of purchase price (including any debt used to fund the acquisition or origination) plus other acquisition or origination expenses and are paid to the KBS sponsor.

(2) Other cash expenditures expensed include legal fees, outside broker fees, environmental studies, title and other closing costs.

(3) Other cash expenditures capitalized include legal fees, outside broker fees, environmental studies, title and other closing costs.

(4) Total cost of property includes the cash down payment, acquisition or origination fees, other cash expenditures and financing.

(5) This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment advisor for the partnership identifies properties for investment, the KBS investment advisor invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 01/07 made its first investment in March 2008. The program has made a total of four investments through December 31, 2010.

(6) KBS REIT I is a publicly registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its initial public offering and then commenced real estate operations. KBS REIT I ceased offering shares in its initial public offering on May 30, 2008 and terminated its primary offering on September 17, 2008 upon the completion of review of subscriptions submitted in accordance with its processing procedures.

(7) Total cost of property represents the total purchase price of the investment. The purchase price of a real estate investment is allocated among the cost of tangible assets (including land, building and tenant improvements), identifiable intangibles and assumed liabilities (consisting of above and below-market leases and tenant origination and absorption costs) in accordance with Accounting Standards Codification Topic 805 (“ASC 805”). The information contained in Schedule III of the Annual Reports on Form 10-K for KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT represents only the initial cost of land, building and improvements and the current carrying cost of land, building and improvements and excludes any amounts allocated to identified intangibles and assumed liabilities.

(8) On July 8, 2009, KBS REIT I released the borrowers under the Arden Portfolio Mezzanine Loans from liability and received preferred membership interests in a joint venture that indirectly owns the properties that had served as collateral for the loans.

(9) “Original Mortgage Financing” represents the principal amount due under a nine-month secured bridge loan, which was refinanced with proceeds from a secured mortgage loan facility.

(10) “Original Mortgage Financing” represents the principal amount due under a six-month bridge loan that was repaid in full on February 5, 2009.

(11) “Original Mortgage Financing” represents the principal amount due under a six-month secured bridge loan, which was refinanced on September 4, 2008 with a 66-month fixed rate mortgage loan.

(12) During the year ended December 31, 2009, KBS REIT I received a deed-in-lieu of foreclosure in satisfaction of the amounts due under its investment in the 18301 Von Karman Loans. KBS REIT I gained control of the collateral securing these loans, an office building located at 18301 Von Karman Avenue, Irvine, California, on October 6, 2009 at a carrying value of $40.8 million.

(13) KBS REIT II is a publicly registered, non-traded REIT. KBS REIT II launched its initial public offering on April 22, 2008. On June 24, 2008, KBS REIT II broke escrow in its initial public offering and then commenced real estate operations. KBS REIT II ceased offering shares in its initial public offering on December 31, 2010 and terminated its primary offering on March 22, 2011 upon the completion of review of subscriptions submitted in accordance with its processing procedures.

(14) On November 22, 2010, KBS REIT II originated the One Kendall Square First Mortgage Loan in the amount of $175.0 million and on November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance to an unaffiliated buyer. The contract purchase price and total cost does not include the 50% participation interest that KBS REIT II sold. However, the contract purchase price and total cost does include an origination fee paid by KBS REIT II on the 50% participation interest that was sold.

(15) KBS Strategic Opportunity REIT is a publicly registered, non-traded REIT. KBS Strategic Opportunity REIT launched its initial public offering on November 20, 2009. On April 19, 2010, KBS Strategic Opportunity REIT broke escrow in its initial public offering and then commenced real estate operations.

(16) On October 6, 2010, KBS Strategic Opportunity REIT was the successful bidder at the foreclosure sale of the property securing the Academy Point Atrium I First Mortgage. On November 3, 2010, KBS Strategic Opportunity REIT formally received title to the property located at 1150 Academy Park Loop, Colorado Springs, Colorado at a carrying value of $2.9 million. As of December 31, 2010, KBS Strategic Opportunity REIT had acquired one office property and five non-performing mortgage loans. Subsequent to its investments and as of December 31, 2010, KBS Strategic Opportunity REIT foreclosed on one of its non-performing mortgage loans and took title to the property.

(17) KBS Legacy Partners Apartment REIT is a publicly registered, non-traded REIT. KBS Legacy Partners Apartment REIT launched its initial public offering on March 12, 2010 and commenced real estate operations in October 2010 upon the acquisition of one apartment complex. On December 9, 2010, KBS Legacy Partners Apartment REIT broke escrow in its initial public offering. As of December 31, 2010, KBS Legacy Partners Apartment REIT acquired one apartment complex.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on April 13, 2011.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer and Director	April 13, 2011
Charles J. Schreiber, Jr.

	*	Chief Financial Officer	April 13, 2011
David E. Snyder

	*	Executive Vice President, Treasurer, Secretary and Director	April 13, 2011
Peter McMillan III

	*	Chief Accounting Officer	April 13, 2011
Stacie K. Yamane

	*	Director	April 13, 2011
Hank Adler

	*	Director	April 13, 2011
Barbara R. Cambon

	*	Director	April 13, 2011
Stuart A. Gabriel, Ph.D.

*By:	/s/ Charles J. Schreiber, Jr.		April 13, 2011
Charles J. Schreiber, Jr. Attorney-In-Fact